Filed Pursuant to Rule 424(b)(3)

Registration No. 333-282132

PROSPECTUS

BRAND ENGAGEMENT NETWORK INC.

28,370,786 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling security holder identified in this prospectus (the “Selling Holder”), or their permitted transferees, of up to 28,370,786 shares of our Common Stock, par value $0.001 per share (“Common Stock”), including (i) up to 28,089,887 shares of Common Stock that we may, at our discretion, elect to issue and sell to YA II PN, Ltd. (the “Yorkville Investor”) from time to time after the date of this prospectus, pursuant to that certain Standby Equity Purchase Agreement, dated as of August 26, 2024, entered into by and between Brand Engagement Network, a Delaware corporation (the “Company” or “BEN”) and the Yorkville Investor (the “SEPA”) and (ii) 280,899 shares of Common Stock (the “Yorkville Commitment Shares”) issued to the Yorkville Investor as consideration for its irrevocable commitment to purchase shares of Common Stock at our direction, from time to time after the date of this prospectus, upon the terms and subject to the conditions set forth in the SEPA. Please see “Selling Security Holders” for additional information regarding the Selling Holders.

Under the SEPA, the Company agreed to issue and sell to the Yorkville Investor, from time to time, and the Yorkville Investor agreed to purchase from the Company, up to $50 million of the Company’s shares of Common Stock. The Company shall not affect any sales under the SEPA, and the Yorkville Investor shall not have any obligation to purchase shares of Common Stock under the SEPA, such that after giving effect to such purchase and sale the aggregate number of shares of Common Stock issued under the SEPA, together with any shares of Common Stock issued in connection with any other related transactions that may be considered part of the same series of transactions, where the average price of such sales would be less than $1.78 per share, and the number of shares issued would exceed 19.9% of the outstanding voting common stock as of August 26, 2024 (the “Exchange Cap”). Thus, the Company may not have access to the right to sell the full $50 million of shares of Common Stock to the Yorkville Investor.

In connection with the SEPA, we are registering herein 28,370,786 shares of Common Stock, which represents the maximum amount of shares issuable under the SEPA assuming we have not obtained the approval of our stockholders in accordance with Nasdaq’s “minimum price rule”, and without factoring in the beneficial ownership limitations under the SEPA, and is comprised of (i) 280,899 Yorkville Commitment Shares and (ii) 28,089,887 shares of Common Stock issuable pursuant to the SEPA. If the Company desires to issue more than 7,235,533 shares of Common Stock at an average price per share that does not equal or exceed $1.78 (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the date of the SEPA; or (ii) the average Nasdaq Official Closing Price for the five trading days immediately preceding the date of the SEPA), the Company would be required to obtain stockholder approval under the Nasdaq listing rules.

The shares may be issued and sold to the Yorkville Investor under one of two pricing options, at the election of the Company. Under the first option (“Pricing Option 1”), the Company will sell the shares of Common Stock to the Yorkville Investor at 96% of the Market Price (as defined below) for any period commencing on the receipt of the advance notice by Yorkville Investor and ending on 4:00 p.m. New York City time on the applicable advance notice date (the “Option 1 Pricing Period”). Under the second option (“Pricing Option 2”), the Company will sell the shares of Common Stock to the Yorkville Investor at 97% of the Market Price for any three consecutive trading days commencing on the advance notice date (the “Option 2 Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest VWAP of the Common Stock on the Nasdaq during the Option 2 Pricing Period.

Assuming a (i) Market Price of $1.78 per share, (ii) no beneficial ownership limitations, and (iii) the receipt of stockholder approval to exceed the Exchange Cap, we may issue up to 29,260,299 shares of Common Stock under Pricing Option 1 and up to 28,958,647 shares of Common Stock under Pricing Option 2, which would reflect approximately 77.0% and 76.2%, respectively, of the outstanding shares of our Common Stock as of the date hereof after giving effect to such issuances.

We may not have access to the full $50 million amount available under the SEPA due to the reasons noted above. Please see “Selling Security Holders—Material Relationships with Selling Holders—SEPA” for more information regarding the SEPA.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Holders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Holders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock. We are registering these shares of our Common Stock for sale by the Selling Holders pursuant to various registration rights with the Selling Holders. See the section of this prospectus titled “Selling Security Holders” for more information.

Other than with respect to the Yorkville Commitment Shares, the Selling Holder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Common Stock by the Selling Holder hereunder and any discounts, commissions, or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act. The Selling Holders may offer and sell the securities covered by this prospectus from time to time. The Selling Holders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is listed on The Nasdaq Global Market under the symbol “BNAI,” and our warrants to purchase Common Stock (the “Public Warrants”) are listed on The Nasdaq Capital Market under the symbol “BNAIW”. On September 12, 2024, the last reported sales price of the Common Stock was $0.98 per share, and the last reported sales price of our Public Warrants was $0.0478 per Public Warrant. We are an “emerging growth company” and a “smaller reporting company” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings.

See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 25, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we are hereby filing with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Holders may, from time to time, sell or otherwise distribute the securities offered by them as described in the section titled “Plan of Distribution” in this prospectus. We will not receive any proceeds from the sale by such Selling Holders of the securities offered by them described in this prospectus.

Neither we nor the Selling Holders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Holders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Holders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find Additional Information.”

On March 14, 2024 (the “Closing Date”), Brand Engagement Network Inc., a Delaware corporation f/k/a DHC Acquisition Corp. (“BEN”, the “Company” and, prior to the Closing Date, “DHC”), consummated the previously announced business combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among the Company, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), Prior BEN and DHC Sponsor, LLC, a Delaware limited liability company (“Sponsor”) following approval thereof at a special meeting of the Company’s shareholders held on March 5, 2024 (the “Special Meeting”).

Pursuant to the terms of the Business Combination Agreement, on March 13, 2024, the Company migrated to and domesticated as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Companies Act (As Revised) of the Cayman Islands (the “Domestication”) and changed its name to Brand Engagement Network Inc.

References to “DHC,” “we,” “us,” “our,” prior to the effective time of the Domestication refer to the Company when it was a Cayman Islands exempted company, and such references following the effective time of the Domestication and Merger refer to the Company in its current corporate form as a Delaware corporation called “Brand Engagement Network Inc.” or “BEN.”

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MARKET AND INDUSTRY DATA

Certain industry data and market data included in this prospectus were obtained from independent third-party surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. All of the estimates of the Company’s management presented herein are based upon review of independent third-party surveys and industry publications prepared by a number of sources and other publicly available information by the Company’s management. Third-party industry publications and forecasts state that the information contained therein has been obtained from sources generally believed to be reliable, yet not independently verified. The industry data, market data and estimates used in this prospectus involve assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. Although we have no reason to believe that the information from industry publications and surveys included in this prospectus is unreliable, we have not verified this information and cannot guarantee its accuracy or completeness. We believe that industry data, market data and related estimates provide general guidance, but are inherently imprecise. The industry in which the Company’s operates is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

This document contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this Registration Statement may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND RISK FACTOR SUMMARY

This prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). These forward-looking statements can be identified by the use of forward-looking terminology, including the words “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” or “will,” or, in each case, their negative or other variations or comparable terminology.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties (some of which are beyond our control) or other factors:

●	the failure to realize the anticipated benefits of the Business Combination;

●	our ability to maintain the list of our securities on Nasdaq;

●	the attraction and retention of qualified directors, officers, employees and key personnel;

●	our need for additional capital and whether additional financing will be available on favorable terms, or at all;

●	the lack of a market for our Common Stock and Public Warrants and the volatility of the market price and trading price for our Common Stock and Public Warrants;

●	our limited operating history;

●	the length of our sales cycle and the time and expense associated with it;

●	our ability to grow our customer base;

●	our dependency upon third-party service providers for certain technologies;

●	competition from other companies offering artificial intelligence products that have greater resources, technology, relationships and/or expertise;

●	our ability to compete effectively in a highly competitive market;

●	our ability to protect and enhance our corporate reputation and brand;

●	our ability to hire, retain, train and motivate qualified personnel and senior management and our ability to deploy our personnel and resources to meet customer demand;

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●	our ability to grow through acquisitions and successfully integrate any such acquisitions;

●	the impact from future regulatory, judicial, and legislative changes in our industry;

●	increases in costs, disruption of supply or shortage of materials, which could harm our business;

●	our ability to successfully maintain, protect, enforce and grow our intellectual property rights;

●	our future financial performance, including the ability of future revenues to meet projected annual bookings;

●	our ability to forecast and maintain an adequate rate of revenue growth and appropriately plan our expenses;

●	our ability to generate sufficient revenue from each of our revenue streams; or

●	the other risks and uncertainties discussed in “Risk Factors” and elsewhere in this prospectus.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, which is incorporated by reference herein. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Many of the important factors that will determine these results are beyond our ability to control or predict. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as otherwise required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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PROSPECTUS SUMMARY

Overview

BEN is an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through its security-focused, multimodal communication and human-like assistants. BEN’s AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. BEN believes these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. BEN’s platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

The AI Industry

We operate within the generative AI industry – a swiftly evolving sector nestled the broader AI, machine learning, deep learning, and natural language processing landscape. Our AI assistants allow us to target a total addressable market that we believe exceeds $10 billion and is poised to grow to $30 billion by 2030, as substantiated by third-party industry reports and comprehensive studies related to our target sectors.

The proliferation of generative AI is being driven by the pursuit of cost reduction, value enhancement, differentiated customer engagements and operational efficiency benefits that we believe are not available to organizations through legacy solutions. There are a number of trends that are impacting the rate of adoption and facilitating changes to the ways organizations manage their technology infrastructure. These key trends include:

Growing Acceptance of AI. According to a study conducted by global management consulting firm McKinsey & Company (“McKinsey”), 47% of advanced industries have used AI capabilities in their operations, and on-third of all respondents said that their organizations are already regularly using generative AI in at least one function. Furthermore, 60% of organizations with reported AI adoption are using generative AI. Focusing on the conversational AI subset of generative AI, 94% of large companies anticipate integrating voice AI within the next two years. Additionally, demographic studies reveal that 65% of generative AI users are either “Millennials” or “Gen Z,” signifying the growing maturity of the market and an increasing acceptance of this technology as an effective tool to achieve objectives.

Multimodal World. Beyond text, the internet has become a vast repository of multimedia information in the form of images and videos. It is now second nature for us to freely capture and use images and videos as part of our queries, in addition to traditional text and voice interactions. McKinsey suggests that the current investment landscape in generative AI is heavily focused on text-based applications such as chatbots, virtual assistants, and language translation. It is projected that at least one-fifth of generative AI usage will derive from multimodal interfaces. A recent survey investigating customer engagement revealed that four out of five individuals preferred a multimodal experience over a text-based interaction.

Timely, Personalized Experiences. We believe consumer satisfaction in business interactions hinges on the timely fulfillment of consumer needs, the consistency of these interactions and a preference for highly-personalized experiences. This is becoming increasingly important to younger demographics, as industry reports suggest that two-thirds of millennials expect real-time customer service and three-quarters of all consumers expect a consistent cross-channel service experience. Additional demographic research by Accenture suggests that 91% of consumers are more likely to shop with brands that offer personalized experiences, yet, according to Gartner, 63% of digital marketing leaders struggle to offer these personalized experiences.

Data-Driven Transformations. We believe data is a critical driver of an organization’s digital transformation and critical in the industries in which we operate. It is at the forefront of reshaping how organizations operate, innovate, and deliver value in the digital age. The mass proliferation of data has placed increasing demands on data accuracy, reliability, and integrity. McKinsey reports that data-driven organizations are 23 times more likely to acquire customers, six times more likely to retain customers, and 19 times more likely to be profitable. In addition, BARC research shows that organizations using big data saw an eight percent increase in profit and a ten percent reduction in cost.

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Integration of Emerging Technologies. Digital transformation efforts are increasingly focusing on the seamless integration of emerging technologies beyond generative AI. These include technologies like blockchain, cloud management and computing, and the internet of things (“IoT”). The strategic integration of these emerging technologies into existing infrastructure and processes is a critical aspect of future-proofing organizations and ensuring they stay at the forefront of technological advancements. As these emerging technologies gain broader acceptance and are further integrated into the world’s digital infrastructure, we expect the adoption of AI to be empowered and accelerated. Significant growth is projected in these technologies according to various industry studies: Statista forecasts that there will be over 29 billion IoT-connected devices globally by 2030, while Gartner estimates that by 2025, more than 95% of new digital workloads will be deployed on cloud-native platforms, a significant increase from the 30% observed in 2021. These statistics underscore the accelerating pace of technological adoption and the critical role of integration in driving successful digital transformations, which we believe will further the adoption of AI.

Ethical and Regulatory Change. The growing pervasiveness of AI technologies, including generative AI and data collection efforts, have spurred greater ethical and regulatory consideration over the potential privacy, bias and fairness implications inherent to the deployment of such technologies. Governments and regulatory bodies are introducing frameworks and guidelines to ensure responsible AI deployment and data privacy and protection. Addressing these ethical and compliance aspects is crucial for organizations to build trust with their customers, partners, and stakeholders, and to avoid or mitigate potential risks associated with noncompliance whether intentional or unintentional.

Our Core Strengths

Versatile Applications and Customizable Designs that are Industry-Agnostic. We believe our AI assistants will be deployable across multiple differing industry verticals, regardless of whether a business leverages public or private cloud services, localized or hybrid environments. Whether in the automotive, healthcare or other industries or other developing markets, our AI assistants have been designed to deploy and integrate with our customers’ businesses regardless of industry or internal infrastructure. We believe our broad scope of application allows us to be nimble and respond to developing trends with our end-users and other potential customers, without having substantial delays and costs when entering emerging markets.

Customizable solutions delivering personalized experiences. We believe every engagement with a customer is unique and personalized. Although our AI assistants are designed to allow for consistent and brand-cohesive communication, our short-term and long-term memory design and proprietary secured-identity protocol can enable individualized experiences based on an understanding of the individual that changes with time. Our secure, private, prompt design can contextualize our human-like response generation with client-approved and validated data sets. In this way, each human-like AI assistant is designed to be unique to and aligned with the brand of our clients.

Adaptive analytics and machine learning driving speed to deployment. We believe the ability of our AI assistants to be trained to the data of our clients in short periods of time in an automated fashion will be a significant driver of our ability to deploy our platform quickly and efficiently. We believe BEN is capable of navigating substantial data demands through our pre-processing, remote streaming and sequential linking foundations. Fueled by cutting-edge analytics and machine learning, we believe our AI assistants are capable of processing vast volumes of data within the business environment of our customers. Leveraging our advanced analytics capabilities, we designed our AI assistants to provide actionable insights to businesses in real-time.

Experienced and passionate management team with a deep understanding of AI. Our seasoned management team has a proven track record of spearheading innovation in hardware, software and business processes across various sectors. We believe that our collective passion for AI, combined with our diverse expertise, positions us to succeed in an industry that is driving what we believe is a monumental generational shift in the delivery of new AI products.

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Our Technology

We offer a customizable human-like AI assistant that can enhance customer engagement while delivering a secure, consistent and effective message for vertically-focused end markets including automotive and healthcare. We aim to connect to clients’ real time data systems for access to customer specific files, accounts and records to provide meaningful personalized information to our clients’ customers from an approved data set, while maintaining compliance with applicable privacy and data protection laws and regulations. Additionally, we will seek to offer tools to help our clients’ customers manage their personal data and conversations.

Our conversational AI assistants seek to emulate a discussion between the customers of our clients and our AI assistants as a way of enhancing the user experience by creating a more meaningful interaction from which the customers of our clients can retain more information. Studies have shown that humans retain only 10% of what they read, 30% of what they see and 50% of what they see and hear. However, humans retain 70% of what they discuss. Our platforms are designed to quickly train and deploy the AI instances into customer defined environments on multiple device types and engagement modes on the Web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks. By “meeting the consumers where they are” and allowing interactions to occur on their preferred devices, our applications can be more easily and broadly adopted by the market. In addition, by providing customers a human-like interface and a secure environment through multi-model communication, we believe we are able to deliver scaled solutions for industries impacted by labor and cost burdens and whom have a desire to increase engagement with their customers.

AI Assistants. We have assembled our technology components to create an integrated AI assistant that enables us to provide a seamless consumer-facing experience for our clients complete with our proprietary configurable safety and security features. Our AI assistants are customizable avatars that integrate themselves into our clients’ environment, training on their internal data to provide a broad array of customer service and education solutions for our clients’ interactions with their current and potential customers. Our AI assistants are designed to work with several existing large language models (“LLMs”), including Anthropic LLM and Llama 2 LLM to configure and personalize our AI assistants’ responses to consumer inquiries to create client-specific solutions. We believe in the benefits of small footprint LLMs that work in tandem with other data retrieval and data processing techniques that seek to ensure a safe environment as well as minimize the required computations needed to achieve a human-like experience. Our AI assistants can change their dialogue, conversation design, personality and appearances based on the specific needs of our customers and the consumer environments in which they operate. Our AI assistants can be offered to our clients’ customers through mobile apps, desktops or laptops, as well as through in-store life-size kiosks and software development kit (“SDK”) integrations and are designed to be deployed in a fully ringfenced environment.

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Differentiation Through Configurable Safety and Security. We believe the primary differentiation of our AI assistants is the ability to reduce bias and minimize “hallucinations,” filtering for inappropriate inputs and responses and managing customer identity resolution. We implement retrieval-augmented generation, a process of optimizing the output of a LLM, so it references an authoritative knowledge base outside of its training data sources before generating a response, and focus on embedding techniques for retrieval. We utilize pre-trained foundation models, which we do not train ourselves, and augment such models with our carefully curated knowledge bases. Our belief in our ability to reduce bias and minimize hallucinations is based on:

●	High-Quality Knowledge Base: We maintain a carefully vetted and regularly updated knowledge base to provide accurate, current information. The information is generally provided to us by our clients who utilize their own experts in their corresponding fields.

●	Sophisticated Retrieval Mechanisms: Our retrieval system is designed to find the most relevant and reliable information for each query.

●	Careful Curation of Retrieved Information: We prompt the foundation model to base its responses primarily on the retrieved information, reducing the likelihood of generating unfounded statements.

●	Uncertainty Communication: We implement prompting strategies that encourage the model to express uncertainty when retrieved information is insufficient or ambiguous. Our prompting strategies are triggered whenever our systems detect that the safety threshold is too low.

Additionally, BEN expects to implement data anonymization techniques to safeguard against proprietary data leakage to third-party LLMs. Our platform has been designed with a “middle layer” that performs these configurable safety functions without inducing delay in the overall experience. If desired, the responses will only come from a select dataset that has been ingested while still providing a natural conversation to the user with appropriate natural language responses. In addition, all conversations or sessions can be transcribed and further analyzed to audit the system and the dialogues for continuous monitoring of the configurable safety and security protocols of our platforms.

Customization, Configuration, and Optimization. Our AI assistants can enable substantial variations in customer experiences. Automatic speech recognition (“ASR”), text-to-speech (“TTS”), avatar and natural language processing (“NLP”) can be tweaked for tone, cadence, personality, emotions and other auditory features. The voices used in our AI assistants can be matched with broad variations of avatars with customized ethnicity, skin tone, facial features, and other physical attributes. AI assistants can be dressed in broad variations of outfits appropriate for the application, such as a nurse’s scrubs, auto repair uniform, formal business attire, casual-friendly attire, and other profession-appropriate attire. NLP can be configured to provide various levels of responses appropriate for the audience, including comprehensive, detailed, and technical responses to assist a doctor or a nurse or concise responses using commonly spoken vocabulary to assist a consumer.

Deployment. Traditional AI systems could take years to deploy and train, however, we believe our AI assistants can be launched within a few days after engagement. Our modular architecture enables source data to be ingested for training and response generation in a few hours through a standardized data interface. Once a dataset has been ingested by the application, dialogue management can begin with several tactics and methods to reduce the learning period of the AI assistant. Our unique approach of using statistical methods combined with more intuitive methods can accelerate the training of our AI assistants significantly. The deployment of the AI assistant “meets our customers where they are” by having a combination of cloud-based, server-based and local-device-based functionality. Deployments of our AI assistants can be completely optimized to take advantage of the dataset, solution environment, device hardware and operating systems and existing IT infrastructure. Furthermore, our AI assistants are designed to be quickly deployed into customer defined environments on multiple device types and engagement modes on the web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks.

Use Cases. We have recently debuted the following use cases for our AI assistants, which we intend to pilot with our customers:

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Automotive Assistants will include:

●	Dealership Reporting: AI Assistants reduce the need for manual data searching and spreadsheet-based reporting by leveraging BEN’s proprietary AI technology to strengthen reporting practices and accuracy across the auto industry.

●	Web AI Assistant: Our AI Assistants are a solution for transforming the online experience for dealership customers. Our AI Assistants aid digital marketing by meeting customers where they are in a meaningful way and enhancing the overall buying experience. By understanding customer needs and preferences, our AI Assistant works in tandem with the sales team to provide enhanced customer experiences online that carry through to the dealership.

●	Sales AI Assistant: Our AI Assistants may be showcased on a life-size kiosk, and offers uniformity and personalization to each customer through an intuitive interface. This integration ensures a smooth transition from online browsing to in-person dealership experience.

●	Service AI Assistant: Our AI Assistants are designed to enhance the way customers interact with automotive service departments by combining proprietary cutting-edge AI and an intuitive interface to deliver enhanced customer service experiences for consumers requiring vehicle maintenance, booking appointments and those who want to learn more about service options and service programs.

●	Technician AI Assistant: Our AI Assistants offer real-time guidance, know-how and information to automotive technicians, safeguarding Original Equipment Manufacturers (“OEM”) compliance and serving as a vital partner in the garage.

Healthcare Assistants will include:

●	AI assistants that offer educational assistance to pharmacy customers regarding newly prescribed or existing medications on relevant considerations, such as methods of administration, among other things.

●	AI assistants that serve healthcare professionals and are designed to deliver insights reflective of the latest research and medical system-specific protocols for medical professionals.

In the future, we expect to increase the number of use cases for our AI assistants in the automotive and healthcare markets, as well as in new markets to which we intend to expand, such as financial services.

Recent Developments

August Private Placement

On August 26, 2024, we consummated a series of transactions for an aggregate purchase price of $5,925,000 (the “August Financing”) whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to that certain Securities Purchase Agreement (the “August Securities Purchase Agreement”), dated August 26, 2024, by and among the Company and certain investors signatory thereto (the “August Purchasers”) (ii) issued 960,000 warrants (the “August Warrants”) to purchase our Common Stock at an exercise price of $5.00 pursuant to that certain Warrant Purchase Agreement (“Warrant Purchase Agreement”), dated August 26, 2024, by and among the Company and certain purchasers signatory thereto and (iii) facilitated the transfer of 1,185,000 shares held by Sponsor issued in connection with the Company’s predecessor, DHC Acquisition Corp.’s (“DHC”) initial public offering to the August Purchasers, pursuant to that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain members of Sponsor in connection with the consummation of the Company’s prior business combination.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.25 million in connection with the closing of the August Financing. Pursuant to the August Securities Purchase Agreement and the Assignment Agreement, the remaining 2,270,000 shares of Common Stock are to remain in escrow until each August Purchaser deposits amounts on a monthly basis no later than September 5, 2024, October 5, 2024, November 5, 2024, December 5, 2024, January 5, 2025, February 5, 2025, March 5, 2025 and April 5, 2025 (the “August Required Fundings”). Upon payment of each August Required Funding, a pro rata portion of the shares of Common Stock in escrow are to be issued and released to the purchasers thereunder. As of September 13, 2024, 50,000 shares of Common Stock have been released from escrow upon payment by the purchasers thereunder for aggregate gross proceeds of $0.25 million.

Standby Equity Purchase Agreement

On August 26, 2024, the Company issued 280,899 shares (the “Commitment Shares”) of Common Stock to YA II PN, Ltd. (“Yorkville Investor”), pursuant a Standby Equity Purchase Agreement (the “SEPA”), dated August 26, 2024. The issuance of such shares to Yorkville Investor pursuant to the SEPA was not registered under the Securities Act.

Fee Conversion

On August 22, 2024, the Company entered into a Fee Conversion Agreement (the “Fee Conversion Agreement”) with Sponsor, pursuant to which the Company agreed to issue 151,261 shares of Common Stock (the “Conversion Shares”) at a value of $2.38 per share to Sponsor in exchange for the conversion of certain outstanding fees owed by the Company in the amount of $360,000.

July Private Placement

On July 1, 2024, the Company entered into a Securities Purchase Agreement (the “July Securities Purchase Agreement”) with The Williams Family Trust for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants (the “July Warrants”) to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024.

Debt Conversion

Effective June 30, 2024, Prior BEN and the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of Common Stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by a subsidiary of the Company to October 3rd Holdings, LLC in the amount of $0.4 million.

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May Private Placement

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May Securities Purchase Agreement”) with certain investors (the “May Purchasers”) for the issuance and sale of shares of Common Stock and warrants (the “May Warrants”) for an aggregate of $4.95 million. The May Warrants are exercisable for Common Stock at a price of $2.50 per share. 200,000 shares of Common Stock and May Warrants to purchase 400,000 shares underlying the May Warrants (the “May Warrant Shares”) were initially issued to the May Purchasers in connection with the closing of the private placement. The May Purchasers are irrevocably committed to purchase all of the Securities issuable under the May Securities Purchase Agreement. Pursuant to the May Securities Purchase Agreement, the remaining 1,780,000 shares of Common Stock and May Warrants to purchase 3,560,000 May Warrant Shares are to remain in escrow until each May Purchaser deposited amounts on a monthly basis no later than June 27, 2024, July 29, 2024, August 29, 2024, September 27, 2024 and October 29, 2024 (the “May Required Fundings”). Upon payment of each May Required Funding, a pro rata portion of the shares of Common Stock and May Warrants in escrow are to be issued and released to the May Purchasers. As of September 13, 2024, 1,040,000 shares of Common Stock have been released from escrow upon payment by the May Purchasers.

Business Combination

On the Closing Date, the Company consummated the Business Combination pursuant to the Business Combination Agreement, by and among the Company, Merger Sub, Prior BEN and Sponsor, following approval thereof at the Special Meeting.

Shareholder Subscription Agreements

In connection with the closing of the Business Combination, BEN entered into subscription agreements (the “Shareholder Subscription Agreements”) with certain of Prior BEN’s shareholders, including Jon Leibowitz, a director of BEN (the “Subscribing Shareholders”), to purchase an aggregate of 25,000 shares of Common Stock at a price per share of $10.00. As additional consideration for the purchases of the Company’s Common Stock, the Sponsor agreed to transfer an aggregate of 25,000 shares of its Common Stock to the Subscribing Shareholders. The foregoing description of the Shareholder Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Shareholder Subscription Agreements, a form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Resale Registration Statements

We are contractually obligated to prepare and file with the SEC, upon certain demands of certain of our securityholders, registration statements providing for the resale of the substantial majority of the shares of our outstanding Common Stock and other securities. While certain of the Selling Holders may experience a positive rate of return based on the current trading price of our Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Common Stock bought in the open market and the Selling Holders in transactions in which they purchased or received their Offered Securities and the current trading price of our Common Stock.

Corporate Information

BEN’s principal executive offices are located at 145 E. Snow King Ave PO Box 1045 Jackson, WY 83001, and its phone number is (312) 810-7422. BEN’s website is https://beninc.ai/. Information found on or accessible though out website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted, and currently intend, to rely on the following provisions of the JOBS Act that contain exceptions from disclosure and other requirements that otherwise are applicable to public companies and file periodic reports with the SEC. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and selected financial data and only two years of related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our periodic reports and registration statements, including this prospectus, subject to certain exceptions;

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●	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements, including in this prospectus;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest to occur of:
●	the fifth anniversary of the effectiveness of DHC’s registration statement on Form S-1;

●	the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, adjusted yearly for inflation;

●	the date on which we are deemed to be a “large accelerated filer,” as defined in the Exchange Act; and

●	the date on which we have issued more than $1 billion in non-convertible debt over a three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in our future filings with the SEC. As a result, the information that we provide to holders of our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

We have elected to avail ourselves of the provision of the JOBS Act that permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. As a result, we will not be subject to new or revised accounting standards at the same time as other public companies that are not emerging growth companies.

We are also a “smaller reporting company” as defined under the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting Common Stock held by non-affiliates is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is $700 million or more measured on the last business day of our second fiscal quarter.

Summary of Risk Factors

The risk factors summarized below could materially harm our business, operating results and/or financial condition, impair our future prospects and/or cause the price of our ordinary shares to decline. These risks are discussed more fully following this summary. Material risks that may affect our business, operating results and financial condition include, but are not necessarily limited to, the following:

●	We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.

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●	We have a history of losses and may not be able to achieve profitability on a consistent basis or at all.

●	We expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

●	The total addressable market opportunity for our current and future products may be much smaller than we estimate.

●	We may need additional capital, and we cannot be certain that additional financing will be available on favorable terms, or at all.

●	Our results of operations and key financial and operational metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

●	Our sales cycles may be long and unpredictable, particularly with respect to large subscriptions, and our sales efforts require considerable time and expense.

●	Our business depends on customers purchasing additional subscriptions and products from us and renewing their subscriptions. If customers do not renew or expand their subscriptions with us, our revenue may decline and our business, financial condition and results of operations may be harmed.

●	Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

●	Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.

●	We may not be able to effectively develop and expand our sales, marketing and customer support capabilities.

●	We may generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

●	If we are not able to grow, maintain and enhance our brand and reputation, our relationships with our customers, partners, investors and employees may be harmed, and our business and results of operations may be adversely affected.

●	If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

●	Changes in our subscription or pricing models could adversely affect our operating results.

●	The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.

●	We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

●	AI is a nascent and rapidly changing technology. The slowing or stopping of the development or acceptance of AI technologies may adversely affect our business.

●	Issues in the use of AI or machine learning in our software may result in reputational harm or liability.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	Failure to establish and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

●	Future sales of shares by existing shareholders could cause our stock price to decline.

●	The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the Public Warrants worthless.

●	We have the ability to require holders of the Public Warrants to exercise such warrants on a cashless basis, which will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash.

●	Our management does not have prior experience in operating a public company.

●	A substantial number of the Company’s Common Stock are restricted securities and as a result, there may be limited liquidity for our Common Stock.

●	Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.

●	Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

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RISK FACTORS

Any investment in shares of our Common Stock and Warrants involves a high degree of risk. You should carefully consider all of the information contained in this prospectus and any subsequent prospectus supplement, including our financial statements and related notes thereto, before deciding whether to purchase shares of our Common Stock and Warrants. However, such risks and those discussed elsewhere in any subsequent prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect us. If any of the risks described in any subsequent prospectus supplement or others not specified therein materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, you may lose all or part of your investment.

Risks Related to our Business and Industry

We have a limited operating history, which makes it difficult to evaluate our prospects and future results of operations.

As a result of our limited operating history and evolving business, our ability to forecast our future results of operations is limited and subject to several uncertainties, including our ability to plan for and model future growth. Any historical revenue growth should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow or our revenue could decline for a number of reasons, including slowing demand for our products, increasing competition, changes to technology, a decrease in the growth of our overall market, or our failure, for any reason, to continue to take advantage of growth opportunities. We have encountered and will encounter risks and uncertainties frequently experienced by growing companies in rapidly changing industries, such as the risks and uncertainties described herein. If our assumptions regarding these risks and uncertainties, which we use to plan our business, are incorrect or change, or if we do not address these risks successfully, our business could be adversely affected.

We have a history of losses and may not be able to achieve profitability on a consistent basis or at all.

We have incurred losses in each year since our incorporation. We incurred a net loss of approximately $5.7 million and $9.9 million in the months ended June 30, 2023 and 2024, respectively. We incurred a net loss of approximately $0.7 million and $11.7 million in the years ended December 31, 2022 and 2023, respectively. As a result, we had an accumulated deficit of approximately $23.2 million as of June 30, 2024. We anticipate that our operating expenses will increase substantially in the foreseeable future as we continue to enhance our offerings, broaden our customer base, expand our sales and marketing activities, expand our operations, hire additional employees, and continue to develop our technology. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently, or at all, to offset these higher expenses. Revenue growth may slow or revenue may decline for a number of possible reasons, including slowing demand for our offerings or increasing competition. Any failure to increase our revenue as we grow our business could prevent us from achieving profitability or positive cash flow at all or on a consistent basis, which would cause our business, financial condition, and results of operations to suffer and the price of our Common Stock to decline.

We expect to be dependent on a limited number of customers and end markets. A decline in revenue from, or the loss of, any significant customer, could have a material adverse effect on our financial condition and operating results.

We have a limited number of customers in our initial pilot programs, and we expect to depend upon a small number of customers in the immediate future for a substantial portion of future revenues. Accordingly, a decline in revenue from, or the loss of, any significant customer could have a material adverse effect on our financial condition and operating results. We cannot assure that (i) subscriptions that may be completed, delayed, cancelled or reduced will be replaced with new business, (ii) the pilot customers will ultimately utilize our products and services, or (iii) the pilot customers will enter into additional contracts with us on acceptable terms or at all.

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The total addressable market opportunity for our current and future products may be much smaller than we estimate.

Our estimates of the total addressable market for conversational AI are based on internal and third-party estimates as well as a number of significant assumptions. Market opportunity estimates and growth forecasts included in this prospectus are subject to significant uncertainty and are based on assumptions and estimates. These estimates, which have been derived from a variety of sources, including market research and our own internal estimates, may prove to be incorrect. If any of our estimates prove to be inaccurate, the market opportunity for platform and products could be significantly less than we estimate. If this turns out to be the case, our potential for growth may be limited and our business and future prospects may be materially adversely affected.

We may need additional capital, and we cannot be certain that additional financing will be available on favorable terms, or at all.

Historically, we have funded our operations and capital expenditures primarily through equity and convertible note issuances. We believe that our existing cash and cash equivalents will be insufficient to meet our anticipated cash requirements for at least the next 12 months, and as a result, we will require additional financing. We evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance, and condition of the capital markets at the time we seek financing. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell our Common Stock, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted, including through issuances under the May Securities Purchase Agreement and July Securities Purchase Agreement. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, development efforts and to respond to business challenges could be significantly impaired, and our business, operating results and financial condition may be adversely affected.

Our results of operations and key financial and operational metrics are likely to fluctuate significantly on a quarterly basis in future periods and may not fully reflect the underlying performance of our business, which makes our future results difficult to predict and could cause our results of operations to fall below expectations.

Our quarterly results of operations, including cash flows, are likely to fluctuate significantly in the future. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results, financial position, and operations are likely to fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our Common Stock.

The timing of our sales cycles is unpredictable and is impacted by factors such as budgeting and appropriation cycles, varying commercial fiscal years and changing economic conditions. This can impact our ability to plan and manage margins and cash flows. Our sales cycles may be long, and it may be difficult to predict exactly when, or if, we will make a sale with a potential customer or how quickly we can move them from the “land” phase into the “expand” phase. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large sales transactions in a quarter would impact our results of operations and cash flow for that quarter and any future quarters in which revenue from that transaction is lost or delayed. In addition, downturns in new sales may not be immediately reflected in our revenue because we generally recognize revenue over the term of our subscription agreements. The timing of customer billing and payment may vary from contract to contract, including any subscription prepayments. A delay in the timing of receipt of any revenues owed to us or a default in payments on large contracts may negatively impact our liquidity for the period and in the future.

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Other factors that may cause fluctuations in our quarterly results of operations and financial position include, without limitation, those listed below:

●	the success of our sales and marketing efforts;

●	our ability to increase our margins;

●	the timing of expenses and revenue recognition;

●	the timing and amount of payments received from our customers;

●	termination of one or more large contracts by customers or channel providers;

●	the time- and cost-intensive nature of our sales efforts and the length and variability of sales cycles;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business and operations;

●	the timing and effectiveness of new sales and marketing initiatives;

●	changes in our pricing policies or those of our competitors;

●	the timing and success of new products, features, and functionality introduced by us or our competitors;

●	cyberattacks and other actual or perceived data or security breaches;

●	our ability to hire and retain employees, in particular, those responsible for the development, operations and maintenance, and selling or marketing of our software; and our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

●	changes in the competitive dynamics of our industry;

●	the cost of and potential outcomes of future claims or litigation, which could have a material adverse effect on our business;

●	indemnification payments to our customers or other third parties;

●	ability to scale our business with increasing demands;

●	the timing of expenses related to any future acquisitions; and

●	general economic, regulatory, and market conditions, including the impact of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East which may cause financial market volatility.

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We have identified material weaknesses and significant deficiencies in our internal control over financial reporting. If our remediation of the material weaknesses and significant deficiencies are not effective, or if we experience additional material weaknesses or significant deficiencies in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Prior to the Business Combination, BEN was a private company with limited accounting personnel to adequately execute our accounting processes and other supervisory resources with which to address our internal control over financial reporting and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. To date, we have never conducted a review of our internal control for the purpose of providing the reports required by Sarbanes-Oxley. During our review and testing, we may identify deficiencies and be unable to remediate them before we must provide the required reports.

In connection with the preparation of BEN’s 2022 and 2023 consolidated financial statements, we and our independent auditors identified material weaknesses and significant deficiencies in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

These material weaknesses related to the following:

1.	The Company has not invested the resources to properly document its risks affecting the financial statements and controls in place to mitigate those risks in accordance with the requirements for a functioning internal control system.

2.	The Company, has not yet invested the necessary resources into the accounting and reporting functions in order to properly account for and prepare its US GAAP compliant financial statements on a timely basis.

3.	The Company has failed to properly account for its merger with Datum Point Labs (“DPL”), specifically to obtain a historical value of the patent portfolio acquired by DPL in May 2019, since the merger was between entities under common control.

4.	The Company has failed to timely obtain valuation reports for its underlying common shares or to value its equity grants in accordance with US GAAP.

5.	The Company has failed to properly account for the extinguishment of certain liabilities through the issuance of common shares or through the exercise of warrants.

6.	The Company has failed to properly classify the acquired developed technology from DM Lab Co., LTD (“DM Lab”) as an in-process research and development asset.

Our auditor also noted the following deficiencies that we believe to be significant deficiencies. A significant deficiency is a deficiency, or combination of deficiencies in internal control over financial reporting, that adversely affects the entity’s ability to initiate, authorize, record, process, or report financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the entity’s financial statements that is more than inconsequential will not be prevented or detected by the entity’s internal control.

1.	The Company has failed to impute interest on non-interest bearing related party advances.

2.	The Company incorrectly recorded certain selling, general and administrative expenses.

3.	The Company has incorrectly included certain 2023 liabilities in accounts payable at December 31, 2022.

During 2023, the Company commenced remediation efforts to address the identified material weaknesses which including hiring a Chief Financial Officer and adding additional review procedures by qualified personnel over complex accounting matters which include engaging third-party professionals with whom to consult regarding complex accounting applications.

However, we cannot assure you that these measures will significantly improve or remediate the material weaknesses and significant deficiencies described above. As of the date of this Registration Statement, the material weaknesses and significant deficiencies have not been remediated.

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We may discover additional weaknesses in our system of internal financial and accounting controls and procedures that could result in a material misstatement of our consolidated financial statements. Our internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If we are not able to comply with the requirements of Sarbanes-Oxley in a timely manner, or if we are unable to maintain proper and effective internal controls over financial reporting, we may not be able to produce timely and accurate financial statements. If that were to happen, our investors could lose confidence in our reported financial information, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities.

Although we are in the process of implementing internal controls, we are in the early stages of such implementation. We cannot assure you that the measures we have taken to date will be sufficient to remediate any weaknesses in our internal controls that we may identify or prevent the identification of significant deficiencies or material weaknesses in the future. If the steps we take do not create effective internal controls in a timely manner, there could be a reasonable possibility that our internal controls will be ineffective and could result in a material misstatement of our financial statements that would not be prevented or detected on a timely basis. If we are required to restate our consolidated financial statements in the future, we may be the subject of negative publicity focusing on financial statement inaccuracies and resulting restatement. In addition, our financial results as restated may reflect results that are less favorable than originally reported. In the past, certain publicly traded companies that have restated their consolidated financial statements have been subject to shareholder actions. The occurrence of any of the foregoing could harm our business and reputation and cause the price of our Common Stock to decline. Further, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate consolidated financial statements may have a material adverse effect on our stock price.

Our sales cycles may be long and unpredictable, particularly with respect to large subscriptions, and our sales efforts require considerable time and expense.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the software, including, among others, such customer’s projections of business growth, uncertainty about economic conditions (including as a result of public health crises such as the COVID-19 pandemic and international affairs such as the conflict between Russia and Ukraine and in the Middle East), capital budgets, anticipated cost savings from the implementation of our software, potential preference for such customer’s internally developed software solutions, perceptions about our business and software, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our software and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, our business, financial condition, and results of operations could be adversely affected.

As part of our sales efforts, we will invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our products and services. In the “land” phase of our business model, we may deploy prototype capabilities to potential customers at minimal cost initially to them for evaluation purposes, and there is no guarantee that we will be able to convert these engagements into long-term sales arrangements. In addition, we currently have a limited direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration to sale of our products and services, tends to be long and varies substantially from customer to customer. Because decisions to purchase our software involve significant financial commitments, potential customers generally evaluate our software at multiple levels within their organization, each of which often have specific requirements, and typically involve their senior management.

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Our business depends on customers purchasing additional subscriptions and products from us and renewing their subscriptions. If customers do not renew or expand their subscriptions with us, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our future success depends in part on our ability to sell additional subscriptions and products to customers who sign initial agreements with us, and those customers renewing their subscriptions when the contract term expires. We expect the terms of our subscription agreements will primarily be one to three years. Our customers have no obligation to renew their subscriptions for our products after the expiration of their subscription period. In order for us to maintain or improve our results of operations, it is important that our customers renew or expand their subscriptions with us. Our retention rate of customers may decline or fluctuate as a result of a number of factors, including business strength or weakness of our customers, customer usage, customer satisfaction with our products and platform capabilities and customer support, our prices, the capabilities and prices of competing products, consolidation of affiliates’ multiple paid business accounts into a single paid business account, the effects of global economic conditions, or reductions in our customers’ spending on AI, customer service and IT solutions or their spending levels generally. These factors may also be exacerbated if, consistent with our growth strategy, our customer base continues to grow to encompass larger enterprises, which may also require more sophisticated and costly sales efforts. These factors may also be exacerbated by unfavorable conditions in the economy. If our customers do not purchase additional subscriptions and products from us or our customers fail to renew their subscriptions, our revenue may decline and our business, financial condition and results of operations may be harmed.

Our revenue growth depends in part on the success of our strategic relationships with third parties, including channel partners, and if we are unable to establish and maintain successful relationships with them, our business, operating results, and financial condition could be adversely affected.

We rely, in part, on channel providers as a way to grow our business and customer bases. We anticipate that we will continue to establish and maintain relationships with third parties, such as channel partners, resellers, OEMs, system integrators, independent software and hardware vendors, and platform and cloud service providers. For example, in August 2023, we entered into a Reseller Agreement (as defined below) with AFG whereby AFG operates as the exclusive channel partner and reseller of certain of our projects in the motor vehicle marketing and manufacturing industry for a term of five years.

We plan to continue to establish and maintain similar strategic relationships in certain industry verticals and otherwise, and we expect our channel partners to become an increasingly important aspect of our business. However, these strategic relationships could limit our ability in the future to compete in certain industry verticals and, depending on the success of our third-party partners and the industries that those partners operate in generally, may negatively impact our business because of the nature of strategic alliances, exclusivity provisions, or otherwise. We work closely with select vendors to design solutions to specifically address the needs of certain industry verticals or use cases within those verticals. As our agreements with strategic partners terminate or expire, we may be unable to renew or replace these agreements on comparable terms, or at all.

Moreover, we cannot guarantee that the partners with whom we have, or with whom we will form, strategic relationships will devote the resources necessary to expand our reach and increase our distribution. In addition, customer satisfaction with services and other support from our strategic partners may be less than anticipated, negatively impacting anticipated revenue growth and results of operations. We cannot assure you that our strategic partners will continue to cooperate with us. In addition, actions taken or omitted to be taken by such parties may adversely affect us. Moreover, we will rely on our channel partners to operate in accordance with the terms of their contractual agreements with us. For example, our agreement with AFG limits the terms and conditions pursuant to which they are authorized to resell or distribute our products. If we are unsuccessful in establishing or maintaining our relationships with third parties, or if our strategic partners do not comply with their contractual obligations to us, our business, operating results, and financial condition may be adversely affected. Even if we are successful in establishing and maintaining these relationships with third parties, we cannot assure you that these relationships will result in increased customer usage of our products or increased revenue to us.

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Our ability to sell our software and services to customers is dependent on the quality of our offerings, and our failure to maintain the quality of our offerings could have a material adverse effect on our sales and results of operations.

Our customers will require our support to resolve any issues relating to our products. Our ability to provide effective services will depend on our ability to attract, train, and retain qualified personnel with experience in supporting customers on software such as ours. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for our products. Additionally, due to the rapidly-evolving nature of our products and industry, it may be difficult to hire qualified personnel with relevant experience. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. If we are unable to provide efficient deployment and support services at scale, our ability to grow our operations may be harmed, and we may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

Downturns or upturns in our sales may not be immediately reflected in our financial position and results of operations.

Because we largely will recognize the majority of our revenue ratably over the term (unless otherwise prepaid) of the Reseller Agreement, dated September 7, 2023, by and among us, AFG and certain of AFG’s affiliates (the “Reseller Agreement”), any decreases in new subscriptions or renewals in any one period may not be immediately reflected as a decrease in revenue for that period but could negatively affect our revenue in future quarters. This also makes it difficult for us to rapidly increase our revenue through the sale of additional subscriptions in any period, as revenue is recognized over the term of the Reseller Agreement. In addition, fluctuations in monthly subscriptions based on usage could affect our revenue on a period-over-period basis. If our quarterly results of operations fall below the expectations of investors and securities analysts who follow our stock, the price of our Common Stock would decline substantially.

We face intense and growing competition for our products and services, and we may lack sufficient financial or other resources to maintain or improve our competitive positions.

The market for our products is intensely competitive and characterized by rapid changes in technology, customer requirements, industry standards, and frequent new platform and application introductions and improvements. We anticipate continued competitive challenges from current competitors who address different aspects of our offerings, and in many cases, many of these competitors are more established and enjoy greater resources than we do. We also expect competitive challenges from new entrants into the industry or existing large companies seeking to grow their current offerings. If we are unable to anticipate or effectively react to these competitive challenges, our competitive position could weaken, and we could experience a decline in our growth rate and revenue that could adversely affect our business and results of operations.

Our main sources of current and potential competition fall into several categories:

●	AI companies focused on solutions in the conversational interface, language understanding and processing;

●	organizations offering products within our current target verticals; and

●	legacy providers, including large technology providers seeking to add or scale AI capabilities.

We caution that many of our competitors may possess advantages such as higher brand visibility, lengthier operational track records, more developed and broader customer bases, larger sales and marketing budgets and teams, superior technological capabilities, a broader network of channel and distribution partners, broader geographical reach, concentrated expertise in specific vertical markets, reduced labor and research and development expenditures, more substantial and mature intellectual property portfolios, as well as significantly greater financial, technical, and overall resources for offering support, pursuing acquisitions, and innovating new products.

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Potential customers may also prefer to purchase from their existing suppliers rather than a new supplier regardless of platform or application performance or features. As a result, even if the features of our products are superior, potential customers may not purchase our offerings. These larger competitors often have broader product lines and market focus or greater resources and may therefore not be as susceptible to economic downturns or other significant reductions in capital spending by customers. If we are unable to sufficiently differentiate our solutions from the integrated or bundled products of our competitors, such as by offering enhanced functionality, performance or value, we may see a decrease in demand for our offerings, which could adversely affect our business, operating results, and financial condition.

Moreover, new innovative start-up companies, and larger companies that are making significant investments in research and development, may introduce products that have greater performance or functionality, are easier to implement or use, or incorporate technological advances that we have not yet developed or implemented, or may invent similar or superior technologies that compete with ours. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

Some of our competitors have made or could make acquisitions of businesses that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these platforms and applications to market, initiate or withstand substantial price competition, or develop and expand their product and service offerings more quickly than we can. These competitive pressures in our market or our failure to compete effectively may result in fewer orders, reduced revenue and gross margins, and loss of market share. In addition, it is possible that industry consolidation may impact customers’ perceptions of the viability of smaller or even mid-size software firms and consequently customers’ willingness to purchase from such firms.

We may not compete successfully against our current or potential competitors. If we are unable to compete successfully, or if competing successfully requires us to take costly actions in response to the actions of our competitors, our business, financial condition, and results of operations could be adversely affected. In addition, companies competing with us may have an entirely different pricing or distribution model. Increased competition could result in fewer customer orders, price reductions, reduced operating margins, and loss of market share. Further, we may be required to make substantial additional investments in research, development, marketing, and sales in order to respond to such competitive threats, and we cannot assure you that we will be able to compete successfully in the future.

We may not be able to effectively develop and expand our sales, marketing and customer support capabilities.

We plan to dedicate significant resources to sales and marketing initiatives, which require us to invest significant financial and other resources, including in markets in which we have limited or no experience. Our business and results of operations will be harmed if our sales and marketing efforts do not generate significant revenue increases or increases that are smaller than anticipated.

We may not achieve revenue growth from expanding our sales force if we are unable to hire, train, and retain talented and effective sales personnel. We will depend on our sales force to obtain new customers and to drive additional sales to existing customers. We believe that there is significant competition for sales personnel, including sales representatives, sales managers, and sales engineers, with the requisite skills and technical knowledge. Our ability to achieve significant revenue growth will depend, in large part, on our success in recruiting, training and retaining sufficient sales personnel to support our growth, and as we introduce new products, solutions, and marketing strategies, we may need to re-train existing sales personnel. For example, in the future, we may need to provide additional training and development to our sales personnel in relation to understanding and selling our products and expanding customer usage of our offerings over time. New hires also require extensive training which may take significant time before they achieve full productivity. New hires and planned hires may not become productive as quickly as we expect, and we may be unable to hire or retain sufficient numbers of qualified individuals in the markets where we do business or plan to do business. If we are unable to hire and train sufficient numbers of effective sales personnel to achieve desired productivity levels in a reasonable period of time or if such sales personnel are not successful in obtaining new customers or increasing sales to our existing customer base, our growth and results of operations could be negatively impacted, and our business could be harmed.

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We may generate a significant portion of our revenues primarily from a few major customers, and loss of business from such customers could reduce our revenues and significantly harm our business.

It is likely that we will, at least initially, generate a significant portion of our revenues primarily from a few major customers, and loss of business from any such customers could reduce our revenues and significantly harm our business. One or a few customers may represent a substantial portion of our total revenues in any one year or over a period of several years.

Our ability to maintain close relationships with major customers will be essential to the growth and profitability of our business. However, the volume of work performed for a specific customer is likely to vary from year to year, in particular since we expect we will not have exclusive or long-term arrangements with our customers. A major customer in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to our customers, and the revenues and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual customer for a significant portion of our revenues may give that customer a certain degree of pricing leverage against us when negotiating contracts and terms of service and require us to accept prices with annual price reductions for longer term commitments. In addition, a number of factors other than our performance could cause the loss of or reduction in business or revenues from a customer, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to our technology strategy, switching to another services provider or returning work in-house. The loss of any future major customers could adversely affect our financial condition and results of operations.

If we are not able to grow, maintain and enhance our brand and reputation, our relationships with our customers, partners, investors and employees may be harmed, and our business and results of operations may be adversely affected.

We believe growing, maintaining, and enhancing our brand identity and reputation in the conversational AI, data management and analytics market is important to our relationships with, and to our ability to attract and retain customers, partners, investors, and employees. The successful promotion of our brand depends upon our ability to continue to offer high-quality platforms and develop and maintain strong relationships with our customers, the community and others, while successfully differentiating our offerings from those of our competitors. Problems with the reliability or security of our products and services could damage our reputation. We anticipate that as our market becomes increasingly competitive, maintaining and enhancing our brand may become increasingly difficult and expensive. Brand promotion activities may not yield increased revenue, and even if they do, the increased revenue may not offset the expenses we incur in building and maintaining our brand and reputation. If we do not successfully grow, maintain and enhance our brand identity and reputation, we may fail to attract and retain employees, customers, investors or partners, grow our business or sustain pricing power, all of which could adversely impact our business, financial condition, results of operations and growth prospects.

We may not be able to successfully manage our growth, and if we are not able to grow efficiently, our business, financial condition and results of operations could be harmed.

As usage of our platform capabilities grow, we will need to devote additional resources to improving and maintaining our infrastructure and integrating with third-party applications. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support and professional services, to serve our growing customer base. Any failure of or delay in these efforts could result in impaired system performance and reduced customer satisfaction, resulting in decreased sales to new customers, lower dollar-based net retention rates or, the issuance of service credits or requested refunds, which would hurt our revenue growth and our reputation. Further, any failure in optimizing our spending on third-party cloud services as we scale could negatively impact our gross margins. Even if we are successful in our expansion efforts, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion of and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could harm our business, financial condition and results of operations.

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If we are unable to achieve and sustain a level of liquidity sufficient to support our operations and fulfill our obligations, our business, operating results and financial position could be adversely affected.

We actively monitor and manage our cash and cash equivalents so that sufficient liquidity is available to fund our operations and other corporate purposes. In the future, increased levels of liquidity may be required to adequately support our operations and initiatives and to mitigate the effects of business challenges or unforeseen circumstances. If we are unable to achieve and sustain such increased levels of liquidity, we may suffer adverse consequences including reduced investment in development of new products, difficulties in executing our business plan and fulfilling our obligations, and other operational challenges. Any of these developments could adversely affect our business, operating results and financial position.

Changes in our subscription or pricing models could adversely affect our operating results.

As the markets for our subscriptions grow and as new competitors introduce new products or services that compete with ours, we may be unable to attract new customers at the same price or based on the same pricing model as we have historically used. Regardless of pricing model used, large customers may demand higher price discounts than in the past. As a result, we may be required to reduce our prices, offer shorter contract durations or offer alternative pricing models, which could adversely affect our revenue, gross margin, profitability, financial position, and cash flow.

We have limited experience with respect to determining the optimal prices for subscriptions for our products. Our competitors may introduce new products that compete with ours or reduce their prices, or we may be unable to attract new customers or retain existing customers based on our historical subscription and pricing models. Given our limited operating history and limited experience with our historical subscription and pricing models, we may not be able to accurately predict customer renewal or retention rates. As a result, we may be required or choose to reduce our prices or change our pricing model, which could harm our business, results of operations, and financial condition.

We may offer discounts on our pricing models to drive awareness of our products and encourage usage and adoption. If these marketing strategies fail to lead to customers entering into long-term contracts with company-favorable pricing terms, our ability to grow our revenue will be adversely affected.

To encourage awareness, usage, familiarity and adoption of our platform and products, we may offer discounts on our pricing models. These strategies may not be successful entering into long-term contracts with company-favorable pricing terms. To the extent that users do not become, or we are unable to successfully attract paying customers, we will not realize the intended benefits of these marketing strategies and our ability to grow our revenue will be adversely affected.

The benefits of our products to customers and projected return on investment have not been substantiated through long-term trials or use.

The benefits to customers and projected return on investment of our products have not been substantiated through long-term trials or use. We currently have a limited frame of reference by which to evaluate the performance of the products upon which our business prospects depend, and these products may not provide the expected benefits to customers. Our products may not perform consistent with customers’ expectations or consistent with other products which may be or may become available. Any failure of our products to perform as expected could harm our reputation and result in adverse publicity, lost revenue, subscription cancellation, harm to our brand, delivery delays, and other expenses and could have a material adverse impact on our business, prospects, financial condition and operating results.

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The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.

We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The loss of any of these individuals, could disrupt our operations and significantly delay or prevent the achievement of our business objectives. We believe that our future success will also depend in part on our continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the AI industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing our costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. Our failure to attract, hire, integrate and retain qualified personnel could impair our ability to achieve our business objectives.

We may acquire or invest in companies and technologies, which may divert our management’s attention, and result in additional dilution to our stockholders. We may be unable to integrate acquired businesses and technologies successfully or achieve the expected benefits of such acquisitions or investments.

As part of our business strategy, we expect to evaluate and consider potential strategic transactions, including acquisitions of, or investments in, businesses, technologies, services, products and other assets. We also may enter into relationships with other businesses to expand our products or our ability to provide services. An acquisition, investment or business relationship may result in unforeseen risks, operating difficulties and expenditures, including the following:

●	an acquisition may negatively affect our financial results because it may require us to incur charges or assume substantial debt or other liabilities, may cause adverse tax consequences or unfavorable accounting treatment, may expose us to claims and disputes by third parties, including intellectual property claims and disputes, or may not generate sufficient financial return to offset additional costs and expenses related to the acquisition;

●	costs and potential difficulties associated with the requirement to test and assimilate the internal control processes of the acquired business;

●	we may encounter difficulties or unforeseen expenditures assimilating or integrating the businesses, technologies, infrastructure, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to work for us or if we are unable to retain key personnel, if their technology is not easily adapted to work with ours, or if we have difficulty retaining the customers of any acquired business due to changes in ownership, management, or otherwise;

●	we may not realize the expected benefits of the acquisition;

●	an acquisition may disrupt our ongoing business, divert resources, increase our expenses, and distract our management;

●	an acquisition may result in a delay or reduction of customer subscriptions for our offerings for both us and the company acquired due to customer uncertainty about continuity and effectiveness of service from either company;

●	the potential impact on relationships with existing customers, vendors, and channel providers as business partners as a result of acquiring another company or business that competes with or otherwise is incompatible with those existing relationships;

●	the potential that our due diligence of the acquired company or business does not identify significant problems or liabilities, or that we underestimate the costs and effects of identified liabilities;

●	exposure to litigation or other claims in connection with, or inheritance of claims or litigation risk as a result of, an acquisition, including but not limited to claims from former employees, customers, or other third parties, which may differ from or be more significant than the risks our business faces;

●	potential goodwill impairment charges related to acquisitions;

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●	we may encounter difficulties in, or may be unable to, successfully sell any acquired offerings;

●	an acquisition may involve the entry into geographic or business markets in which we have little or no prior experience or where competitors have stronger market positions;

●	an acquisition may require us to comply with additional laws and regulations, or to engage in substantial remediation efforts to cause the acquired company to comply with applicable laws or regulations, or result in liabilities resulting from the acquired company’s failure to comply with applicable laws or regulations;

●	our use of cash to pay for an acquisition would limit other potential uses for our cash;

●	if we incur debt to fund such acquisition, such debt may subject us to material restrictions on our ability to conduct our business as well as financial maintenance covenants; and

●	to the extent that we issue a significant amount of equity securities in connection with future acquisitions, existing stockholders may be diluted and earnings per share may decrease.

The occurrence of any of these risks could have a material adverse effect on our business, results of operations, and financial condition. Moreover, we cannot assure you that we would not be exposed to unknown liabilities.

Information technology spending, sales cycles and other factors affecting the demand for our offerings and our results of operations may be negatively impacted by current macroeconomic conditions, including declining rates of economic growth, supply chain disruptions, inflationary pressures and increased interest rates.

Our results of operations may vary based on the impact of changes in our industry, our target verticals, or the global economy on us, our customers and our strategic partners. Current or future economic uncertainties or downturns could adversely affect our business and results of operations. Negative conditions in the general economy, including a severe or prolonged economic downturn and/or the impact of increased interest rates and inflation, both in the United States and abroad, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political turmoil, natural catastrophes, warfare and terrorist attacks on the United States or elsewhere, could cause a decrease in business investments by our customers and potential customers, including spending on information technology, and negatively affect the growth of our business. Such conditions could also limit our ability to raise additional capital when needed on acceptable terms, or at all. To the extent our offerings are perceived by customers and potential customers as discretionary, our revenue may be disproportionately affected by delays or reductions in general information technology spending. Also, customers may choose to develop in-house software as an alternative to using our products. Moreover, competitors may respond to market conditions by lowering prices. We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within any particular industry. If the economic conditions of the general economy or markets in which we operate do not improve, or worsen from present levels, our business, results of operations and financial condition could be adversely affected.

Our operations could be affected by the rapidly evolving, complex laws, rules and regulations to which our business will become subject, and political and other actions may adversely impact our business.

We will become subject to laws and regulations domestically, and potentially worldwide, affecting our operations in areas including, but not limited to, intellectual property, ownership and infringement; data privacy requirements; employment; product regulations; cybersecurity; the responsible use of AI; and consumer laws. Compliance with such requirements can be onerous and expensive, could impact our competitive position, and may negatively impact our business operations and ability to develop and deploy our products. There can be no assurance that our employees, contractors, customers or agents will not violate applicable laws or the policies, controls, and procedures that we have designed to help ensure compliance with such laws, and violations could result in fines and other civil, criminal and administrative actions against us, our officers, or our employees, prohibitions on the conduct of our business, and damage to our reputation. Changes to the laws, rules and regulations to which we are subject, or changes to their interpretation and enforcement, could lead to materially greater compliance and other costs and/or further restrictions on our ability to manufacture and supply our products and operate our business. For example, we may face increased compliance costs as a result of changes or increases in antitrust legislation, regulation, administrative rule making, increased focus from regulators on cybersecurity vulnerabilities and risks, and enforcement activity resulting from growing public concern over concentration of economic power in corporations.

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The increasing focus on the risks and strategic importance of AI technologies has already resulted in regulatory restrictions that target products and services capable of enabling or facilitating AI and may in the future result in additional restrictions impacting some or all of our product and service offerings. Concerns regarding third-party use of AI for purposes contrary to local governmental interests, including concerns relating to the misuse of AI applications, models, and solutions, could result in unilateral or multilateral restrictions on products that can be used for training, refining, and deploying large language models. Such restrictions could limit the ability of downstream customers and users worldwide to acquire, deploy, and use systems that include our products, software, and services, and negatively impact our business and financial results.

Management of changing regulatory requirements is complicated and time consuming. Our results and competitive position may be harmed, especially over the long-term, if there are further changes in certain regulations affecting our business.

We may become involved in legal, regulatory, and administrative inquiries and proceedings, and unfavorable outcomes in litigation or other matters could negatively impact our business, financial conditions, and results of operations.

We may, from time to time, be involved in and subject to litigation or proceedings for a variety of claims or disputes, or regulatory inquiries. These claims, lawsuits and proceedings could involve labor and employment, discrimination and harassment, commercial disputes, intellectual property rights (including patent, trademark, copyright, trade secret and other proprietary rights), class actions, general contract, tort, defamation, data privacy rights, antitrust, common-law fraud, government regulation or compliance, alleged federal and state securities and “blue sky” law violations or other investor claims and other matters. Derivative claims, lawsuits, and proceedings, which may, from time to time, be asserted against our directors by our stockholders, could involve breach of fiduciary duty, failure of oversight, corporate waste claims, and other matters. In addition, our business and results may be adversely affected by the outcome of currently pending and any future legal, regulatory, and/or administrative claims or proceedings, including through monetary damages or injunctive relief.

Additionally, if customers fail to pay us under the terms of our agreements, we may be adversely affected due to the cost of enforcing the terms of our contracts through litigation. Litigation or other proceedings can be expensive and time consuming and can divert our resources and leadership’s attention from our primary business operations. The results of our litigation also cannot be predicted with certainty. If we are unable to prevail in litigation, we could incur payments of substantial monetary damages or fines, or undesirable changes to our software or business practices, and accordingly, our business, financial condition, or results of operations could be materially and adversely affected. Furthermore, if we accrue a loss contingency for pending litigation and determine that it is probable, any disclosures, estimates, and reserves we reflect in our financial statements with regard to these matters may not reflect the ultimate disposition or financial impact of litigation or other such matters. These proceedings could also result in negative publicity, which could harm customer and public perception of our business, regardless of whether the allegations are valid or whether we are ultimately found liable.

AI is a nascent and rapidly changing technology. The slowing or stopping of the development or acceptance of AI technologies may adversely affect our business.

AI is an emerging technology that offers new capabilities which are not fully developed. The development of AI technology is a new and rapidly evolving industry that is subject to a high degree of uncertainty. Factors affecting the further development of the AI industry include, without limitation:

●	continued worldwide growth in the adoption and use of AI technology;

●	changes in consumer demographics;

●	changes in public tastes and preferences;

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●	the popularity or acceptance of AI technology; and

●	government and quasi-government regulation of AI technology, including any restrictions on access, operation and the use of AI.

If investments in the AI industry become less attractive to investors, innovators and developers, or if AI technology does not continue to gain public acceptance or are not adopted and used by a substantial number of individuals, companies and other entities, it could adversely affect our business, financial condition and results of operations.

Social and ethical issues relating to the use of new and evolving technologies, such as AI, in our offerings may result in reputational harm and liability.

Social and ethical issues relating to the use of AI may result in reputational harm and liability, and may cause us to incur additional research and development costs to resolve such issues. As with many innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. If we enable or offer solutions that draw controversy due to their perceived or actual impact on society, we may experience brand or reputational harm, competitive harm or legal liability. Potential government regulation related to AI use and ethics may also increase the burden and cost of research and development in this area, and failure to properly remediate such issues may cause public confidence in AI to be undermined, which could slow adoption of AI. The rapid evolution of AI will require the application of resources to develop, test and maintain our products and services to help ensure that AI is implemented ethically in order to minimize unintended, harmful impact.

Risks Related to Intellectual Property, Information Technology, Data Privacy and Security

We will rely in part upon third-party providers of cloud-based infrastructure to host our products. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could adversely affect our business, financial condition and results of operations.

We will rely in part on the technology, infrastructure, and software applications, including software-as-a-service offerings, of certain third parties, in order to host or operate some or all of certain key platform features or functions of our business, including our cloud-based services, customer relationship management activities, billing and order management, and financial accounting services. Additionally, we will rely on computer hardware purchased in order to deliver our software and services. We do not have control over the operations of the facilities of the third parties that we use. If any of these third-party services experience errors, disruptions, security issues, or other performance deficiencies, if they are updated such that our software become incompatible, if these services, software, or hardware fail or become unavailable due to extended outages, interruptions, defects, or otherwise, or if they are no longer available on commercially reasonable terms or prices (or at all), these issues could result in errors or defects in our software, cause our software to fail, cause our revenue and margins to decline, or cause our reputation and brand to be damaged, and we could be exposed to legal or contractual liability, our expenses could increase, our ability to manage our operations could be interrupted, and our processes for managing our sales and servicing our customers could be impaired until equivalent services or technology, if available, are identified, procured, and implemented, all of which may take significant time and resources, increase our costs, and could adversely affect our business. Many of these third-party providers attempt to impose limitations on their liability for such errors, disruptions, defects, performance deficiencies, or failures, and if enforceable, we may have additional liability to our customers or third-party providers.

We may experience, disruptions, failures, data loss, outages, and other performance problems with our infrastructure and cloud-based offerings due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, employee misconduct, capacity constraints, denial of service attacks, phishing attacks, computer viruses, malicious or destructive code, or other security-related incidents, and our disaster recovery planning may not be sufficient for all situations. If we experience disruptions, failures, data loss, outages, or other performance problems, our business, financial condition, and results of operations could be adversely affected.

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Our systems and the third-party systems upon which we and our customers rely are also vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, cybersecurity threats, terrorist attacks, natural disasters, public health crises such as the COVID-19 pandemic, geopolitical and similar events, or acts of misconduct. Despite any precautions we may take, the occurrence of a catastrophic disaster or other unanticipated problems at our or our third-party vendors’ hosting facilities, or within our systems or the systems of third parties upon which we rely, could result in interruptions, performance problems, or failure of our infrastructure, technology, or software, which may adversely impact our business. In addition, our ability to conduct normal business operations could be severely affected. In the event of significant physical damage to one of these facilities, it may take a significant period of time to achieve full resumption of our services, and our disaster recovery planning may not account for all eventualities. In addition, any negative publicity arising from these disruptions could harm our reputation and brand and adversely affect our business.

Any interruption in our service, whether as a result of an internal or third-party issue, could damage our brand and reputation, cause our customers to terminate or not renew their contracts with us or decrease use of our software and services, require us to indemnify our customers against certain losses, result in our issuing credit or paying penalties or fines, subject us to other losses or liabilities, cause our software to be perceived as unreliable or unsecure, and prevent us from gaining new or additional business from current or future customers, any of which could harm our business, financial condition, and results of operations. Moreover, to the extent that we do not effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition, and results of operations could be adversely affected. The provisioning of additional cloud hosting capacity requires lead time. If any third parties increase pricing terms, terminate, or seek to terminate our contractual relationship, establish more favorable relationships with our competitors, or change or interpret their terms of service or policies in a manner that is unfavorable with respect to us, we may be required to transfer to other cloud providers or invest in a private cloud. If we are required to transfer to other cloud providers or invest in a private cloud, we could incur significant costs and experience possible service interruption in connection with doing so, or risk loss of customer contracts if they are unwilling to accept such a change.

A failure to maintain our relationships with our third-party providers (or obtain adequate replacements), and to receive services from such providers that do not contain any material errors or defects, could adversely affect our ability to deliver effective products and solutions to our customers and adversely affect our business and results of operations.

A real or perceived defect, security vulnerability, error, or performance failure in our software could cause us to lose revenue, damage our reputation, and expose us to liability.

Our products are inherently complex and may in the future, contain defects or errors, especially when first introduced, or not perform as contemplated. These defects, security vulnerabilities, errors or performance failures could cause damage to our reputation, loss of customers or revenue, product returns, order cancellations, service terminations, or lack of market acceptance of our software. As the use of our products, including products that were recently acquired or developed, expands to more sensitive, secure, or mission critical uses by our customers, we may be subject to increased scrutiny, potential reputational risk, or potential liability should our software fail to perform as contemplated in such deployments. We may in the future need to issue corrective releases of our software to fix these defects, errors or performance failures, which could require us to allocate significant research and development and customer support resources to address these problems. See the Risk Factor titled “If our information technology systems or those of third parties upon which we rely, or our data, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business, reputational harm; loss of revenue or profits; loss of customers or sales; and other adverse consequences” for additional information concerning security risks.

Any limitation of liability provisions that may be contained in our customer and partner agreements may not be effective as a result of existing or future applicable law or unfavorable judicial decisions. The sale and support of our products entail the risk of liability claims, which could be substantial in light of the use of our products in enterprise-wide environments. In addition, our insurance against this liability may not be adequate to cover a potential claim.

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We could incur substantial costs as a result of any claim of infringement, misappropriation or violation of another party’s intellectual property rights.

In recent years, there has been significant litigation involving patents and other intellectual property rights in our industry. Companies providing software are increasingly bringing and becoming subject to suits alleging infringement, misappropriation or violation of proprietary rights, particularly patent rights, and to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or violation claims. We do not currently have a large patent portfolio, which could prevent us from deterring patent infringement claims through our own patent portfolio, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios than we have. The risk of patent litigation has been amplified by the increase in the number of a type of patent holder, which we refer to as a non-practicing entity, whose sole or principal business is to assert such claims and against whom our own intellectual property portfolio may provide little deterrent value. We could incur substantial costs in prosecuting or defending any intellectual property litigation. If we sue to enforce our rights or are sued by a third party that claims that our products infringe, misappropriate or violate their rights, the litigation could be expensive and could divert our management resources.

Any intellectual property litigation to which we might become a party, or for which we are required to provide indemnification, may require us to do one or more of the following:

●	cease selling or using products that incorporate the intellectual property rights that we allegedly infringe, misappropriate or violate;

●	make substantial payments for legal fees, settlement payments or other costs or damages;

●	obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology; or

●	redesign the allegedly infringing products to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible.

If we are required to make substantial payments or undertake any of the other actions noted above as a result of any intellectual property infringement, misappropriation or violation claims against us or any obligation to indemnify our customers for such claims, such payments or actions could harm our business.

Unauthorized use of our proprietary technology and intellectual property could adversely affect our business and results of operations.

Our success and competitive position depend in large part on our ability to obtain and maintain intellectual property rights protecting our products and technologies. We rely on a combination of intellectual property rights, including patents, copyrights, trademarks and trade secrets, as well as contractual protections to establish and protect our intellectual property and proprietary rights. Unauthorized parties may attempt to copy or discover aspects of our products or to obtain, license, sell or otherwise use information that we regard as proprietary. Policing unauthorized use of our products is difficult and we may not be able to protect our technology from unauthorized use. Additionally, our competitors may independently develop technologies that are substantially the same or superior to our technologies and that do not infringe our rights. In these cases, we would be unable to prevent our competitors from selling or licensing these similar or superior technologies. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. Although the source code for our proprietary software is protected both as a trade secret and as a copyrighted work, litigation may be necessary to enforce our intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Litigation, regardless of the outcome, can be very expensive and can divert management’s efforts.

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Our failure to protect our intellectual property rights and proprietary information could diminish our brand and other intangible assets.

As of September 11, 2024, we had 21 issued patents, including 10 U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. We also have 25 pending patent applications, including 16 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications, one Patent Cooperation Treaty patent application, and three patent applications in other jurisdictions. These patents and patent applications seek to protect our proprietary inventions relevant to our business, in addition to other proprietary technologies. We intend to pursue additional intellectual property protection to the extent we believe it would be beneficial and cost-effective. We make business decisions about when to seek patent protection for a particular technology and when to rely upon copyright or trade secret protection, and the approach we select may ultimately prove to be inadequate. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our products. In addition, we believe that the protection of our trademark rights is an important factor in AI platform and application recognition, protecting our brand and maintaining goodwill. If we do not adequately protect our rights in our trademarks from infringement and unauthorized use, any goodwill that we have developed in those trademarks could be lost or impaired, which could harm our brand and our business. Third parties may knowingly or unknowingly infringe our proprietary rights, third parties may challenge our proprietary rights, pending and future patent, trademark and copyright applications may not be approved, and we may not be able to prevent infringement without incurring substantial expense. We have also devoted substantial resources to the development of our proprietary technologies and related processes. In order to protect our proprietary technologies and processes, we rely in part on trade secret laws and confidentiality agreements with our employees, consultants, and third parties. These agreements may not effectively prevent unauthorized disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets, in which case we would not be able to assert trade secret rights or develop similar technologies and processes. Further, laws in certain jurisdictions may afford little or no trade secret protection, and any changes in, or unexpected interpretations of, the intellectual property laws in any country in which we operate may compromise our ability to enforce our intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. If the protection of our proprietary rights is inadequate to prevent use or appropriation by third parties, the value of our products, brand, and other intangible assets may be diminished, and competitors may be able to more effectively replicate our products. Any of these events would harm our business.

Issues in the use of AI or machine learning in our software may result in reputational harm or liability.

We develop and use AI, including generative AI, and machine learning (“ML”) technologies in our products and services (collectively, “AI/ML” technologies) and our employees and personnel may use AI/ML technologies to perform their work. AI/ML is a significant and potentially growing element of our business. The development and use of AI/ML present various privacy and security risks that may impact our business. AI/ML technologies are subject to privacy and data security laws, as well as increasing regulation and scrutiny. Several jurisdictions around the globe, including Europe and certain U.S. states, have proposed enacted, or are considering laws governing the development and use of AI/ML, such as the EU’s AI Act. We expect other jurisdictions will adopt similar laws.

AI/ML models such as those used in our products/services may create flawed, incomplete, or inaccurate outputs, some of which may appear correct. This may happen if the inputs that the model relied on were inaccurate, incomplete or flawed (including if a bad actor “poisons” the model with bad inputs or logic), or if the logic of the model is flawed (a so-called “hallucination”). We or our customers may also use AI/ML outputs to make certain decisions. Due to these potential inaccuracies or flaws, the model could be biased and could lead us or our customers to make decisions that could bias certain individuals (or classes of individuals), and adversely impact their rights, employment, and ability to obtain certain pricing, products, services, or benefits or decisions that are otherwise harmful. If such AI-based outputs are deemed to be biased or otherwise harmful, we could face adverse consequences, including exposure to reputational and competitive harm, customer loss, and legal liability. Additionally, any sensitive information (including confidential, competitive, proprietary, or personal data) that we input into our own or third-party generative AI/ML models or platforms could be leaked or disclosed to others. Where AI/ML models ingest personal data or other sensitive information and make connections using such data, those technologies may reveal other personal or sensitive information generated by the model.

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Certain privacy laws extend rights to consumers (such as the right to delete certain personal data) and regulate automated decision making in ways that may be incompatible with our development and use of AI/ML. These obligations may make it harder for us to conduct our business using AI/ML, lead to regulatory fines or penalties, require us to change our business practices, retrain our AI/ML models, or prevent or limit our use of AI/ML technologies. For example, the FTC has required other companies to turn over (or disgorge) valuable insights or trainings generated through the use of AI/ML where they allege the company has violated privacy and consumer protection laws. If we cannot develop or use AI/ML or such activities are restricted, our business may be less efficient, or we may be at a competitive disadvantage. The use of AI/ML to assist us or our customers in making certain decisions may also be regulated by certain privacy laws. For additional information on risks that privacy and data protection obligations could pose to our business, see the Risk Factor titled “We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.”

Furthermore, inappropriate or controversial data practices by data scientists, engineers, and end-users of our systems could impair the acceptance of AI/ML solutions. If the recommendations, forecasts, or analyses that AI/ML applications assist in producing are deficient or inaccurate, we could be subjected to competitive harm, potential legal liability, and brand or reputational harm., Additionally, some AI/ML use scenarios may present ethical issues. Though our technologies and business practices are designed to mitigate many of these issues and risks, if we enable or offer AI solutions that are controversial because of their purported or real impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We may be unable to respond quickly enough to changes in technology and technological risks and to develop our intellectual property into commercially viable products.

Changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive to our customers, which could adversely affect our results of operations. Our ability to anticipate changes in technology and regulatory standards and to successfully develop and introduce new and enhanced products on a timely basis will be a significant factor in our ability to be competitive. There is a risk that we will not be able to achieve the technological advances that may be necessary for us to be competitive or that certain of our products will become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly. These risks could have a material adverse effect on our business, results of operations and financial condition.

If our information technology systems or those of third parties upon which we rely, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.

In the ordinary course of our business, we and the third parties upon which we rely, collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) proprietary, confidential, and sensitive data, including personal data (such as health-related data), intellectual property and trade secrets (collectively, “sensitive information”).

Our and our third-party vendors’ and business partners’ information technology systems may be damaged or compromised by malicious events, such as cyberattacks, physical or electronic security breaches, malicious internet-based activity, online and offline fraud, natural disasters, fire, power loss, telecommunications failures, personnel misconduct and human error.

Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including internal bad actors, such as employees or contractors (through theft or misuse), or third parties (including traditional computer hackers, “hacktivists,” persons involved with organized crime, or sophisticated foreign state or foreign state-supported actors).

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Cybersecurity threats can employ a wide variety of methods and techniques, which are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. We and the third parties upon which we rely are subject to a variety of these evolving threats, including but not limited to social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), denial-of-service attacks (such as credential stuffing), credential harvesting, personnel misconduct or error, ransomware attacks, supply-chain attacks, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, telecommunications failures, earthquakes, fires, floods, and other similar threats. In particular, severe ransomware attacks are becoming increasingly prevalent – particularly for companies like ours that are engaged in critical infrastructure or manufacturing – and can lead to significant interruptions in our operations, loss of sensitive data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, we and our third-party vendors and business partners may be unable to anticipate these techniques or implement adequate preventative measures.

Remote work has become more common and has increased risks to our information technology systems and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Additionally, future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

We rely on third-party service providers and technologies to operate critical business systems to process sensitive information in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology, and other functions. We also rely on third-party service providers to provide other products, services, parts, or otherwise to operate our business. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. Certain of the third parties on which we rely have in the past, and may in the future, experience cybersecurity incidents. We could experience adverse consequences resulting from any security incidents or other interruptions experienced by third-party service providers. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award and our reputation could be harmed. In addition, supply-chain attacks have increased in frequency and severity, and we cannot guarantee that third parties’ infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised.

We, and the third-party business partners and vendors upon which we rely, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt our information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. In April 2024, our primary commercial partner and exclusive reseller for the automotive industry, AFG, publicly disclosed that it was the victim of a ransomware attack in the Fall of 2023. To the extent negative publicity AFG receives from the incident has, or the incident otherwise causes, a material adverse effect on AFG’s business or AFG’s ability to resell our products, our results of operations and financial condition could suffer.

Although prior cyberattacks directed at us have not had a material impact on our financial results, and we are continuing to bolster our threat detection and mitigation processes and procedures, we cannot guarantee that future cyberattacks, if successful, will not have a material impact on our business or financial results. While we have security measures in place designed to protect our information and our customers’ information and to prevent data loss and other security incidents, we have not always been able to do so and there can be no assurance that in the future these measures will be successful. Security incidents could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information or our information technology systems, or those of the third parties upon whom we rely. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform and services.

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We may expend significant resources or modify our business activities to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures or industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

We take steps to detect and remediate vulnerabilities, but we may not be able to detect and remediate all vulnerabilities because the threats and techniques used to exploit the vulnerability change frequently and are often sophisticated in nature. Therefore, such vulnerabilities could be exploited but may not be detected until after a security incident has occurred. These vulnerabilities pose material risks to our business. Further, we may experience delays in developing and deploying remedial measures designed to address any such identified vulnerabilities.

Applicable data privacy and security obligations may require us to provide notice of data security incidents involving certain types of data, including personal data. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

Actual or perceived breaches of security measures, unauthorized access to our system or the systems of the third-party vendors that we rely upon, or any other cybersecurity threats may cause us to experience adverse consequences, such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Security incidents and attendant consequences may cause customers to stop using our platform and services, deter new customers from using our platform and services, and negatively impact our ability to grow and operate our business.

In addition, our reliance on third-party service providers and business partners could introduce new cybersecurity risks and vulnerabilities, including supply-chain attacks, and other threats to our business operations. We rely on third-party service providers and technologies to operate critical business systems to process sensitive data in a variety of contexts, including, without limitation, cloud-based infrastructure, data center facilities, encryption and authentication technology and other functions. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. Our contracts may not contain limitations on liability. There can be no assurance that any limitations of liability provisions in our contracts or license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

In addition to experiencing a security incident, third parties may gather, collect, or infer sensitive information about us from public sources, data brokers, or other means that reveals competitively sensitive details about our organization and could be used to undermine our competitive advantage or market position. Additionally, sensitive information of the Company or our customers could be leaked, disclosed, or revealed as a result of or in connection with our employee’s, personnel’s, or vendor’s use of generative AI technologies.

Any or all of the above issues, or the perception that any of them have occurred, could result in adverse consequences including, but not limited to, business interruptions and diversions of funds, decreased ability to attract new customers, existing customers deciding to terminate or not renew their agreements, reduced ability to obtain and maintain required or desirable cybersecurity certifications, reputational damage, government enforcement actions (for example, investigations, fines, penalties, audits, and inspections), and private litigation (including class claims), any of which could materially adversely affect our results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in our license arrangements with customers or in our agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect us from any such liabilities or damages with respect to any claim.

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We are or may become subject to stringent and evolving U.S. and foreign laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could lead to regulatory investigations or actions; litigation (including class claims) and mass arbitration demands; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse business consequences.

In the ordinary course of business, we collect, receive, store, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “process”) personal data and other sensitive information, including proprietary and confidential business data, trade secrets, intellectual property, sensitive third-party data and health data (collectively, “sensitive data”).

Our data processing activities mean that we are or may become subject to numerous data privacy and security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations relating to data privacy and security.

In the United States, federal, state, and local governments have enacted numerous data privacy and security laws, including data breach notification laws, personal data privacy laws, consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws). For example, the federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, imposes specific requirements relating to the privacy, security, and transmission of individually identifiable protected health information.

In the past few years, numerous U.S. states-including California, Virginia, Colorado, Connecticut, and Utah-have enacted comprehensive privacy laws that impose certain obligations on covered businesses, including providing specific disclosures in privacy notices and affording residents with certain rights concerning their personal data. As applicable, such rights may include the right to access, correct, or delete certain personal data, and to optout of certain data processing activities, such as targeted advertising, profiling, and automated decision-making. To the extent that we are or may become subject to such laws, the exercise of these rights may impact our business and ability to provide our products and services. Certain states also impose stricter requirements for processing certain personal data, including sensitive information, such as conducting data privacy impact assessments. These state laws allow for statutory fines for noncompliance. For example, the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act of 2020 (collectively, “CCPA”), applies to personal data of consumers, business representatives, and employees who are California residents, and requires businesses to provide specific disclosures in privacy notices and honor requests of such individuals to exercise certain privacy rights. The CCPA provides for fines of up to $7,500 per intentional violation and allows private litigants affected by certain data breaches to recover significant statutory damages.

Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. These developments may further complicate compliance efforts and increase legal risk and compliance costs for us and the third parties upon whom we rely.

Outside the United States, an increasing number of laws, regulations, and industry standards govern data privacy and security. For example, the European Union’s General Data Protection Regulation (“EU GDPR”), the United Kingdom’s GDPR (“UK GDPR”), Brazil’s General Data Protection Law (Lei Geral de Proteção de Dados Pessoais, or LGPD) (Law No. 13,709/2018), and China’s Personal Information Protection Law impose strict requirements for processing personal data. For example, under GDPR, companies may face temporary or definitive bans on data processing and other corrective actions; fines of up to 20 million Euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater; or private litigation related to processing of personal data brought by classes of data subjects or consumer protection organizations authorized at law to represent their interests.

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In addition, we may be unable to transfer personal data from Europe and other jurisdictions to the United States or other countries due to data localization requirements or limitations on cross-border data flows. Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. In particular, the European Economic Area (“EEA”) and the United Kingdom (“UK”) have significantly restricted the transfer of personal data to the United States and other countries whose privacy laws it generally believes are inadequate. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. Although there are currently various mechanisms that may be used to transfer personal data from the EEA and UK to the United States in compliance with law, such as the EEA’s standard contractual clauses, the UK’s International Data Transfer Agreement / Addendum, and the EU-U.S. Data Privacy Framework and the UK extension thereto (which allows for transfers to relevant U.S.-based organizations who self-certify compliance and participate in the Framework), these mechanisms are subject to legal challenges, and there is no assurance that we can satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business. Additionally, companies that transfer personal data out of the EEA and UK to other jurisdictions, particularly to the United States, are subject to increased scrutiny from regulators, individual litigants, and activities groups. Some European regulators have ordered certain companies to suspend or permanently cease certain transfers of personal data out of Europe for allegedly violating the GDPR’s cross-border data transfer limitations.

In addition to data privacy and security laws, we are or may become contractually subject to industry standards adopted by industry groups and may become subject to such obligations in the future. Additionally, we are or may become bound by other contractual obligations related to data privacy and security, and our efforts to comply with such obligations may not be successful.

We publish privacy policies, marketing materials, and other statements, such as compliance with certain certifications or self-regulatory principles, regarding data privacy and security. If these policies, materials or statements are found to be deficient, lacking in transparency, deceptive, unfair, or misrepresentative of our practices, we may be subject to investigation, enforcement actions by regulators, or other adverse consequences.

Obligations related to data privacy and security (and consumers’ data privacy expectations) are quickly changing, becoming increasingly stringent, and creating uncertainty. Additionally, these obligations may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. Preparing for and complying with these obligations requires us to devote significant resources and may necessitate changes to our services, information technologies, systems, and practices and to those of any third parties that process personal data on our behalf.

We may at times fail (or be perceived to have failed) in our efforts to comply with our data privacy and security obligations. Moreover, despite our efforts, our personnel or third parties on whom we rely on may fail to comply with such obligations, which could negatively impact our business operations. If we or the third parties on which we rely fail, or are perceived to have failed, to address or comply with applicable data privacy and security obligations, we could face significant consequences, including but not limited to: government enforcement actions (e.g., investigations, fines, penalties, audits, inspections, and similar); litigation (including class-action claims) and mass arbitration demands; additional reporting requirements and/or oversight; bans on processing personal data; and orders to destroy or not use personal data. In particular, plaintiffs have become increasingly more active in bringing privacy-related claims against companies, including class claims and mass arbitration demands. Some of these claims allow for the recovery of statutory damages on a per violation basis, and, if viable, carry the potential for monumental statutory damages, depending on the volume of data and the number of violations. Any of these events could have a material adverse effect on our reputation, business, or financial condition, including but not limited to: loss of customers; inability to process personal data or to operate in certain jurisdictions; limited ability to develop or commercialize our products; expenditure of time and resources to defend any claim or inquiry; adverse publicity; or substantial changes to our business model or operations.

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Risks Relating to Ownership of Our Common Stock and Public Warrants

A market for our Common Stock and Public Warrants may not be sustained, which would adversely affect the liquidity and price of our Common Stock and Public Warrants. If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, the price and liquidity of our Common Stock and Public Warrants could decline.

The trading market for our Common Stock and Public Warrants will be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our Common Stock and Public Warrants would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our results of operations fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

We do not intend to pay dividends for the foreseeable future.

We do not intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Moreover, the terms of any revolving credit facility into which we or any of our subsidiaries enters may restrict our ability to pay dividends, and any additional debt we or any of our subsidiaries may incur in the future may include similar restrictions. As a result, shareholders must rely on sales of their Common Stock after price appreciation as the only way to realize any future gains on their investment.

We will incur increased costs as a result of operating as a public company, and our management is required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.

As a company with publicly-traded securities, we are subject to the reporting requirements of the Exchange Act, Sarbanes-Oxley, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of the Nasdaq and other applicable securities laws and regulations. These rules and regulations require that we adopt additional controls and procedures and disclosure, corporate governance and other practices thereby significantly increasing our legal, financial and other compliance costs. These new obligations will also make other aspects of our business more difficult, time-consuming or costly and increase demand on our personnel, systems and other resources. For example, to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we will need to commit significant resources, hire additional staff and provide additional management oversight. Furthermore, as a result of disclosure of information in this Registration Statement and in our Exchange Act and other filings required of a public company, our business and financial condition will become more visible, which we believe may give some of our competitors who may not be similarly required to disclose this type of information a competitive advantage. In addition to these added costs and burdens, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Common Stock, fines, sanctions, other regulatory actions and civil litigation, any of which could negatively affect the price of our Common Stock.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “BNAI” and “BNAIW”, respectively. In order to continue listing our securities on Nasdaq, we are required to maintain certain financial, distribution and stock price levels. Generally, we will be required to maintain a minimum market capitalization and a minimum number of holders of our securities.

If Nasdaq delists our Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect that our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

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●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Company’s securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Failure to establish and maintain effective internal controls in accordance with Section 404 of Sarbanes-Oxley could have a material adverse effect on our business and stock price.

We are required to comply with the SEC’s rules implementing Sections 302 and 404 of Sarbanes-Oxley, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. As an emerging growth company, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(a) until the later of (i) the year following our first annual report required to be filed with the SEC or (ii) we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Prior to the Business Combination, BEN did not have an internal audit function. To comply with the requirements of being a public company, we have undertaken various actions, and will need to take additional actions, such as implementing numerous internal controls and procedures and hiring additional accounting or internal audit staff or consultants. Testing and maintaining internal control can divert management’s attention from other matters that are important to the operation of our business. If we identify any material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting once we are no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock could be negatively affected. We could also become subject to investigations by the SEC, Nasdaq or other regulatory authorities, which could require additional financial and management resources. In addition, if we fail to remedy any material weakness, our financial statements could be inaccurate, and we could face restricted access to capital markets.

Delaware law and provisions in our Certificate of Incorporation and Bylaws could make a merger, tender offer, or proxy contest difficult, thereby depressing the trading price of our Common Stock.

Our Certificate of Incorporation (our “Charter”) and Bylaws contain provisions that could depress the trading price of our Common Stock by acting to discourage, delay, or prevent a change of control or changes in our management that our stockholders may deem advantageous. These provisions include the following:

●	a classified board of directors so that not all members of the Board are elected at one time;

●	the right of the board of directors to establish the number of directors and fill any vacancies and newly created directorship;

●	director removal solely for cause;

●	super-majority voting to amend certain provisions of our Charter and any provision of our Bylaws;

●	“blank check” preferred stock that our board of directors could use to implement a shareholder rights plan;

●	the right of our board of directors to issue our authorized but unissued Common Stock and Preferred Stock without stockholder approval;

●	no ability of our stockholders to call special meetings of stockholders;

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●	no right of our stockholders to act by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

●	limitations on the liability of, and the provision of indemnification to, our director and officers;

●	the right of the board of directors to make, alter, or repeal our Bylaws; and

●	advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by stockholders at annual stockholder meetings.

Any provision of our Charter or Bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our Common Stock, and could also affect the price that some investors are willing to pay for our Common Stock.

The provision in our Charter requiring exclusive venue in the Court of Chancery in the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against directors and officers.

Our Charter provides that, unless otherwise consented to by us in writing, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Company; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee or shareholder of the Company, to the Company or the Company’s shareholders; (iii) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the Charter or the Bylaws of the Company (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Charter or the Bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against this corporation or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine or otherwise relate to the Company’s internal affairs, in all cases to the fullest extent permitted by applicable law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Charter further providers that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”) including all causes of action asserted against any defendant named in such complaint. Any person or entity purchasing or otherwise acquiring any interest in the Company’s securities will be deemed to have notice of and consented to this provision.

Although the Charter contains the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, and, therefore, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Although we believe these provisions will benefit us by limiting costly and time-consuming litigation in multiple forums and by providing increased consistency in the application of applicable law, these exclusive forum provisions may make it more expensive for stockholders to bring a claim than if the stockholders were permitted to select another jurisdiction and may limit the ability of our shareholders to bring a claim in a judicial forum that such shareholders find favorable for disputes with us or our directors, officers or employees, which may discourage such lawsuits against us and our directors, officers and other employees.

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Future sales of shares by existing shareholders could cause our stock price to decline.

If our existing shareholders sell or indicate an intention to sell substantial amounts of our Common Stock in the public market, the trading price of our Common Stock could decline. In addition, shares underlying any outstanding options and restricted stock units will become eligible for sale if exercised or settled, as applicable, and to the extent permitted by the provisions of various vesting agreements and Rule 144 of the Securities Act. All the shares of our Common Stock subject to stock options outstanding and reserved for issuance under our equity incentive plans are expected to be registered on Form S-8 under the Securities Act and such shares are eligible for sale in the public markets, subject to Rule 144 limitations applicable to affiliates. If these additional shares are sold, or if it is perceived that they will be sold in the public market, the trading price of our Common Stock could decline.

Although the Sponsor is subject to certain restrictions regarding the transfer of our Common Stock, these shares may be sold after the expiration of their respective lock-ups. We intend to file one or more registration statements to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of our Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The Company may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to the holder, thereby making the Public Warrants worthless.

We have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per Public Warrant, if, among other things, the Reference Value equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant as described in the section titled “Description of Securities” in this Registration Statement on Form S-1). If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, we may redeem the Public Warrants listed on Nasdaq as set forth above even if the holders are otherwise unable to exercise the Public Warrants. Redemption of the outstanding Public Warrants as described above could force holders to (i) exercise the Public Warrants and pay the exercise price therefor at a time when it may be disadvantageous for holders to do so, (ii) sell the Public Warrants at the then-current market price when holders might otherwise wish to hold the Public Warrants or (iii) accept the nominal redemption price which, at the time the outstanding Public Warrants are called for redemption, we expect would be substantially less than the market value of the Public Warrants. None of the 6,000,000 warrants (the “Private Placement Warrants”) sold at a price of $1.50 per Private Placement Warrant in a private placement to the Sponsor, which were assumed in connection with the closing of the Business Combination, will be redeemable by us so long as they are held by the Sponsor or their permitted transferees.

In addition, we have the ability to redeem the outstanding Public Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.10 per Warrant if, among other things, the Reference Value equals or exceeds $10.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Public Warrant). In such a case, the holders will be able to exercise their Public Warrants prior to redemption for a number of shares of Common Stock determined based on the redemption date and the fair market value of Common Stock. The value received upon exercise of the Public Warrants (i) may be less than the value the holders would have received if they had exercised their Public Warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the Public Warrants, including because the number of Common Stock received is capped at 0.361 shares of Common Stock per Public Warrant (subject to adjustment) irrespective of the remaining life of the Public Warrants.

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We have the ability to require holders of the Public Warrants to exercise such warrants on a cashless basis, which will cause holders to receive fewer shares of Common Stock upon their exercise of the Public Warrants than they would have received had they been able to exercise their Public Warrants for cash.

If the Company calls the Public Warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we have the option to require any holder that wishes to exercise their Public Warrants to do so on a “cashless basis.” If the Company’s management chooses to require holders to exercise their Public Warrants on a cashless basis, the number of our Common Stock received by a holder upon exercise will be fewer than it would have been had such holder exercised the Public Warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in the Company.

The exclusive forum clause set forth in the warrant agreement governing the Public Warrants may have the effect of limiting an investor’s rights to bring legal action against us and could limit the investor’s ability to obtain a favorable judicial forum for disputes with us.

Our outstanding Public Warrants provide for investors to consent to exclusive forum to state or federal courts located in New York, New York. This exclusive forum may have the effect of limiting the ability of investors to bring a legal claim against us due to geographic limitations and may limit an investor’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition. Notwithstanding the foregoing, nothing in the warrant limits or restricts the federal district court in which a holder of a warrant may bring a claim under the federal securities laws.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the Board’s attention and resources from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

If our operating and financial performance in any given period does not meet the guidance provided to the public or the expectations of investment analysts, the market price of our Common Stock and Public Warrants may decline.

We may, but are not obligated to, provide public guidance on our expected operating and financial results for future periods. Any such guidance will consist of forward-looking statements, subject to the risks and uncertainties described in this Registration Statement on Form S-1 and in our other public filings and public statements. The ability to provide this public guidance, and the ability to accurately forecast our results of operations, could be impacted by the global macroeconomic events, such as the COVID-19 pandemic and the current conflict in Ukraine and in the Middle East. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of unfavorable or uncertain economic and market conditions, such as the current global economic uncertainty experienced as a result of the COVID-19 pandemic and the current inflationary environment in the United States. If, in the future, our operating or financial results for a particular period do not meet any guidance provided or the expectations of investment analysts, or if we reduce our guidance for future periods, the market price of our Common Stock and Public Warrants may decline as well. Even if we do issue public guidance, there can be no assurance that we will continue to do so in the future.

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Our management does not have prior experience in operating a public company.

Our management does not have prior experience in managing a publicly traded company. As such, the management team may encounter difficulties in successfully or effectively complying with our reporting and other obligations under federal securities laws and other regulations and in connection with operating as a public company. Their lack of prior experience in dealing with the reporting and other obligations and laws pertaining to public companies could result in management being required to devote significant time to these activities, which may result in less time being devoted to our management and growth. Additionally, we will be required to hire additional personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies. We may be required to incur significant expense in connection with these efforts.

A substantial number of the Company’s Common Stock are restricted securities and as a result, there may be limited liquidity for our Common Stock.

A substantial portion of our outstanding shares of Common Stock currently constitute restricted securities and “control” securities for purposes of Rule 144 of the Securities Act or otherwise subject to a contractual lockup. As a result, there may initially be limited liquidity in the trading market for our Common Stock until these shares are sold pursuant to an effective registration statement under the Securities Act or the shares become available for resale without volume limitations or other restrictions under Rule 144 and are otherwise no longer subject to a lockup agreement. Even once these are no longer restricted or a registration statement for such shares has become effective, the liquidity for our Common Stock may remain limited given the substantial holdings of such stockholders, which could make the price of our Common Stock more volatile and may make it more difficult for investors to buy or sell large amounts of our Common Stock.

Future resales of our Common Stock may cause the market price of our Common Stock to drop significantly, even if the Company’s business is doing well.

The Company’s pre-Business Combination equity holders hold the substantial majority of our outstanding Common Stock. The Common Stock being offered for resale in this prospectus represent approximately 42.8% of our total outstanding Common Stock (assuming the full issuance of shares of Common Stock to Yorkville Investor under the SEPA without giving effect to any warrant exercises), as of the date of this prospectus.

After the registration statement of which this prospectus is a part is effective, and until such time that it is no longer effective or all securities hereunder are sold, the registration statement will permit the resale of these securities. The resale, or expected or potential resale, of a substantial number of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell your Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the registration statement, Selling Holders will continue to offer the securities covered by the registration statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to a registration statement may continue for an extended period of time.

Further, sales of our Common Stock upon expected expiration of resale restrictions could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. As such, short sales of our Common Stock could have a tendency to depress the price of our Common Stock, which could further increase the potential for short sales.

The Company cannot predict the size of future issuances or sales of our Common Stock or the effect, if any, that future issuances and sales of our Common Stock will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock, including issuances made in the ordinary course of the Company’s business, or the perception that such sales could occur, may materially and adversely affect prevailing market prices of our Common Stock.

In addition, registration rights we may grant in the future, including in the ordinary course of the Company’s business, may further depress market prices if these registration rights are exercised or shares of our Common Stock are sold under the registration statements, the presence of additional shares trading in the public market may also adversely affect the market price of our Common Stock.

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Furthermore, while certain of the Selling Holders may experience a positive rate of return based on the current trading price of our Common Stock, public stockholders may not experience a similar rate of return on the securities purchased in the open market due to potential differences in the purchase prices paid by public stockholders for shares of Common Stock bought in the open market and the Selling Holders in transactions in which they purchased or received their Offered Securities and the current trading price of our Common Stock.

Certain existing securityholders acquired their securities in the Company at prices below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in our Company may not experience a similar rate of return.

Certain securityholders in the Company, including certain of the Selling Holders, acquired Common Stock, as well as shares of Common Stock underlying Warrants, at prices below the current trading price of such securities and may experience a positive rate of return based on the current trading price. On September 12, 2024, the closing price of our Common Stock was $0.98 per share.

Given the relatively lower purchase prices that many of our Selling Holders paid to acquire the Offered Securities compared to their current trading prices, these Selling Holders in some instances may earn a significant positive rate of return on their investment depending on the market price of our Common Stock at the time that such Selling Holders choose to sell their securities. The Selling Holders purchased, or were given as consideration to, as applicable, the securities offered for resale at effective purchase prices ranging from significantly below to above current trading prices, as set forth in further detail in the section titled “Purchase Price Paid By the Selling Security Holders.” Investors who purchase our Common Stock and Public Warrants on The Nasdaq Capital Market following the Business Combination may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price.

The issuances of additional shares of Common Stock under the SEPA may result in dilution of holders of Common Stock and have a negative impact on the market price of the Common Stock.

Pursuant to the SEPA, we may issue and sell up to $50 million of shares of Common Stock to the Yorkville Investor. The price at which we may issue and sell shares may be at either (i) 96% of the daily VWAP of the Common Stock for any period commencing on the receipt of the advance notice by the Yorkville Investor and ending on 4:00 p.m. on the applicable advance notice date or (ii) 97% of the lowest daily VWAP of the Common Stock during the three trading days following a notice to sell to the Yorkville Investor, provided that we are subject to certain caps on the amount of shares of Common Stock that we may sell on any single day. Assuming that (a) we issue and sell the full $50 million of shares of Common Stock under the SEPA to the Yorkville Investor, (b) no beneficial ownership limitations, and (c) the issue price for such sales is $1.00 or $2.00 per share, such additional issuances would represent in the aggregate approximately 50,000,000 or 25,000,000 additional shares of Common Stock, respectively, or approximately 56.8% or 39.7% of the total number of shares of Common Stock outstanding as of the date hereof, after giving effect to such issuance. The timing, frequency, and the price at which we issue shares of Common Stock are subject to market prices and management’s decision to sell shares of Common Stock, if at all.

Upon effectiveness of this registration statement, the Yorkville Investor may resell all, some or none of their shares of Common Stock beneficially owned by them from time to time in their discretion and at different prices subject to the terms of the SEPA. As a result, investors will likely pay different prices for those shares, and so may experience different levels of dilution (and in some cases substantial dilution) and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase as a result of future issuances by the Company, whether to the Yorkville Investor or others at prices lower than the prices such investors paid for their shares. In addition, if we issue a substantial number of shares to such parties, or if investors expect that we will do so, the actual sales of shares or the mere existence of the SEPA may adversely affect the price of our Common Stock or make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price, or at all.

The issuance, if any, of Common Stock would not affect the rights or privileges of the Company’s existing stockholders, except that the economic and voting interests of existing stockholders would be diluted. Although the number of shares of Common Stock that existing stockholders own would not decrease as a result of these additional issuances, the shares of Common Stock owned by existing stockholders would represent a smaller percentage of the total outstanding shares of Common Stock after any such issuance, potentially significantly smaller.

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USE OF PROCEEDS

All of the securities offered by the Selling Holders pursuant to this prospectus will be sold by the Selling Holders for their respective accounts. We will not receive any of the proceeds from these sales. However, we expect to receive proceeds from sales of Common Stock that we may elect to make to the Yorkville Investor pursuant to the SEPA, if any, from time to time in our discretion. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell shares of Common Stock to the Yorkville Investor after the date of this prospectus. See “Selling Security Holders — Material Relationships with Selling Holders — SEPA” for a description of how the price at which we may sell shares of Common Stock to the Yorkville Investor is calculated pursuant to the SEPA.

The Selling Holders will pay any brokerage fees or commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred in selling the securities. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

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MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

BEN’s Common Stock and Public Warrants are listed on Nasdaq, respectively, under the symbols “BNAI” and “BNAIW,” respectively. Our Common Stock and Public Warrants began public trading on March 14, 2024. As of September 12, 2024, there were 37,979,594 shares of Common Stock outstanding and 16,440,962 Public Warrants outstanding, which does not include holders whose shares are held in nominee or “street name” accounts through banks, brokers or other financial institutions.

Dividend Policy

We have not declared or paid any dividends on our Common Stock. We currently do not anticipate paying cash dividends on our Common Stock for the foreseeable future. Any decision to declare and pay dividends on our Common Stock in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions, including those under any current or future debt instruments, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of BEN’s financial condition and results of operations should be read in conjunction with “Cautionary Note Regarding Forward-Looking Statements,” “Business,” “Risk Factors” and BEN’s audited financial statements and the notes related thereto, which are included elsewhere in this Registration Statement on Form S-1. Unless the context otherwise requires, all references in this section to “we,” “us,” “our,” the “Company” or “BEN” refer to Brand Engagement Network Inc. in its current corporate form as a Delaware corporation and its consolidated subsidiaries. This discussion and analysis is based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties. BEN’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors. Please see “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” in this Registration Statement on Form S-1.

Overview

We are an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like AI assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

A brief history of the recent developments of our business is as follows:

●	In November 2022, the Company determined that the AI industry had a higher likelihood, as compared to blockchain and other forms of data management, of long-term potential due to the rapidly evolving consumer demand for AI solutions.

●	In the fourth quarter of 2022, the Company’s management team, in consultation with its advisors, developed an internal strategy to execute on AI. Significant changes were made to the business, including abandoning a primary strategy involving blockchain, and completing an overhaul of the platform, a shift from business-to-consumer to business-to-business-to-consumer, and the development of a new business model and use cases.

●	In February 2023, DHC Acquisition Corp. (“DHC”) and the Company entered into a non-disclosure agreement.

●	As the Company continued to look at acquisitions to further its strategy of consumer data management through AI, the Company identified an opportunity to acquire DM Lab Co., LTD (“DM Lab”). In March 2023, the Company provided a non-binding term sheet to DM Lab.

●	In April of 2023, the Company’s management team traveled to Korea to visit DM Lab. Because the Company believed DM Lab to be in distress, the Company believed DM Lab to be an attractive target for an acquisition given its technology, intellectual property and its existing collaboration with Korea University. As the Company performed diligence on DM Lab and the AI market, the Company determined that the acquisition was in the best interest of its shareholders, and that when matched with the Company’s management team, DM Lab’s technology would yield significant or near to mid-term growth and provide scale to the Company’s business.

●	In April 2023, the Company retained the services of, on a consulting basis, its Chief Executive Officer to provide consulting and professional services relating to the Company’s product development.

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●	In April 2023, the Company undertook a convertible note offering with accredited investors with a conversion price of $3.70 per share.

●	In May 2023, the Company entered into an asset purchase agreement to purchase DM Lab.

We still hold significant intellectual property in the form of a patent portfolio that we believe will be a cornerstone of our artificial intelligence solutions for certain industries that we expect to target, including the automotive, healthcare, and financial services industries.

Recent Events

August Private Placement

On August 26, 2024, we consummated a series of transactions for an aggregate purchase price of $5,925,000 (the “August Financing”) whereby we (i) agreed to issue 1,185,000 shares of our Common Stock at a price per share of $5.00 pursuant to that certain Securities Purchase Agreement (the “August Securities Purchase Agreement”), dated August 26, 2024, by and among the Company and certain investors signatory thereto (the “August Purchasers”) (ii) issued 960,000 warrants (the “August Warrants”) to purchase our Common Stock at an exercise price of $5.00 pursuant to that certain Warrant Purchase Agreement (“Warrant Purchase Agreement”), dated August 26, 2024, by and among the Company and certain purchasers signatory thereto and (iii) facilitated the transfer of 1,185,000 shares held by Sponsor issued in connection with the Company’s predecessor, DHC Acquisition Corp.’s (“DHC”) initial public offering to the August Purchasers, pursuant to that certain share assignment and lockup release agreement (the “Assignment Agreement”) with certain members of DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”) and certain other existing stockholders and affiliates of the Company and the August Purchasers in exchange for releases from certain restrictions on transfer contained in either a (i) prior letter agreement by and among the Company’s predecessor, DHC, Sponsor and the other signatories thereto or (ii) in certain lock-up agreements executed by certain members of Sponsor in connection with the consummation of the Company’s prior business combination.

On August 30, 2024, the Company issued to the August Purchasers an aggregate of 100,000 shares of Common Stock and 960,000 August Warrants, and the August Purchasers paid an aggregate of $0.25 million in connection with the closing of the August Financing. Pursuant to the August Securities Purchase Agreement and the Assignment Agreement, the remaining 2,270,000 shares of Common Stock are to remain in escrow until each August Purchaser deposits amounts on a monthly basis no later than September 5, 2024, October 5, 2024, November 5, 2024, December 5, 2024, January 5, 2025, February 5, 2025, March 5, 2025 and April 5, 2025 (the “August Required Fundings”). Upon payment of each August Required Funding, a pro rata portion of the shares of Common Stock in escrow are to be issued and released to the purchasers thereunder. As of September 13, 2024, 50,000 shares of Common Stock have been released from escrow upon payment by the purchasers thereunder for aggregate gross proceeds of $0.25 million.

Standby Equity Purchase Agreement

On August 26, 2024, the Company issued 280,899 shares (the “Commitment Shares”) of Common Stock to YA II PN, Ltd. (“Yorkville Investor”), pursuant a Standby Equity Purchase Agreement (the “SEPA”), dated August 26, 2024. The issuance of such shares to Yorkville Investor pursuant to the SEPA was not registered under the Securities Act.

Fee Conversion

On August 22, 2024, the Company entered into a Fee Conversion Agreement (the “Fee Conversion Agreement”) with Sponsor, pursuant to which the Company agreed to issue 151,261 shares of Common Stock (the “Conversion Shares”) at a value of $2.38 per share to Sponsor in exchange for the conversion of certain outstanding fees owed by the Company in the amount of $360,000.

July Private Placement

On July 1, 2024, the Company entered into a July Securities Purchase Agreement with The Williams Family Trust (the “July Securities Purchase Agreement”) for the issuance and sale of 120,000 shares of Common Stock and 240,000 warrants, consisting of 120,000 July Warrants with a term of one year (the “July One-Year Warrants”) and 120,000 July Warrants with a term of five years (the “July Five-Year Warrants,” together with the July One-Year Warrants, the “July Warrants”) to The Williams Family Trust for an aggregate purchase price of $0.3 million. The July Warrants are exercisable for Common Stock at a price of $2.50 per share and were immediately issued upon the closing date of July 1, 2024.

Debt Conversion

Effective June 30, 2024, Brand Engagement Network Inc., a Wyoming corporation (“Prior BEN”) and the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of Common Stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by Prior BEN to October 3rd Holdings, LLC in the amount of $0.4 million.

May Private Placement

On May 28, 2024, the Company entered into the a Securities Purchase Agreement (the “May Securities Purchase Agreement”) with certain investors (the “May Purchasers”), pursuant to which the Company agreed to issue and sell to the May Purchasers an aggregate of 1,980,000 shares of Common Stock and 3,960,000 warrants , consisting of 1,980,000 May Warrants with a term of one year (“May One-Year Warrants”) and 1,980,000 May Warrants with a term of five years (“May Five-Year Warrants”, together with the May One-Year Warrants, the “May Warrants” and the shares underlying the May Warrants, the “May Warrant Shares”) for an aggregate of $4.95 million. The May Warrants are exercisable for shares of Common Stock at an exercise price of $2.50 per share. On May 30, 2024, the Company issued to the May Purchasers an aggregate of 200,000 shares of Common Stock and 400,000 May Warrants, and the May Purchasers paid an aggregate of $0.5 million in connection with the closing of the private placement. Pursuant to the May Securities Purchase Agreement, the remaining 1,780,000 shares of Common Stock and May Warrants to purchase 3,560,000 May Warrant Shares are to remain in escrow until each Purchaser deposited amounts on a monthly basis no later than June 27, 2024, July 29, 2024, August 29, 2024, September 27, 2024 and October 29, 2024 (the “May Required Fundings”). Upon payment of each May Required Funding, a pro rata portion of the shares of Common Stock and May Warrants in escrow are to be issued and released to the purchasers thereunder. As of September 13, 2024, 1,040,000 shares of Common Stock have been released from escrow upon payment by the purchasers thereunder for aggregate gross proceeds of $2.6 million.

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Cohen Convertible Note

On April 12, 2024, we issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division in the principal amount of $1.9 million (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection with its merger with Prior BEN and DHC (the “Business Combination”). Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note is March 14, 2025.

Key Factors and Trends Affecting our Business

Productions and Operations

We expect to continue to incur significant operating costs that will impact our future profitability, including research and development expenses as we introduce new products and improves existing offerings; capital expenditures for the expansion of our development and sales capacities and driving brand awareness; additional operating costs and expenses for production ramp-up; general and administrative expenses as we scale our operations; interest expense from debt financing activities; and selling and distribution expenses as we build our brand and market our products. To date, we have not yet sold any of our products beyond their pilot stage. As a result, we will require substantial additional capital to develop products and fund operations for the foreseeable future.

Revenues

We are a development stage company and have not generated any significant revenue to date.

Public Company Costs

We expect to hire additional staff and implement new processes and procedures to address public company requirements, particularly with respect to internal controls compliance and public company reporting obligations. We also expect to incur substantial additional expenses for, among other things, directors’ and officers’ liability insurance, director compensation and fees, listing fees, Securities and Exchange Commission (“SEC”) registration fees, and additional costs for investor relations, accounting, audit, legal and other functions.

If we cease to become an emerging growth company, we will become subject to the provisions and requirements under Section 404(b) of the Sarbanes-Oxley Act of 2002, which will require us to undergo audits of our internal controls over financial reporting as part of our yearly financial statement audits, resulting in a significant increase in consultant and audit costs over previous levels going forward.

Components of Results of Operations

Operating expenses

General and administrative expenses

General and administrative expenses consist of employee-related expenses including salaries, benefits, and stock-based compensation as well as fees paid for legal, accounting and tax services, consulting fees and facilities costs not otherwise included in research and development expense. We have and expect to further incur significant expenses as a result of becoming a public company, including expenses related to compliance with the rules and regulations of the SEC and Nasdaq, additional insurance, investor relations and other administrative expenses and professional services.

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Depreciation and amortization

Depreciation expense relates to property and equipment which consists of equipment, furniture and capitalized software. Amortization expense relates to intangible assets.

Research and development cost

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Interest expense

Interest expense consists of interest on our related party note payable and short-term debt.

Interest income

Interest income consists of interest earned on our excess cash.

Change in fair value of warrant liabilities

Change in fair value of warrant liabilities reflected the non-cash charge for changes in the fair value of the warrant liability that is subject to re-measurement at each balance sheet date.

Gain on debt extinguishment

Gain on debt extinguishment is related to settlement of accounts payable through the issuance of Common Stock and negotiated cash settlement.

Other expenses

Other expenses primarily consists of foreign currency gains or losses as a result of exchange rate fluctuations on transactions denominated in Korean won.

Results of Operations

Comparison of the Three Months Ended June 30, 2024 and 2023

	Three Months Ended June 30,		Increase
	2024	2023	(Decrease)
Revenues	$—	$—	$—
Operating expenses:
General and administrative	5,255,136	2,779,722	2,475,414
Depreciation and amortization	682,244	220,702	461,542
Research and development	355,565	76,378	279,187
Total operating expenses	6,292,945	3,076,802	3,216,143
Loss from operations	(6,292,945)	(3,076,802)	(3,216,143)
Other income (expenses):
Interest expense	(19,403)	—	(19,403)
Interest income	114	—	114
Gain on debt extinguishment	1,847,992	—	1,847,992
Change in fair value of warrant liabilities	1,456,661	—	1,456,661
Other	(42,123)	(31,750)	(10,373)
Other income (expenses), net	3,243,241	(31,750)	3,274,991
Net loss	(3,049,704)	(3,108,552)	58,848

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General and administrative expenses

General and administrative expenses for the three months ended June 30, 2024 were approximately $5.3 million, an increase of approximately $2.5 million, compared to three months ended June 30, 2023. The increase was primarily due to a $1.7 million increase in professional fees, a $1.6 million increase in employee related costs, a $0.2 million increase in insurance and taxes, and a $0.1 million increase in transaction-related costs, all related to the expansion of our operations as a result of the acquisition of DM Lab Co., LTD (“DM Lab”) in May 2023, partially offset by a decrease in stock-based compensation of $1.1 million. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.

Depreciation and amortization expenses

Depreciation and amortization expenses for the three months ended June 30, 2024 were approximately $0.7 million, an increase of approximately $0.5 million, compared to the three months ended June, 2023. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.

Research and development expenses

Research and development expenses for the three months ended June 30, 2024 were approximately $0.4 million, an increase of approximately $0.3 million, compared to the three months ended June 30, 2023. The increase in research and development expenses was primarily due to an increase in our stock-based compensation due to an increase in headcount as a result of the acquisition of DM Lab in May 2023.

Gain on debt extinguishment

Gain on extinguishment of debt for the three months ended June 30, 2024 was approximately $1.8 million, related to settlement of accounts payable through the issuance of 93,333 shares of Common Stock and negotiated cash settlement. We did not have such extinguishment of debt during the three months ended June 30, 2023.

Change in fair value of warrant liabilities

Change in fair value of the warrant liabilities for the three months ended June 30, 2024 was approximately $1.5 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. We did not incur such expenses during the three months ended June 30, 2023.

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Comparison of the Six Months Ended June 30, 2024 and 2023

	Six Months Ended June 30,		Increase
	2024	2023	(Decrease)
Revenues	$49,790	$-	$49,790
Operating expenses:
General and administrative	11,765,671	5,396,446	6,369,225
Depreciation and amortization	799,591	239,934	559,657
Research and development	606,236	78,378	527,858
Total operating expenses	13,171,498	5,714,758	7,456,740
Loss from operations	(13,121,708)	(5,714,758)	(7,406,950)
Other income (expenses):
Interest expense	(44,453)	-	(44,453)
Interest income	3,232	-	3,232
Gain on debt extinguishment	1,847,992	-	1,847,992
Change in fair value of warrant liabilities	1,395,838	-	1,395,838
Other	(15,014)	(31,750)	16,736
Other income (expenses), net	3,187,595	(31,750)	3,219,345
Net loss	$(9,934,113)	$(5,746,508)	$(4,187,605)

Revenues

During the six months ended June 30, 2024, we earned $0.05 million in revenue through proof of concept and revenue sharing. There were no revenues for the six months ended June 30, 2023.

General and administrative expenses

General and administrative expenses for the six months ended June 30, 2024 were approximately $11.8 million, an increase of approximately $6.4 million, compared to six months ended June 30, 2023. The increase was primarily due to transaction costs of $3.3 million incurred in connection with the Business Combination, a $3.2 million increase in employee related costs including $1.2 million in one-time bonuses in connection with the Business Combination, a $2.7 million increase in professional fees, a $0.3 million increase in insurance and taxes, a $0.1 million increase in office related expenses, and a $0.1 million increase in promotional costs, and all related to the expansion of our operations as a result of the acquisition of DM Lab in May 2023, partially offset by a decrease in stock-based compensation of $3.2 million due to the issuance of Prior BEN warrants and options which vested on the date of grant during the first quarter of 2023. We have only recently begun to raise proceeds through the offering of our Common Stock and convertible notes to investors and therefore expect, in the near term at a minimum, to continue to utilize the issuance of equity based instruments as compensation to reduce our cash outlays.

Depreciation and amortization expenses

Depreciation and amortization expenses for the six months ended June 30, 2024 were approximately $0.8 million, an increase of approximately $0.6 million, compared to the six months ended June 30, 2023. The increase was primarily due to the amortization expense associated with the developed technology placed into service in the second quarter of 2024.

Research and development expenses

Research and development expenses for the six months ended June 30, 2024 were approximately $0.6 million, an increase of approximately $0.5 million, compared to the six months ended June 30, 2023. The increase in research and development expenses was primarily due to an increase in our stock-based compensation due to an increase in headcount as a result of the acquisition of DM Lab in May 2023.

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Gain on debt extinguishment

Gain on extinguishment of debt for the six months ended June 30, 2024 was approximately $1.8 million, related to settlement of accounts payable through the issuance of 93,333 shares of Common Stock and negotiated cash settlement. We did not have such extinguishment of debt during the six months ended June 30, 2023.

Change in fair value of warrant liabilities

Change in fair value of the warrant liabilities for the six months ended June 30, 2024 was approximately $1.4 million associated with the non-cash charge for changes in the fair value of the warrant liabilities that is subject to re-measurement at each balance sheet date. We did not incur such expenses during the six months ended June 30, 2023.

Comparison of the Years Ended December 31, 2023 and 2022

	Year Ended December 31,		Increase
	2023	2022	(Decrease)
Revenues	$35,210	$15,642	$19,568
Cost of revenues	-	-	-
Gross profit	35,210	15,642	19,568
Operating expenses
General and administrative	10,841,024	1,026,549	9,814,475
Depreciation and amortization	637,990	76,928	561,062
Research and development	236,710	136,404	100,306
Total expenses	11,715,724	1,239,881	10,475,843
Loss from operations	(11,680,514)	(1,224,239)	(10,456,275)
Other (expenses) income
Interest expense	(56,515)	-	(56,515)
Interest income	15,520	-	15,520
Other	(9,757)	(362)	(9,395)
Gain on debt extinguishment	-	548,563	(548,563)
Net other (expenses) income	(50,752)	548,201	(598,953)
Net loss	$(11,731,266)	$(676,038)	(11,055,228)

Revenues

During the year ended December 31, 2023, we earned $0.04 million in revenue through proof of concept and revenue sharing. Revenues for the year ended December 31, 2022, were attributable to BEN’s beta testing of its mobile advertising platform in a regional market, which have since discontinued.

General and administrative expenses

General and administrative expenses for the year ended December 31, 2023 were approximately $10.8 million, an increase of approximately $9.8 million, compared to the prior year. The increase was primarily due to a $4.8 million increase in stock-based compensation due to the issuance of options to our co-chief executive officer as part of his employment package, and issuance of compensatory warrants to our advisors, a $2.2 million increase in payroll and employee benefits, a $1.7 million increase in professional fees, a $1.0 million increase in travel and marketing, and a $0.1 million increase in license fees all related to the expansion of our operations.

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Depreciation and amortization expenses

Depreciation and amortization expenses for the year ended December 31, 2023 were approximately $0.6 million, an increase of approximately $0.6 million, compared to the prior year, primarily due to a $0.54 million increase in depreciation expense associated with the property and equipment acquired from DM Lab.

Research and development expenses

Research and development expenses for the year ended December 31, 2023 were approximately $0.2 million, an increase of approximately $0.1 million, compared to the prior year. The increase in research and development expenses was primarily due to an increase in our stock-based compensation and payments made to Korea University pursuant to the research and development sponsorship agreement.

Interest expense

Interest expense for the year ended December 31, 2023 was approximately $0.06 million associated with our related party note payable and short-term debt.

Interest income

Interest income for the year ended December 31, 2023 was approximately $0.02 million associated with our excess cash.

Other expenses

Other expenses for the year ended December 31, 2023 were approximately $0.01 million associated with foreign currency losses as a result of exchange rate fluctuations on transactions denominated in Korean won.

Gain on debt extinguishment

There was no debt extinguishment during the year ended December 31, 2023. During the year ended December 31, 2022, we satisfied a portion of our outstanding accounts payable through the issuance of 656,613 shares Common Stock. As a result, we recorded a gain on extinguishment of approximately $0.6 million.

Liquidity and Capital Resources

Capital Resources and Available Liquidity

As of June 30, 2024, our principal source of liquidity was cash of approximately $1.4 million. We have financed operations to date with proceeds from the Cohen Convertible Note, transactions with AFG, sales of our Common Stock, warrant exercises and debt issuances to related and non-related parties. As described in Note A of our audited consolidated financial statements and unaudited consolidated interim financial statements, we have incurred recurring losses and negative cash flows from operations since inception and had an accumulated deficit of approximately $23.2 million at June 30, 2024. We expect losses and negative cash flows to continue for the foreseeable future, primarily as a result of increased general and administrative expenses, continued product research and development and marketing efforts. Management anticipates that significant additional expenditures will be necessary to develop and expand our business, including through stock and asset acquisitions, before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. Current available funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the Business Combination or through business development activities. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing. Our history of losses, our negative cash flow from operations, our limited cash resources on hand and our dependence on our ability to obtain additional financing to fund our operations after the current cash resources are exhausted raises substantial doubt about our ability to continue as a going concern. Our management concluded that our recurring losses from operations, and the fact that we have not generated significant revenue or positive cash flows from operations, raised substantial doubt about our ability to continue as a going concern for the next 12 months after issuance of our financial statements. Our auditors also included an explanatory paragraph in their report on our consolidated financial statements as of and for the year ended December 31, 2023 with respect to this uncertainty.

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Co-Chief Executive Officer Transition

Effective June 28, 2024, the Company entered into the Employment Agreement Amendment with Mr. Zacharski, which amended the terms of the cash bonus Mr. Zacharski was entitled to receive upon the successful closing of the Company’s initial business combination to provide that Mr. Zacharski is entitled to receive a vested bonus equal to $0.5 million with (i) 50% of the bonus payable in the form of the number of fully-vested restricted shares of Common Stock, and (ii) the remaining 50% of the bonus payable in cash to Mr. Zacharski by September 30, 2024 or upon the completion of an acquisition by the Company, whichever is earlier, but in no event later than December 31, 2024.

July Private Placement

On July 1, 2024, the Company entered into the July Securities Purchase Agreement for the issuance and sale of 120,000 shares of Common Stock and 240,000 July Warrants, consisting of 120,000 July One-Year Warrants and 120,000 July Five-Year Warrants to The Williams Family Trust for an aggregate purchase price of $0.3 million.

Debt Conversion

Effective June 30, 2024, Prior BEN and the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of Common Stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by Prior BEN to October 3rd Holdings, LLC in the amount of $0.4 million.

May Private Placement

On May 28, 2024, the Company entered into the May Securities Purchase Agreement for the issuance and sale of 1,980,000 shares of Common Stock and 3,960,000 May Warrants, consisting of 1,980,000 May One-Year Warrants and 1,980,000 May Five-Year Warrants for aggregate gross proceeds of approximately $5.0 million. On May 30, 2024, the Company issued to the May Purchasers an aggregate of 200,000 shares of Common Stock and 400,000 May Warrants and the May Purchasers paid an aggregate of $0.5 million to the Company in connection with the closing of the private placement. Pursuant to the May Securities Purchase Agreement, the remaining 1,780,000 shares of Common Stock and May Warrants to purchase 3,560,000 shares of Common Stock are to remain in escrow until each Purchaser deposited amounts on a monthly basis no later than June 27, 2024, July 29, 2024, August 29, 2024, September 27, 2024 and October 29, 2024. Upon payment of each May Required Funding, a pro rata portion of the shares of Common Stock and May Warrants in escrow are to be issued and released to the May Purchasers. As of September 13, 2024, 1,240,000 shares of Common Stock have been issued to the May Purchasers upon payment for aggregate gross proceeds of $3.1 million.

In connection with the May Securities Purchase Agreement, on May 28, 2024, the Company also entered into a Letter Agreement to Exercise Warrants (the “May Warrant Exercise Agreement”) with certain of the May Purchasers (the “Required Warrant Parties”). In the event the Company uses commercially reasonable efforts to raise an additional $3.3 million (not including amounts raised under the May Securities Purchase Agreement) in additional capital but is unable to do so by October 31, 2024, the Required Warrant Parties shall be required to exercise for cash certain of their May Warrants on a monthly basis in the amounts and on the dates set forth below.

Number of Warrants	Date
100,000	October 31, 2024
300,000	November 30, 2024
300,000	December 31, 2024
300,000	January 31, 2025
300,000	February 28, 2025

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In consideration for each May Warrant held by a Required Warrant Party so exercised, the Company shall issue to such Required Warrant Party one new May One-Year Warrant and one new May Five-Year Warrant, each with an exercise price of $2.50.

Cohen Convertible Note

On April 12, 2024, we issued the Cohen Convertible Note, to settle outstanding invoices totaling $1.9 million related to investment banking services rendered to the Company in connection with the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note is March 14, 2025.

Cash Exercise of Warrants

There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants, especially when the trading price of our Common Stock is less than the exercise price per share of such Warrants. We believe the likelihood that warrantholders will exercise their respective Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Common Stock. If the trading price for our Common Stock is less than the exercise price per share of a Warrant, we expect that a warrantholder would not exercise their Warrants. To the extent that any Warrants are exercised on a “cashless basis” under certain conditions, we would not receive any proceeds from the exercise of such Warrants.

As of the date of this prospectus, we have neither included nor intend to include any potential cash proceeds from the exercise of our Warrants in our short-term or long-term liquidity sources or capital resource planning. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business, including through the business development activities discussed above to continue to support our operations. Therefore, the availability or unavailability of any proceeds from the exercise of our Warrants is not expected to affect our ability to fund our operations. We will continue to evaluate the probability of Warrant exercise over the life of our Warrants and the merit of including potential cash proceeds from the exercise thereof in our liquidity sources and capital resources planning.

To the extent such Warrants are exercised, additional Common Stock will be issued, which will result in dilution to the holders of our Common Stock and increase the number of shares of Common Stock eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our Common Stock, which increases the likelihood of periods when our Warrants will not be in the money prior to their expiration.

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Material Cash Requirements

Our material cash requirements include the following potential and expected obligations:

Bank Loans

As of June 30, 2024, we had four loans outstanding, all of which were assumed in the acquisition of DM Lab in May 2023, totaling approximately $0.9 million. The loans carry varying interest rates ranging from 4.667% to 6.69% and have varying maturity dates ranging from January to September 2024. The loans do not have optional or mandatory redemption or conversion features. In February 2024, we obtained a waiver to extend the due dates of $0.7 million of our outstanding bank loans to January 2025.

Related-Party Promissory Note

In June 2023, we entered into a promissory note agreement with a related party for $0.6 million. During the second quarter of 2024, we issued 93,333 shares of Common Stock to extinguish the outstanding balance of $0.4 million.

Research and Development Sponsorship

In December 2023, we entered into a research and development sponsorship agreement with Korea University for total consideration of up to 528.0 million Korean won (approximately $0.4 million) from January 2024 through December 2024. We can terminate the agreement upon 30 days written notice to Korea University. As of June 30, 2024, we paid 211.2 million Korean won (approximately $0.2 million) and owe the remaining 316.8 million Korean won (approximately $0.2 million) throughout the remainder of 2024.

We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation typically consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.

Cash Flows

The following table summarizes our cash flows for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
	2024	2023	2023	2022
Cash used in operating activities	$(8,612,872)	$(1,251,563)	(5,054,749)	$(85,413)
Cash used in investing activities	(99,730)	(581,140)	(1,139,035)	-
Cash provided by financing activities	8,459,014	2,118,776	7,876,787	87,423
Net increase in cash and cash equivalents	$(253,588)	$286,073	$1,683,003	$2,010

Operating activities

Cash used in operating activities was approximately $8.6 million during the six months ended June 30, 2024 primarily due to our net loss of approximately $9.9 million. The net loss included non-cash charges of approximately $0.3 million, which consisted of approximately $1.4 million of write offs of deferred financing fees, $1.3 million in equity-based compensation expense, including the issuance of restricted shares, $0.8 million of depreciation and amortization expense, partially offset by $1.8 million in gains on debt extinguishment and $1.4 million in changes in fair value of the warrant liabilities. The net cash inflow of approximately $1.0 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of $3.6 million, partially offset by a decrease of accrued expenses of $1.7 million, an increase in prepaid expense and other current assets of $0.8 million.

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Cash used in operating activities was approximately $1.3 million during the six months ended June 30, 2023, primarily due to our net loss of approximately $5.7 million. The net loss included non-cash charges of approximately $4.5 million, which primarily consisted of approximately $4.3 million in equity-based compensation expense and $0.2 million of depreciation and amortization expense. The net cash outflow of approximately $0.03 million from changes in our operating assets and liabilities was primarily due to a decrease in accounts payable, partially offset by an increase in accrued expenses.

Cash used in operating activities was approximately $5.1 million during the year ended December 31, 2023, primarily due to our net loss of approximately $11.7 million. The net loss included non-cash charges of approximately $5.5 million, which primarily consisted of approximately $4.9 million in equity-based compensation expense and approximately $0.6 million of depreciation and amortization expense. The net cash inflow of approximately $1.1 million from changes in our operating assets and liabilities was primarily due to an increase in accrued expenses of approximately $1.3 million due to an increase in legal and professional fees and an increase in accounts payable of approximately $0.1 million, partially offset by an increase in prepaid expenses and other current assets of approximately $0.2 million.

Cash used in operating activities was approximately $0.1 million during the year ended December 31, 2022, primarily due to our net loss of approximately $0.7 million. The net loss included non-cash gains of approximately $0.4 million, which consisted of approximately $0.5 million gain on debt extinguishment, offset by approximately $0.1 million depreciation and amortization expense and approximately $0.1 million in equity-based compensation expense. The net cash inflow of approximately $0.9 million from changes in our operating assets and liabilities was primarily due to an increase in accounts payable of approximately $1.0 million due to the timing of payment of trade payables.

Investing activities

Cash used in investing activities during the six months ended June 30, 2024 was approximately $0.1 million, which consisted primarily of capitalized internal-use software costs.

Cash used in investing activities during the six months ended June 30, 2023 was approximately $0.6 million, which consisted primarily of deposits on patents, capitalized internal-use software costs and assets acquired from DM Lab.

Cash used in investing activities during the year ended December 31, 2023 was approximately $1.1 million, which consisted primarily of capitalized internal-use software costs, purchase of patents, and net assets acquired from DM Lab. There were no such activities during the year ended December 31, 2022.

Financing activities

Cash provided by financing activities during the six months ended June 30, 2024 was approximately $8.5 million, which consisted primarily of proceeds received from the sale of Common Stock of $8.5 million.

Cash provided by financing activities during the six months ended June 30, 2023 was approximately $2.1 million, which was attributable to $1.4 million in proceeds received from convertible notes, $0.6 million in proceeds from a related party note, and $0.1 million in related party advance repayments.

Cash provided by financing activities during the year ended December 31, 2023 was approximately $7.9 million which consisted of proceeds received from the issuance of convertible notes, the sale of Common Stock, related party note, proceeds received from related party advance repayments and exercise of options and warrants, partially offset by payment of deferred financing costs and advances to related parties.

Cash provided by financing activities during the year ended December 31, 2022 was due to $0.1 million in proceeds received from the exercise of warrants, proceeds received from related party advance repayments, partially offset by advances to related parties.

Critical Accounting Policies

Our consolidated financial statements are prepared in accordance with U.S. GAAP. The preparation of our consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reported period. We base our estimates on historical experience, known trends and events and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Our actual results may differ from these estimates under different assumptions and conditions.

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Revenues

We account for revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration BEN expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach; (1) identification of the contract, or contracts, with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, (5) recognition of revenue when, or as, performance obligations are satisfied.

Research and development expenses

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Stock-based compensation

Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

We estimate the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of our Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The fair value of our restricted stock awards is estimated on the date of grant based on the fair value of our Common Stock.

Impairment of Definite Lived Intangible Assets

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, we will recognize an impairment loss equal to the difference between our carrying amount and our estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC 350 Intangibles—Goodwill and Other, is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2I and ASC 350.

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Indefinite-lived IPR&D is not subject to amortization but is tested annually for impairment or more frequently if there are indicators of impairment. We also evaluate the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset shall be tested for impairment in accordance with paragraphs 350-30-35-18 through 35-19. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization.

We test our indefinite-lived IPR&D annually for impairment during the fourth quarter. In testing indefinite-lived IPR&D for impairment, we have the option to first assess qualitative factors to determine whether the existence of events or circumstances would indicate that it is more likely than not that our fair value is less than our carrying amount, or we can perform a quantitative impairment analysis to determine the fair value of the indefinite-lived IPR&D without performing a qualitative assessment. Qualitative factors that we consider include significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If we chooses to first assess qualitative factors and we determines that it is more likely than not that the fair value of the indefinite-lived IPR&D is less than our carrying amount, we would then determine the fair value of the indefinite-lived IPR&D. Under either approach, if the fair value of the indefinite-lived IPR&D is less than its carrying amount, an impairment charge is recognized in the consolidated statements of operations.

Recent Accounting Pronouncements

See “Note B” to our consolidated financial statements for a description of recent accounting pronouncements applicable to its consolidated financial statements.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of June 30, 2024. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Internal Controls and Procedures

As a public company, we are required to comply with the SEC’s rules implementing Section 302 of Sarbanes-Oxley, which require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Every year, on the last day of its second fiscal quarter, the Company will determine its market cap held by non-affiliate holders. Should our market cap exceed $700 million, we will become subject to the provisions and requirements under Section 404(b) of Sarbanes-Oxley, which will require the Company to undergo audits of its internal controls over financial reporting as part of our yearly financial statement audits.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”). Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

We expect to elect to use this extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures About Market Risk

As a “smaller reporting company” as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and pursuant to Item 305 of Regulation S-K, we are not required to disclose information under this section.

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BUSINESS

Overview

We are an emerging provider of conversational AI assistants, with the purpose of transforming engagement and analytics for businesses through our security-focused, multimodal communication and human-like assistants. Our AI assistants are built on proprietary natural language processing, anomaly detection, multisensory awareness, sentiment and environmental analysis, as well as real-time individuation and personalization capabilities. We believe these powerful tools will empower businesses to elevate customer experiences, optimize cost management and supercharge operational efficiency. Our platform is designed to configure, train and operate AI assistants that engage with professionals and consumers through multiple channels, boosting customer experience and providing instant personalized assistance for consumers in the automotive and healthcare markets.

We were originally formed in 2018 with the intention of disrupting the traditional mailing system through a uniquely secure, personalized electronic communication network. Although we still seek the same core goal of giving consumers more control over their data, we have refocused our product development on communications between customers and businesses with the new vision of enabling more meaningful interactions and experiences and discontinued our previous operations, including our mobile advertising platform, which we do not intend to pursue as part of our product offerings at this time. In 2023, we consummated our acquisition of DM Lab Co., LTD., through which we acquired our first AI assistant prototype. Today we are piloting a scalable and configurable platform that creates, deploys and manages human-like AI assistants, where each assistant is tailored for a specific intended purpose and trained on approved data provided by our customers.

Our AI assistants aim to unify consumer personalization and business customization necessary to facilitate meaningful engagements. We intend for our offerings to be designed to broadly operate in cloud, localized and hybrid environments, with the goal of providing seamless integration. We believe businesses will be able to deploy our multimodal AI assistants within native apps, kiosks and SDK integrations.

As a pre-revenue business, revenue generated in 2023 and 2024 was minimal, and we generated minimal revenues in 2022, which were attributable to beta testing of discontinued products, including our mobile advertising platform. However, in November of 2023, we obtained our first customer in the healthcare industry through our entry-level community cloud AI assistant offering.

We offer a customizable human-like AI assistant that can enhance customer engagement while delivering a secure, consistent and effective message for vertically-focused end markets including automotive and healthcare. We aim to connect to clients’ real time data systems for access to customer specific files, accounts and records to provide meaningful personalized information to our clients’ customers from an approved data set, while maintaining compliance with applicable privacy and data protection laws and regulations. Additionally, we will seek to offer tools to help our clients’ customers manage their personal data and conversations.

Our conversational AI assistants seek to emulate a discussion between the customers of our clients and our AI assistants as a way of enhancing the user experience by creating a more meaningful interaction from which the customers of our clients can retain more information. Studies have shown that humans retain only 10% of what they read, 30% of what they see and 50% of what they see and hear. However, humans retain 70% of what they discuss. Our platforms are designed to quickly train and deploy the AI instances into customer defined environments on multiple device types and engagement modes on the Web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks. By “meeting the consumers where they are” and allowing interactions to occur on their preferred devices, our applications can be more easily and broadly adopted by the market. In addition, by providing customers a human-like interface and a secure environment through multi-model communication, we believe we are able to deliver scaled solutions for industries impacted by labor and cost burdens and whom have a desire to increase engagement with their customers.

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AI Assistants. We have assembled our technology components to create an integrated AI assistant that enables us to provide a seamless consumer-facing experience for our clients complete with our proprietary configurable safety and security features. Our AI assistants are customizable avatars that integrate themselves into our clients’ environment, training on their internal data to provide a broad array of customer service and education solutions for our clients’ interactions with their current and potential customers. Our AI assistants are designed to work with several existing LLMs, including Anthropic LLM and Llama 2 LLM to configure and personalize our AI assistants’ responses to consumer inquiries to create client-specific solutions. We believe in the benefits of small footprint LLMs that work in tandem with other data retrieval and data processing techniques that seek to ensure a safe environment as well as minimize the required computations needed to achieve a human-like experience. Our AI assistants can change their dialogue, conversation design, personality and appearances based on the specific needs of our customers and the consumer environments in which they operate. Our AI assistants can be offered to our clients’ customers through mobile apps, desktops or laptops, as well as through in-store life-size kiosks and SDK integrations and are designed to be deployed in a fully ringfenced environment.

Differentiation Through Configurable Safety and Security. We believe the primary differentiation of our AI assistants is the ability to reduce bias and minimize “hallucinations,” filtering for inappropriate inputs and responses and managing customer identity resolution. We implement retrieval-augmented generation, a process of optimizing the output of a LLM, so it references an authoritative knowledge base outside of its training data sources before generating a response, and focus on embedding techniques for retrieval. We utilize pre-trained foundation models, which we do not train ourselves, and augment such models with our carefully curated knowledge bases. Our belief in our ability to reduce bias and minimize hallucinations is based on:

●	High-Quality Knowledge Base: We maintain a carefully vetted and regularly updated knowledge base to provide accurate, current information. The information is generally provided to us by our clients who utilize their own experts in their corresponding fields.

●	Sophisticated Retrieval Mechanisms: Our retrieval system is designed to find the most relevant and reliable information for each query.

●	Careful Curation of Retrieved Information: We prompt the foundation model to base its responses primarily on the retrieved information, reducing the likelihood of generating unfounded statements.

●	Uncertainty Communication: We implement prompting strategies that encourage the model to express uncertainty when retrieved information is insufficient or ambiguous. Our prompting strategies are triggered whenever our systems detect that the safety threshold is too low.

Additionally, BEN expects to implement data anonymization techniques to safeguard against proprietary data leakage to third-party LLMs. Our platform has been designed with a “middle layer” that performs these configurable safety functions without inducing delay in the overall experience. If desired, the responses will only come from a select dataset that has been ingested while still providing a natural conversation to the user with appropriate natural language responses. In addition, all conversations or sessions can be transcribed and further analyzed to audit the system and the dialogues for continuous monitoring of the configurable safety and security protocols of our platforms.

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Customization, Configuration, and Optimization. Our AI assistants can enable substantial variations in customer experiences. ASR, TTS, avatar and NLP can be tweaked for tone, cadence, personality, emotions and other auditory features. The voices used in our AI assistants can be matched with broad variations of avatars with customized ethnicity, skin tone, facial features, and other physical attributes. AI assistants can be dressed in broad variations of outfits appropriate for the application, such as a nurse’s scrubs, auto repair uniform, formal business attire, casual-friendly attire, and other profession-appropriate attire. NLP can be configured to provide various levels of responses appropriate for the audience, including comprehensive, detailed, and technical responses to assist a doctor or a nurse or concise responses using commonly spoken vocabulary to assist a consumer.

Deployment. Traditional AI systems could take years to deploy and train, however, we believe our AI assistants can be launched within a few days after engagement. Our modular architecture enables source data to be ingested for training and response generation in a few hours through a standardized data interface. Once a dataset has been ingested by the application, dialogue management can begin with several tactics and methods to reduce the learning period of the AI assistant. Our unique approach of using statistical methods combined with more intuitive methods can accelerate the training of our AI assistants significantly. The deployment of the AI assistant “meets our customers where they are” by having a combination of cloud-based, server-based and local-device-based functionality. Deployments of our AI assistants can be completely optimized to take advantage of the dataset, solution environment, device hardware and operating systems and existing IT infrastructure. Furthermore, our AI assistants are designed to be quickly deployed into customer defined environments on multiple device types and engagement modes on the web (desktop, mobile and app), the phone (voice and text) and installed to meet consumers in the physical world through kiosks.

Use Cases. We have recently debuted the following use cases for our AI assistants, which we intend to pilot with our customers:

Automotive Assistants will include:

●	Dealership Reporting: AI Assistants reduce the need for manual data searching and spreadsheet-based reporting by leveraging BEN’s proprietary AI technology to strengthen reporting practices and accuracy across the auto industry.

●	Web AI Assistant: Our AI Assistants are a solution for transforming the online experience for dealership customers. Our AI Assistants aid digital marketing by meeting customers where they are in a meaningful way and enhancing the overall buying experience. By understanding customer needs and preferences, our AI Assistant works in tandem with the sales team to provide enhanced customer experiences online that carry through to the dealership.

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●	Sales AI Assistant: Our AI Assistants may be showcased on a life-size kiosk, and offers uniformity and personalization to each customer through an intuitive interface. This integration ensures a smooth transition from online browsing to in-person dealership experience.

●	Service AI Assistant: Our AI Assistants are designed to enhance the way customers interact with automotive service departments by combining proprietary cutting-edge AI and an intuitive interface to deliver enhanced customer service experiences for consumers requiring vehicle maintenance, booking appointments and those who want to learn more about service options and service programs.

●	Technician AI Assistant: Our AI Assistants offer real-time guidance, know-how and information to automotive technicians, safeguarding OEM compliance and serving as a vital partner in the garage.

Healthcare Assistants will include:

●	AI assistants that offer educational assistance to pharmacy customers regarding newly prescribed or existing medications on relevant considerations, such as methods of administration, among other things.

●	AI assistants that serve healthcare professionals and are designed to deliver insights reflective of the latest research and medical system-specific protocols for medical professionals.

In the future, we expect to increase the number of use cases for our AI assistants in the automotive and healthcare markets, as well as in new markets to which we intend to expand, such as financial services.

The AI Industry

We operate within the generative AI industry - a swiftly evolving sector nestled the broader AI, machine learning, deep learning, and natural language processing landscape. Our AI assistants allow us to target a total addressable market that we believe exceeds $10 billion and is poised to grow to $30 billion by 2030, as substantiated by third-party industry reports and comprehensive studies related to our target sectors.

The proliferation of generative AI is being driven by the pursuit of cost reduction, value enhancement, differentiated customer engagements and operational efficiency benefits that we believe are not available to organizations through legacy solutions. There are a number of trends that are impacting the rate of adoption and facilitating changes to the ways organizations manage their technology infrastructure. These key trends include:

Growing Acceptance of AI. According to a study conducted by McKinsey, 47% of advanced industries have used AI capabilities in their operations, and on-third of all respondents said that their organizations are already regularly using generative AI in at least one function. Furthermore, 60% of organizations with reported AI adoption are using generative AI. Focusing on the conversational AI subset of generative AI, 94% of large companies anticipate integrating voice AI within the next two years. Additionally, demographic studies reveal that 65% of generative AI users are either “Millennials” or “Gen Z,” signifying the growing maturity of the market and an increasing acceptance of this technology as an effective tool to achieve objectives.

Multimodal World. Beyond text, the internet has become a vast repository of multimedia information in the form of images and videos. It is now second nature for us to freely capture and use images and videos as part of our queries, in addition to traditional text and voice interactions. McKinsey suggests that the current investment landscape in generative AI is heavily focused on text-based applications such as chatbots, virtual assistants, and language translation. It is projected that at least one-fifth of generative AI usage will derive from multimodal interfaces. A recent survey investigating customer engagement revealed that four out of five individuals preferred a multimodal experience over a text-based interaction.

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Timely, Personalized Experiences. We believe consumer satisfaction in business interactions hinges on the timely fulfillment of consumer needs, the consistency of these interactions and a preference for highly-personalized experiences. This is becoming increasingly important to younger demographics, as industry reports suggest that two-thirds of millennials expect real-time customer service and three-quarters of all consumers expect a consistent cross-channel service experience. Additional demographic research by Accenture suggests that 91% of consumers are more likely to shop with brands that offer personalized experiences, yet, according to Gartner, 63% of digital marketing leaders struggle to offer these personalized experiences.

Data-Driven Transformations. We believe data is a critical driver of an organization’s digital transformation and critical in the industries in which we operate. It is at the forefront of reshaping how organizations operate, innovate, and deliver value in the digital age. The mass proliferation of data has placed increasing demands on data accuracy, reliability, and integrity. McKinsey reports that data-driven organizations are 23 times more likely to acquire customers, six times more likely to retain customers, and 19 times more likely to be profitable. In addition, BARC research shows that organizations using big data saw an eight percent increase in profit and a ten percent reduction in cost.

Integration of Emerging Technologies. Digital transformation efforts are increasingly focusing on the seamless integration of emerging technologies beyond generative AI. These include technologies like blockchain, cloud management and computing, and the IoT. The strategic integration of these emerging technologies into existing infrastructure and processes is a critical aspect of future-proofing organizations and ensuring they stay at the forefront of technological advancements. As these emerging technologies gain broader acceptance and are further integrated into the world’s digital infrastructure, we expect the adoption of AI to be empowered and accelerated. Significant growth is projected in these technologies according to various industry studies: Statista forecasts that there will be over 29 billion IoT-connected devices globally by 2030, while Gartner estimates that by 2025, more than 95% of new digital workloads will be deployed on cloud-native platforms, a significant increase from the 30% observed in 2021. These statistics underscore the accelerating pace of technological adoption and the critical role of integration in driving successful digital transformations, which we believe will further the adoption of AI.

Ethical and Regulatory Change. The growing pervasiveness of AI technologies, including generative AI and data collection efforts, have spurred greater ethical and regulatory consideration over the potential privacy, bias and fairness implications inherent to the deployment of such technologies. Governments and regulatory bodies are introducing frameworks and guidelines to ensure responsible AI deployment and data privacy and protection. Addressing these ethical and compliance aspects is crucial for organizations to build trust with their customers, partners, and stakeholders, and to avoid or mitigate potential risks associated with noncompliance whether intentional or unintentional.

Our Core Strengths

Versatile Applications and Customizable Designs that are Industry-Agnostic. We believe our AI assistants will be deployable across multiple differing industry verticals, regardless of whether a business leverages public or private cloud services, localized or hybrid environments. Whether in the automotive, healthcare or other industries or other developing markets, our AI assistants have been designed to deploy and integrate with our customers’ businesses regardless of industry or internal infrastructure. We believe our broad scope of application allows us to be nimble and respond to developing trends with our end-users and other potential customers, without having substantial delays and costs when entering emerging markets.

Customizable solutions delivering personalized experiences. We believe every engagement with a customer is unique and personalized. Although our AI assistants are designed to allow for consistent and brand-cohesive communication, our short-term and long-term memory design and proprietary secured-identity protocol can enable individualized experiences based on an understanding of the individual that changes with time. Our secure, private, prompt design can contextualize our human-like response generation with client-approved and validated data sets. In this way, each human-like AI assistant is designed to be unique to and aligned with the brand of our clients.

Adaptive analytics and machine learning driving speed to deployment. We believe the ability of our AI assistants to be trained to the data of our clients in short periods of time in an automated fashion will be a significant driver of our ability to deploy our platform quickly and efficiently. We believe BEN is capable of navigating substantial data demands through our pre-processing, remote streaming and sequential linking foundations. Fueled by cutting-edge analytics and machine learning, we believe our AI assistants are capable of processing vast volumes of data within the business environment of our customers. Leveraging our advanced analytics capabilities, we designed our AI assistants to provide actionable insights to businesses in real-time.

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Experienced and passionate management team with a deep understanding of AI. Our seasoned management team has a proven track record of spearheading innovation in hardware, software and business processes across various sectors. We believe that our collective passion for AI, combined with our diverse expertise, positions us to succeed in an industry that is driving what we believe is a monumental generational shift in the delivery of new AI products.

Our Growth Strategies

ADDITIONAL COLLABORATIONS WITH LEADING UNIVERSITIES
NEW VERTICALS EXPANSION
NEW CUSTOMER ACQUISITION LEVERAGING DIRECT AND CHANNEL SALES STRATEGY
PRODUCT EXPANSION
LAND & EXPAND

New Customer Acquisition Leveraging Direct and Channel Sales Strategy. We aim to broaden our customer base by leveraging both our direct sales force and channel partners. Long-term definitive agreements with industry leaders like AFG not only extend our reach but also streamline access to new customers through deep relationships with original equipment manufacturers and automotive dealers. We plan to seek additional partnerships with channel sales providers across our current verticals to organically grow revenues and expand familiarity with our products and brand.

“Land & Expand”. We see significant growth potential and margin expansion opportunities in the automotive, healthcare, and financial services sectors in the medium- to long-term. Our strategic approach involves initially establishing customer relationships through our AI assistants and, over time, expanding these relationships to introduce additional offerings that meet our customers’ evolving needs.

Product and Verticals Expansion. We are developing a strong pipeline of innovative future developments that we believe will not only augment our AI assistants but also enrich business applications, products, and platforms that adopt our embedded solutions. We believe maintaining a strong pipeline will facilitate new offerings that we can deliver to our business customers. As we penetrate our current vertical markets and diversify our product portfolio, we also intend to explore adjacent verticals to drive revenue expansion.

Additional Collaborations With Leading Universities. Collaborations with universities such as our research agreement with Korea University expand upon our efforts to improve our existing technologies, produce new offerings, and we believe such efforts will accelerate our entry into new customer verticals by partnering with leading AI development and research professionals across the globe. These collaborations catalyze the advancement of our technology and provide invaluable access to high caliber talent, varied perspective, and the exploration of uncharted technological territory in a manner that we believe differentiates us from our competition.

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Current Target Verticals

Below are summaries of key end-markets that we believe illustrate both immediate and long-term potential for our product offerings:

Healthcare

We believe our platform can offer a solution for human-error and burnout across healthcare offerings by taking on a customer-facing role that removes the burden of certain administrative tasks from physicians and other healthcare professionals. The healthcare vertical is comprised of more than 145,000 organizations. Segments within this domain include outpatient care facilities (48,000+), urgent care facilities (11,000+), physician group locations (18,000+), hospitals (6,000+) and dentist offices (65,000+). Organizations within healthcare segments and business functions within those organizations typically operate in silos, which leads to disparate systems that undermines data interoperability. Patient forms, visitation notes and employee shift notes are examples of administrative duties undertaken by healthcare staff that are demanding and often manual in nature. Manual inputs are prone to human error, which compounds across fragmented and exhausted systems. According to Deloitte, 25% of all U.S. health care expenditure is wasted on administrative complexity, pricing failures and poor care delivery. Burnout and global deficits in skilled medical labor represent significant risks to care facilities and medical centers. Deloitte reported that 42% of physicians experienced burnout and the deficit of global skilled professionals will grow to 12.1 million by 2035. We intend to target key customers in the healthcare industry and sub-industries, such as hospitals/care providers, health insurance companies, pharmaceutical manufacturers/retailers, clinician assistance and education, medication adherence, health and wellness and certain third-party administrators who support those organizations with various products and services.

Automotive

Although there is less fragmentation in the new car dealership and insurance provider segments, these segments are also subject to changing consumer preferences towards digitally enabled touchpoints and industry-wide rising cost pressures, which we believe offers a natural entry point for our platform. As of the date of this Registration Statement, there are more than 450,000 organizations operating in the automotive industry globally. This figure encompasses 280,000+ service centers, 151,000+ used car dealerships, 18,000+ new car dealerships and 500+ insurance providers. The used car dealership and service center segments are fragmented. This fragmentation has propagated data disparity across segment participants and led to slow adoption of emerging technologies and analytics capabilities. In turn, this has facilitated a gap between the changing preferences towards digitization, and legacy offerings. This was evidenced in a study by McKinsey, which revealed that 95% of used-car searches were instigated online. In a separate study, McKinsey noted that more than 80% of respondents use online sources during the purchase-consideration period of new vehicle sales.

Financial Services

We believe BEN can fill much of the onboarding deficiencies faced by providers across the financial services sector by delivering a friendly, trustworthy and neutral interface that can provide comfort to customers facing delicate financial decisions. Over 227,000 organizations operate in the financial services industry. Although not exhaustive of segments operating in this vertical, this figure consists of 12,000+ FDIC and Non-FDIC insured banks, 195,000+ credit intermediaries, 16000+ asset & wealth management and 4,500+ insurance providers. Trust is a central tenant of financial services organizations in which reliability and security are essential to the delivery of value to clients. This is backed by extensive regulation, which establishes risk on industry participants to ensure compliance. The scope and complexity of traded products is exerting pressure on the reconciliation processes undertaken by asset and wealth management organizations. These processes often depend on manually integrated information from disparate sources. Insurance providers may struggle to scale efforts to digitize customer onboarding, policy binding and claims assessment. In a study by Deloitte, 54% of insurance companies investigated had not completed an upgrade to their legacy policy administration systems.

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Illustrative Offering Tiers

We plan to offer our products in three tiers, varying based on the level of integration, number of customers services, concurrency of customer engagement and customization of the solutions we provided, as well as the needs of our end users. Below is an illustration of potential offering tiers:

Vertical Focused

Healthcare
Auto
Financial Services
Current Target Verticals
Future Target Verticals
Retail
IOT
Enterprises
Contact Centers
Hospitality

Illustrative Offering Tiers

Community Cloud	Private Cloud	Citadel
Lowest Price Point with Shared Infrastructure and Simple Customization	Customized Solution with Proprietary Cloud Infrastructure & Technology	Full Ring-Fenced Custom Enterprise Solution
Built for large and small clients with data privacy requirements that service large customer bases	Built for small enterprises with data privacy requirements that service large customer bases	Built for large enterprises with high concurrency and strict data security
Integration & Customization $0	Integration & Customization $250,000	Integration & Customization $500,000
Annual Cost $120,000	Annual Cost $480,000	Annual Cost $1,200,000

Note: Custom system design and level of data complexity and security are subject to additional charges and fees. ARR is estimated based on utility and concurrency, overage fees apply. ARR is calculated by multiplying the estimated monthly recurring revenue figure by 12.

Additional Planned Expansions and Partnership with Korea University

As a part of the approximately $30 billion of demand in our total addressable market that is expected by industry observers by 2028, we believe there will be substantial opportunities to expand our differentiated offerings further into retail, hospitality, enterprise, contact centers and the internet of things. We expect that our partnership with Korea University will result in the building blocks for additional offerings tailored to these additional verticals. Currently, we are party to a research agreement with Korea University that includes a team of seven doctoral candidates and five master’s students working on advanced AI models, as well as a multi-year collaboration agreement to further the development of our product offerings. We intend to continue expanding our partnership with Korea University, and we are considering expanding this type of partnerships with other universities and U.S. institutions to remain competitive with talent acquisition and product research and development.

Sales and Customers

We employ a direct sales force and also utilize channel partners to organically grow our customer base. In September 2023, we executed a Reseller Agreement with AFG pursuant to which AFG was granted an exclusive license to sell our products to original equipment manufacturers and dealerships in the automotive industry. We intend to utilize additional channel partners and grow our sales team to further expand our customer base and drive revenues. We believe our customer base will largely consist of original equipment manufacturers, car dealerships, hospitals and outpatient clinics and medical professionals, as well as insurance companies and third-party administrators that support those organizations. We intend to target partners whose offerings (both product and services) could be significantly enhanced or differentiated by our technology.

We have three primary go-to-market strategies: (1) partner with industry-specific solution providers to target desirable industries, (2) capture key large customers organically and through partners within industry verticals and sub-industries to leverage their brand and market positions and (3) scale our business by embedding our AI platforms with solution providers and consulting companies such that their solution offerings will include all or portions of our technology to create a differentiation.

To compete with other companies that may be larger and may have more resources, our strategy is to leverage our technological lead, which is the result of our targeted and intentional approach to meeting the needs of our key customers and partners, as well as harness operational nimbleness that enables us to react quickly to sudden shifts in industry trends. We aim to leverage our partners sales teams and their existing business relationships to scale our business. Once we have established our presence with key customers and partners, our goal is to embed our platform and technology into their existing offerings such that our partners’ offerings can create a market differentiation to provide more value to their customers, generate additional revenue opportunities, pay royalties or platform fees for using our AI platforms and ultimately to provide a better customer experience.

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Competitive Landscape

Our main sources of competition fall into several categories:

●	Companies with AI capabilities focused on solutions in the conversational interface, language understanding and processing;

●	Organizations offering products within our current target verticals; and

●	Legacy providers, including large technology companies with existing and fast-growing AI offerings.

The AI value stack is comprised of multiple layers including services, software & applications, models & machine learning operations, infrastructure and platforms and silicon. AI and data-driven tech platforms enabling task management and/or help desk applications are most instructive. However, infrastructure & hardware players that enable AI technologies as well as large tech names that are infusing AI to enhance their broader platform value propositions are also relevant. Private market comparables may also be instructive, although performance metrics are generally limited. The scope of the AI market is defined by an ecosystem that addresses both horizontal and vertical solutions as well as enterprises and consumer products.

The principal competitive factors in the markets in which we operate include:

●	Accuracy and precision of NLP and natural language understanding;

●	Degree of available and seamless multimodality;

●	Flexible deployment model and cross-platform support;

●	Ease and speed of adoption and use;

●	Customization and flexibility to customer needs;

●	Individualized personalization and contextualization;

●	Data security, privacy, and regulatory compliance;

●	Extensibility of product innovation, research, and pipeline;

●	Depth of vertical expertise and specialization;

●	Scope of channel and distribution partner network;

●	Pricing, cost structures, and returns on investment;

●	Strength of sales and marketing efforts;

●	Financial and other resources and name recognition;

●	Existing customer relationships;

●	Brand salience, reputation, and level of adoption; and

●	Track records of success in complex environments.

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Intellectual Property

We rely on a combination of patents, patent applications, registered and unregistered trademarks, copyrights, trade secrets, license agreements, confidentiality procedures, non-disclosure agreements with third parties and other contractual measures, to protect our intellectual property rights.

As of September 11, 2024, we had 21 issued patents, including 10 U.S. issued patents and 11 issued abroad. Our U.S. issued patents expire between September 9, 2028, and April 18, 2031. As of September 11, 2024, we had 25 pending patent applications, including 16 U.S. nonprovisional patent applications, 9 U.S. provisional patent applications, one Patent Cooperation Treaty patent application, and three patent applications abroad. The pending U.S. patent applications, if issued, would expire between 2041 and 2044. We continually review our development efforts to assess the existence and patentability of new intellectual property.

We control access to and use of our proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers and partners. We also generally apply a policy requiring our employees and independent contractors to sign agreements assigning to us any inventions, trade secrets, works of authorship, developments, processes and other intellectual property generated by them on our behalf and under which they agree to protect our confidential information. There are a number of risks associated with our patent rights and other intellectual property rights, including whether such rights are valid, enforceable or sufficient to protect our business, products or services. See the section titled “Risk Factors-Risks Related to Intellectual Property, Information Technology, Data Privacy and Security” for a more comprehensive description of risks related to our intellectual property.

Regulation

The regulation of artificial intelligence in our target verticals and its broader application is a rapidly evolving topic amongst lawmakers and policymaking organizations. While comprehensive regulation around the existence, parameters, application and use cases for artificial intelligence remain in its early stages, we expect that the regulatory environment governing our platforms and activities will rapidly develop in the future and that a substantial amount of public and private scrutiny will be placed on artificial intelligence as a whole. Additionally, jurisdictions in which we operate and may operate in the future will likely have substantially differing regulatory regimes with which we may be required to comply. While we are unable to predict the exact impact of any new regulations on our business and results of operations, we believe it is highly likely that sweeping regulations will result in additional compliance and development costs, as well as the attention of government agencies and private organizations, which may have an adverse effect on our business and financial condition.

While regulatory regimes governing artificial intelligence broadly remain undeveloped, there are a number of existing regulations in some of our target verticals with which we may need to comply. For example, there are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information (“PII”), including health information. In particular, HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its respective implementing regulations, establishes privacy and security standards that limit the use and disclosure of protected health information (“PHI”), and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity and availability of individually identifiable health information in electronic form. Violations of HIPAA may result in civil and criminal penalties. We will be subject to HIPAA to the extent we store customer data on our system as opposed to a third-party cloud system or with our customers.

In addition to HIPAA and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI in both healthcare and financial services. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and certain other laws, we must report breaches of unsecured PHI to our partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

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In the event our platforms and applications constitute medical products, our operations may in part become regulated by the FDA and other federal and state agencies. The FDA broadly regulates the development, testing, manufacturing, labeling, packaging, storage, installation, servicing, advertising, promotion, marketing, distribution, import, export and market surveillance of our medical devices and has significant enforcement and policymaking power.

Other federal and state laws may also apply to us, including additional regulations regarding IT security, PII, deceptive trade practices in New York and California, among others. Additionally, we may be subject to the General Data Protection Regulation of the European Union and European Economic Area.

Facilities

We do not maintain any material properties.

Employees

As of September 13, 2024, we had 29 full-time employees and nine independent contractors.

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, cash flows or financial condition. Defending such proceedings is costly and can impose a significant burden on management and employees. The results of any current or future litigation cannot be predicted with certainty, and regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth information about our directors and executive officers as of September 13, 2024:

Name	Age	Position
Executive Officers
Paul Chang	58	Chief Executive Officer
Bill Williams	70	Chief Financial Officer
Ruy Carrasco	51	Chief Informatics Medical Officer
James D. Henderson, Jr.	55	Corporate Secretary and General Counsel
James Richard Howard	62	Chief Information and Data Officer
Tyler J. Luck	32	Chief Product Officer
Patrick O. Nunally	61	Chief Scientist and Co-Chief Technology Officer
Venkata Ramana Pinnam	56	Senior Vice President of Engineering

Directors
Paul Chang	58	Director
Tyler J. Luck	32	Director
Bernard Puckett	79	Director
Christopher Gaertner	61	Director
Thomas Morgan Jr.	62	Director
Jon Leibowitz	67	Director
Janine Grasso	48	Director
Dr. Richard Isaacs	61	Director

The biographies of the above-identified individuals are set forth below:

Paul Chang — Chief Executive Officer and Director

Mr. Chang joined BEN in May 2023 and currently serves as Chief Executive Officer for BEN. Prior to joining BEN, Mr. Chang spent 18 years at IBM where he led the GTM and product strategy as well as sales and marketing for various emerging software technologies such as AI, Blockchain, IOT/RFID, and Advanced Predictive Analytics. Mr. Chang has developed sales strategies and conducted enablement globally for IBM on emerging technologies and ensured scalability across the large company network, while working with numerous Fortune 100 companies in the pharmaceutical, industrial, automotive, financial services, and retail industries. Prior to IBM, Mr. Chang worked for several start-up companies including Corvis, an optical network company, which went public in 2000. Mr. Chang has worked closely with government agencies such as the FDA and State Board of Pharmacy to provide guidance on new technologies that can positively impact and be integrated into healthcare products and services. Mr. Chang earned his Bachelor of Science from Carnegie Mellon University.

Bill Williams — Chief Financial Officer

Mr. Williams joined BEN in October 2023 as its Chief Financial Officer and a Director. Prior to joining BEN, Mr. Williams served as Executive Vice President and Chief Financial and Sustainability Officer at American Tire Distributors Holdings from 2016 to 2023. Mr. Williams has served as the Chief Financial Officer of large distribution companies in pharmaceuticals and food, including Chief Financial Officer of Martin Brower, the foodservice distributor for McDonald’s restaurants in the Americas from 2003 to 2005, Chief Financial Officer of Honeywell International’s engineered materials unit from 1994 to 1996 and Chief Financial Officer of office furniture maker Steelcase from 1992 to 1994. Mr. Williams also served as an industry finance & operations analytics leader to consumer-packaged goods, industrial, and distribution sectors for IBM Corporation from 2015 to 2016. Mr. Williams is a Member of the Board of Directors and Audit Committee Chair of KPI Integrated Solutions and a member of the Board of Counselors for Equal Justice Works. Mr. Williams earned his MBA from the University of Chicago Booth Graduate School of Business, his JD from DePaul University, and his undergraduate degree and CPA in Illinois from Northern Illinois University.

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Ruy Carrasco — Chief Informatics Medical Officer

Mr. Carrasco joined BEN in May 2021. Prior to joining BEN, Mr. Carrasco has served since August 2018 and currently serves as Managing Partner at Child Neurology Consultants Austin. In addition, Mr. Carrasco served as a Member of the American College of Rheumatology within the Registries and Health Information Technology division from November 2016 to November 2019. Mr. Carrasco has served as Chief Medical Information Officer for Presbyterian Healthcare Services from August 2018 to July 2019 and for Seton Family of Hospitals from August 2014 through August 2018. Mr. Carrasco earned his Doctor of Medicine (MD) degree from the University of New Mexico and Bachelor of Arts degree from Baylor University.

James D. Henderson, Jr. — Corporate Secretary, General Counsel and Director

Mr. Henderson joined BEN in April 2018 as its Corporate Secretary, General Counsel and Director. Prior to joining BEN, Mr. Henderson has served and presently serves as an attorney at the Law Offices of James J. Henderson, Jr. since 2002. Mr. Henderson earned his Juris Doctor degree from the Arizona State College of Law and his Bachelor of Arts in Political Science from Arizona State University. Mr. Henderson’s significant business, professional and legal expertise and experience make him well qualified to serve on our Board of Directors.

James Richard Howard — Chief Information and Data Officer

Mr. Howard joined BEN in July, 2021 as a consultant. Prior to joining BEN, Mr. Howard has served and presently serves as Chief Product and Data Officer at AXL Health since November 2011. Mr. Howard also has recently served as Chief Product Officer of Apervita, Inc. from April 2020 to October 2021 and as Chief Data Officer and Vice President of Infrastructure and Engineering at Ascension Technologies from February 2017 to June 2020. Mr. Howard earned his MBA from Letourneau University and his Bachelor of Science in Accounting degree from the University of Kentucky.

Tyler J. Luck — Chief Product Officer and Director

Mr. Luck is a co-founder of BEN and has served as President and Chief Product Officer since 2018. Mr. Luck’s familiarity with the day-to-day operations of the company make him well qualified to serve on our Board of Directors.

Patrick O. Nunally — Chief Scientist and Co-Chief Technology Officer

Mr. Nunnally co-founded BEN in March 2018. Mr. Nunnally has also served as Chief Technology Officer at Raise a Hood, Inc. from 2021 to 2023 and has served and currently serves as Partner of LionCompass since 2019. Mr. Nunnally earned his Bachelor of Science in Electronics Engineering from California Polytechnic State University-San Luis Obispo.

Venkata Ramana Pinnam — Senior Vice President of Engineering

Mr. Pinnam joined BEN in February 2021 as an advisor. Prior to joining BEN, Mr. Pinnam recently served as Director of Engineering at Curantis Solutions from June 2021 to October 2022, Global Program Director of Engineering from October 2019 to January 2021 and as Senior Director of Product Management and Engineering Delivery at rfxcel Corp. from September 2016 to September 2019. Mr. Pinnam earned his MBA in Strategic Management from the University of Wisconsin and his Bachelor of Science in Mechanical Engineering from Andhra University.

Bernard Puckett — Director

Mr. Puckett joined BEN in April 2023. Prior to joining BEN, Mr. Puckett served and currently serves as Chairman of the Board at Frequentz. Previously, Mr. Puckett was Chairman of the Board of Openwave Systems Ltd. From 1994 to 1996, Mr. Puckett was Chief Executive Officer at Skyel Group. Prior to that, he was Executive Vice President at IBM. Mr. Puckett’s significant business and professional expertise and experience make him well qualified to serve on our Board of Directors.

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Christopher Gaertner — Director

Mr. Gaertner is the Vice Chairman and Global Head of Technology Investment Banking at Rothschild & Co., a large investment bank, which he joined in May 2017. Previously, Mr. Gaertner was the Global Head of Corporate Finance Technology Investment Banking at Credit Suisse, a large investment bank, from 2012 to May 2017. Prior to that, he was the Global Head of Technology Investment Banking at Bank of America Merrill Lynch, a large investment bank, from 2005 to 2012. Mr. Gaertner received his B.S. from the United States Military Academy and his MBA from the Wharton School, University of Pennsylvania. He also received his MSEE from Columbia University, and he is a CFA charterholder. Mr. Gaertner’s significant investment and financial expertise make him well qualified to serve on our Board of Directors.

Thomas Morgan, Jr. – Director

Mr. Morgan is the founder and Chief Executive Officer of Corps Capital Advisors LLC, an investment advisory firm, which he founded in July 2019. Previously, Mr. Morgan, Jr. served as a Managing Director at Morgan Stanley, a large investment bank, from 2009 to July 2019. Mr. Morgan began his career in private wealth management at Goldman Sachs in 1993. Prior to his professional career, Mr. Morgan served as an infantry/aviation officer in the US Army with the 2nd Infantry Division, 1st Cavalry Division, 6th Cavalry Squadron. Mr. Morgan received his B.S. from the United States Military Academy and his MBA from Harvard University. Mr. Morgan, Jr.’s significant investment and financial expertise make him well qualified to serve as a member of our Board of Directors.

Jon Leibowitz — Director

Mr. Leibowitz serves as the Chairman the Board of the National Consumers League, America’s oldest consumer advocacy organization. Previously, Mr. Leibowitz was a senior partner at Davis Polk & Wardwell LLP from 2013 to 2021, where his practice focused on complex antitrust aspects of mergers and acquisitions, as well as government and private antitrust investigations and litigation. Prior to private practice, Mr. Leibowitz served in executive positions at the Federal Trade Commission (the “FTC”), both as Commissioner from 2004 to 2009, and as Chairman from 2009 to 2013. During his tenure at the FTC, Mr. Leibowitz focused on antitrust, consumer privacy and unfair competition matters, particularly in the pharmaceutical and technology industries, as well as privacy legislation and antitrust reform. From 1991 to 2000, Mr. Leibowitz served on various United States Senate subcommittees, including the Antitrust Subcommittee, the Subcommittee on Terrorism and Technology and the Subcommittee on Juvenile Justice. Mr. Leibowitz received his J.D. from New York University School of Law and holds a B.S. from the University of Wisconsin. Mr. Leibowitz’s experience provides him with significant insight regarding mergers and acquisitions, consumer privacy and technology issues, as well as complex antitrust matters and related legislation. We believe Mr. Leibowitz’s background and expertise in these matters make him well qualified to serve on our Board of Directors.

Janine Grasso — Director

Ms. Grasso serves as the Head of the Global Partner Ecosystem at DocuSign. Previously, Ms. Grasso was Vice President of Business Development at Verizon from 2019 to 2023, where she led a newly created business development organization. Prior to joining Verizon, Ms. Grasso spent 20 years at IBM, most recently as Vice President of Blockchain Ecosystem leading the IBM Blockchain Strategy and Ecosystem Organization. Ms. Grasso received her B.B.A from the Pace University Lubin School of Business. Ms. Grasso’s significant experience in acquisitions, divestitures, IP-related deals, and strategic partnerships well qualifies her to serve on our Board of Directors.

Dr. Richard Isaacs — Director

Dr. Isaacs has more than 34 years of experience in the medical field and currently serves as the Dean of the College of Medicine and Senior Vice President of Medical Affairs and Chief Academic Officer at California Northstate University College of Medicine. Prior to his current role, Dr. Issacs has served with the California Northstate University College of Medicine since June 2015, including as a professor of otolaryngology. From June 2017 to May 2023, Dr. Isaacs served as the Chief Executive Officer and a Director of The Permanente Medical Group, Inc., President and Chief Executive officer of The MidAtlantic Permanente Medical Group, P.C. and Co-Chief Executive Officer of The Permanente Federation, LLC. Dr. Isaacs served as Physician-in-Chief and Chief-of-Staff of Kaiser Permanente Medical Center from April 2005 to June 2017 and served as the Chair of the Head and Neck Surgery Chiefs Group from January 2001 to March 2005. Dr. Isaacs received his B.S. from the University of Michigan and his M.D. at Wayne State University School of Medicine. Dr. Isaacs significant background in the medical field and experience with healthcare and medical technology well qualifies him to serve on our Board.

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Promoters

Although not an officer or director of the Company. Michael Lucas, our Co-Founder, who currently serves as a consultant to the Company, may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.

Michael Lucas co-founded the Company in April 2018 and has served as a consultant to the Company since June 2023, assisting in all facets of business development, corporate strategy, product development and marketing. Prior to co-founding the Company, Mr. Lucas founded PartProtection,LLC in October of 2011, a company focused on automotive programs for protection for OEM parts and labor. Additionally, Mr. Lucas has founded and operated a number of businesses since 2008, including i3Brands Inc (formerly known as Trademotion LLC) and Frequentz, LLC in 2010. In April of 2021, Mr. Lucas plead guilty to failing to account for and pay over employment taxes in the United States District Court for the Southern District of California.

Family Relationships

There are not expected to be any family relationships between BEN’s Board of Directors and any of its executive officers.

Mr. Luck is married to Mr. Lucas, who may be deemed a “promoter” for the Company as that term is defined in the rules and regulations promulgated under the Securities Act.

Board of Directors

Our board of directors consists of nine (9) members, with two director seats remaining vacant. Our Board is divided into three classes, each serving staggered, three-year terms:

●	our Class I directors are Paul Chang and Thomas Morgan Jr., with one director seat remaining vacant;

●	our Class II directors are Jon Leibowitz, Janine Grasso and Richard Isaacs; and

●	our Class III directors are Tyler Luck, Bernard Puckett and Chris Gaertner.

At the first annual meeting of stockholders in 2024, the initial term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders, the initial term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders, the initial term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that each of Jon Leibowitz, Janine Grasso, Bernard Puckett, Thomas Morgan Jr. and Chris Gaertner are independent directors under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with BEN and will have with BEN and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

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Committees of the Board of Directors

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition of each committee is set forth below.

Audit Committee

The Audit Committee’s primary responsibilities include, among other things:

●	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;

●	the effectiveness of our legal and regulatory compliance programs;

●	overseeing our financial reporting process, including the filing of financial reports; and

●	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and consists of Jon Leibowitz, Janine Grasso and Bernard Puckett, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Bernard Puckett serves as chairman of the Audit Committee. Our board of directors have determined that Jon Leibowitz qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The Compensation Committee’s responsibilities include, among other things:

●	ensuring that our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay-for-performance linkage;

●	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers; and

●	overseeing the implementation and administration of our compensation plans.

Our Compensation Committee consists of Janine Grasso and Bernard Puckett, each of whom is an independent director. Janine Grasso serves as chairman of the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee’s responsibilities include, among other things:

●	recommending director nominees for our board of directors and its committees;

●	recommending the size and composition of our board of directors and its committees;

●	reviewing our corporate governance guidelines and proposed amendments to our Charter and Bylaws; and

●	reviewing and making recommendations to address stockholder proposals.

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Our Nominating and Corporate Governance Committee consists of Bernard Puckett and Jon Leibowitz, each of whom is an independent director under Nasdaq’s listing standards. Jon Leibowitz serves as the chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on BEN’s website https://beninc.ai/ under “Investors: Corporate Governance.” BEN will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to our Chief Executive Officer, Michael Zacharski at mz@beninc.ai.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on BEN’s website at https://beninc.ai/. The information on this website is not part of this Registration Statement.

Insider Trading Policy

Our board of directors has adopted an insider trading policy governing the purchase, sale and/or other dispositions of its securities by directors, officers and certain employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations. Our insider trading policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Whistleblower Policy

Our board of directors has adopted a whistleblower policy to provide employees with a confidential and anonymous method for reporting concerns about the conduct of the Company or employees free from retaliation. Our whistleblower policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

Compensation Recovery Policy

Our board of directors has adopted a compensation recovery policy, which provides that in the event the Company is required to prepare an accounting restatement due to noncompliance with any financial reporting requirements under the securities laws or otherwise erroneous data or the Company determines there has been a significant misconduct that causes financial or reputational harm, the Company shall recover a portion or all of any incentive compensation. Our compensation recovery policy is available on BEN’s corporate website, https://beninc.ai/ under “Investors: Corporate Governance.”

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BEN EXECUTIVE COMPENSATION

BEN is an “emerging growth company,” as defined in the JOBS Act and is also a “smaller reporting company” under SEC rules. As such, we have opted to comply with the scaled executive compensation disclosure rules applicable to emerging growth companies and smaller reporting companies, which provide certain exemptions from various reporting requirements that are applicable to other public companies. Unless stated otherwise or the context otherwise requires, in this section the terms “BEN,” “we,” “us” and “our” refer to BEN prior to the Business Combination and BEN and its predecessors following the Business Combination.

Prior to the consummation of the Business Combination, BEN was a private company. As a result, the compensation awarded to, earned by, or paid to BEN’s directors and named executive officers for the fiscal year ended December 31, 2023 was provided by and determined in accordance with policies and practices developed by the BEN board of directors (the “BEN Board”) prior to the Business Combination. Compensation matters with respect to the post-Closing combined company have been and will be reviewed and implemented by the BEN Board and/or by the Compensation Committee, as applicable.

Introduction

To achieve BEN’s goals, BEN has designed its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving BEN’s goals. BEN believes its compensation program should promote the success of BEN and align executive incentives with the long-term interests of its stockholders. BEN’s current compensation arrangements consist principally of a base salary, an annual cash incentive bonus and equity compensation, as described below.

The BEN Board determines compensation of BEN’s executive officers. For the year ended December 31, 2023, our named executive officers (“Named Executive Officers” or “NEOs”) were as follows:

●	Michael Zacharski, Chief Executive Officer.

●	Bill Williams, Chief Financial Officer.

●	Paul Chang, Global President.

●	Tyler Luck, former principal executive officer.

This section provides an overview of BEN’s executive compensation arrangements with its named executive officer, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below. This section may contain forward-looking statements that are based on BEN’s current plans, considerations, expectations and determinations regarding future compensation programs.

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Summary Compensation Table for Fiscal Year 2023

The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2023.

Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)		All Other Compensation ($)		Total ($)
Michael Zacharski, Chief Executive Officer(2)	2023	$206,250	—	—	$2,376,322	(3)	$176,000	(4)	$2,758,572
Tyler Luck, former principal executive officer(5)	2023	$117,774	—	—	—		—		$117,774
Bill Williams, Chief Financial Officer(6)	2023	$125,000	—	—	$1,217,169	(7)	—		$1,342,169
Paul Chang, Global President(8)	2023	$275,817	—	—	—		—		$275,817

(1)	The amounts reported under “Option Awards” are the estimated grant date fair value of stock options granted during the fiscal year ended December 31, 2023, with such amount as determined under the ASC 718, Compensation – Stock Compensation (“ASC 718”), with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such awards. The assumptions made in computing the estimated fair value of such awards are disclosed in Note B of the Company’s audited consolidated financial statements included elsewhere in this prospectus.

(2)	On August 16, 2023, Mr. Zacharski was hired as Chief Executive Officer of BEN.

(3)	Reflects fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan (as defined below) for the acquisition of 5,000,000 shares of Common Stock.

(4)	Consists of $176,000 in consulting payments paid to M2M5 Consulting LLC, of which Mr. Zacharski is the sole owner, for services performed to advise and design a strategy for BEN.

(5)	In August 2023, Mr. Luck’s position as a principal executive officer of BEN ceased upon the hiring of Mr. Zacharski, as Chief Executive Officer. As a result, Mr. Luck is no longer a principal executive officer of BEN.

(6)	On October 1, 2023, Mr. Williams was hired as Chief Financial Officer of BEN.

(7)	Reflects stock options issued to Mr. Williams pursuant to the 2021 Equity Incentive Plan for the acquisition of 1,000,000 shares of Common Stock vesting in 36 equal monthly increments beginning on November 30, 2024 through October 30, 2027.

(8)	Effective May 7, 2023, Mr. Chang was hired as Global President of BEN.

Narrative Disclosure to Summary Compensation Table

Executive Employment Arrangements

BEN has entered into employment agreements with its named executive officer and certain other key employees which governs the terms of their continuing employment with BEN following the completion of the Business Combination.

Agreements with Chief Executive Officer

In May 2023, prior to Mr. Michael Zacharski being hired as Chief Executive Officer of BEN, BEN entered into a consulting agreement with M2M5 Consulting LLC, of which he is the sole owner, to advise and design a strategy for BEN. Consulting payments totaled approximately $176,000 pursuant to the consulting agreement, which was terminated in August 2023.

BEN entered into an employment agreement with Mr. Zacharski effective August 16, 2023, and pursuant to its terms, Mr. Zacharski’s base salary is $550,000. The term of the CEO employment agreement is three years, unless terminated earlier due to the closing of the Business Combination. Mr. Zacharski will be eligible to receive a discretionary, cash bonus based on performance metrics to be established annually. Mr. Zacharski’s annual target bonus shall be not less than 100% of Mr. Zacharski’s then current base salary and Mr. Zacharski shall be eligible to receive up to at least 200% of Mr. Zacharski’s then current base salary as a bonus. For 2023, Mr. Zacharski’s annual bonus shall be not less than $550,000 payable on or before February 15, 2024, so long as Mr. Zacharski was not terminated for good cause prior to February 15, 2024. The CEO employment agreement entitles Mr. Zacharski to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Zacharski will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Zacharski will be entitled to payment for all unused vacation time. If Mr. Zacharski’s employment is terminated by BEN without good cause or by Mr. Zacharski with good reason, he will be entitled to receive his base salary through the end of the term of the CEO employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses.

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In connection with his employment as Chief Executive Officer, Mr. Zacharski also received an award of fully vested stock options pursuant to BEN’s 2021 Equity Incentive Plan (the “2021 Equity Incentive Plan”) for the acquisition of 5,000,000 shares of Common Stock at an exercise price of $1.00 per share, with a termination date of March 15, 2033. Mr. Zacharski will also be awarded fully vested options to purchase 100,000 additional shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Zacharski has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Zacharski’s employment with BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of the executive equity compensation plan to adopted in connection with the Business Combination. In addition, Mr. Zacharski is entitled to receive the Zacharski Merger Bonus. The foregoing description of Mr. Zacharski’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Zacharski’s employment agreement, a copy of which is filed herewith as Exhibit 10.11 and which is incorporated herein by reference.

On April 22, 2024, Mr. Zacharski entered into an amendment to his post-merger employment agreement (the “Zacharski Amendment”) that extends the timing for the payment of the Zacharski Merger Bonus to provide that (i) 50% of the Zacharski Merger Bonus be payable by April 30, 2024; and (ii) 50% of the Zacharski Merger Bonus be payable by September 30, 2024, but in no event later than December 31, 2024. The foregoing description of the Zacharski Amendment is qualified in its entirety by reference to the complete text of the Zacharski Amendment, a copy of which is filed herewith as Exhibit 10.12 and which is incorporated herein by reference.

Effective June 28, 2024, the Company entered into a Second Amendment to that Certain Employment Agreement, dated March 14, 2024 by and between the Company and Michael Zacharski (the “Employment Agreement Amendment”). The Employment Agreement Amendment amends the terms of the cash bonus Mr. Zacharski was entitled to receive upon the successful closing of the Company’s initial business combination to provide that Mr. Zacharski is entitled to receive a vested bonus equal to $0.5 million with (i) 50% of the Zacharski Merger Bonus payable in the form of the number of fully-vested restricted shares of the Company’s Common Stock, and (ii) the remaining 50% of the bonus payable in cash to Mr. Zacharski by September 30, 2024 or upon the completion of an acquisition by the Company, whichever is earlier, but in no event later than December 31, 2024. In addition, the Employment Agreement Amendment modifies Mr. Zacharski’s professional duties, effective June 24, 2024, such that Mr. Zacharski shall serve as the Company’s Co-Chief Executive Officer with responsibilities, duties and authority limited solely to providing strategic advice to the Company related to potential acquisitions and related transactions, reporting directly to the Board of Directors of the Company. Effective June 28, 2024, the Company entered into an amendment to that certain Option Agreement, dated March 15, 2023, by and between the Company and Michael Zacharski, to extend Mr. Zacharski’s option exercise period until the end of its maximum ten-year term, March 15, 2033 (the “Option Agreement Amendment”). The foregoing description of the Employment Agreement Amendment and the Option Agreement Amendment are not complete and are qualified in their entirety by reference to the Employment Agreement Amendment and Option Agreement Amendment, a copies of which are filed as Exhibit 10.27 and Exhibit 10.28 to this Registration Statement and are incorporated by reference herein.

Agreements with President

On May 15, 2021, BEN entered into an advisory agreement with Mr. Paul Chang, its Global President, who became the President of BEN upon completion of the Business Combination (the “Advisory Agreement”), pursuant to which Mr. Chang was commissioned to act as a mentor or advisor to BEN in seeking and providing corporate governance guidance, including, but not limited to, corporate advice, strategy, partnerships, conferences, relationships, social and personal promotion, general mentoring and advice primarily in the blockchain and telecommunications spaces. The Advisory Agreement had an indefinite term and was to continue until terminated by either party for any reason upon thirty days prior written notice. For compensation in connection with his services under the Advisory Agreement, Mr. Chang received a grant of fully vested options to purchase 250,000 shares of Common Stock, exercisable at an exercise price of $0.10 per share. Mr. Chang fully exercised these options in June of 2022.

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BEN entered into an employment agreement with Mr. Chang, effective May 7, 2023, and pursuant to its terms, Mr. Chang’s base salary is $420,000. The term of Mr. Chang’s employment agreement is three years, unless terminated earlier due to the closing of the Business Combination. Mr. Chang will be eligible to receive an annual incentive bonus with a target equal to 50% of his year-end base salary for year one and the opportunity to earn a bonus equal to up to 100% of his then current base salary in each subsequent year, with the precise amount to be determined by the BEN Board. Mr. Chang’s employment agreement entitles Mr. Chang to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Chang will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Chang will be entitled to payment for all unused vacation time. If Mr. Chang’s employment is terminated by BEN without good cause or by Mr. Chang with good reason, he will be entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Chang will also be awarded fully vested options to purchase 100,000 additional shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Chang has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Chang’s employment as President of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Chang is entitled to receive a bonus with a value of $1,000,000 in cash, stock or a combination of both cash and stock, in BEN’s discretion, upon the closing of the Business Combination, provided the value of BEN at such time exceeds $100,000,000 (the “Chang Merger Bonus”). The foregoing description of Mr. Chang’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Chang’s employment agreement, a copy of which is filed herewith as Exhibit 10.13 and which is incorporated herein by reference.

On April 22, 2024, Mr. Chang entered into an amendment to his post-merger employment agreement (the “Chang Amendment”) that provides that the Chang Merger Bonus shall be paid to Mr. Chang in the form of a cash payment equal to $250,000.00 payable on or immediately following the closing of the Business Combination but no later than 35 days after such date, and, as soon as administratively practicable following such date but no later than 60 days after the closing of the Business Combination, the remaining $750,000 was granted in the form of a fully vested award of restricted stock equal to the number of shares of the Company’s Common Stock with a fair market value of $750,000.00 on the date of grant, subject to the terms and conditions of the Brand Engagement Network Inc. 2023 Long-Term Incentive Plan and the Company’s form of restricted stock grant agreement, provided, that Mr. Chang is employed by or providing services to the Company on the date of grant. The foregoing description of the Chang Amendment is qualified in its entirety by reference to the complete text of the Chang Amendment, a copy of which is filed herewith as Exhibit 10.14 and which is incorporated herein by reference.

Agreement with Chief Financial Officer

On September 7, 2023, BEN entered into an employment agreement with Mr. Williams, its Chief Financial Officer, effective October 1, 2023 and continuing until terminated. Pursuant to its terms, Mr. Williams’ base salary is $500,000, with such base salary to be reviewed annually for potential increases. Mr. Williams will be eligible to receive a discretionary, cash bonus in an amount to be established annually by BEN. Mr. Williams’ target annual bonus shall not be less than 70% of Mr. Williams’ then current base salary and Mr. Williams shall be eligible to receive up to 200% of his then current base salary as a bonus. Mr. Williams must continue to be employed through the date the annual bonus is paid in order to earn such bonus. For 2023, Mr. Williams’ cash bonus shall not be less than $250,000, payable on or before February 15, 2024 (the “2023 CFO Bonus”), so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. Each year, Mr. Williams will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Williams will be entitled to payment for all unused vacation time. Mr. Williams’ employment agreement entitles Mr. Williams to participate in any employee benefit plans available to employees of BEN. Mr. Williams will also receive a bonus on the Closing Date of the Business Combination in the amount of $150,000 so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. Subject to approval of the BEN Board, Mr. Williams will be awarded stock options providing the right to purchase 1,000,000 shares of Common Stock with an exercise price equal to the fair market value of Common Stock at the date of grant of such options and vesting over a three-year period, with such options to be converted into options of BEN in connection with the Business Combination and in accordance with the Exchange Ratio (as defined in the Business Combination Agreement).

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If Mr. Williams’ employment is terminated, Mr. Williams shall be paid within the period of time required under applicable law for persons separating from employment all accrued but unpaid compensation owed to Mr. Williams by BEN as of the date of termination, and in any event within 30 days following the termination of Mr. Williams’ employment, as well as such other earned payments or vested benefits to which Mr. Williams is entitled pursuant to any of BEN’s employee benefit plans pursuant to the terms thereof (the “Accrued Obligations”). In the event Mr. Williams’ employment is terminated by BEN without good cause, or by Mr. Williams for good reason, in which event, in addition to the Accrued Obligations, and provided, that Mr. Williams’ termination constitutes a “separation from service” as defined under Treasury Regulation Section 1.409A-1(h), and provided further, that Mr. Williams remains in compliance with the terms of his employment agreement, BEN shall provide Mr. Williams with the following benefits: (i) BEN shall pay Mr. Williams, as severance, the equivalent of six (6) months of Mr. Williams’ salary in effect as of the date of Mr. Williams’ employment termination, subject to standard payroll deductions and withholdings; (ii) Mr. Williams will receive a bonus equal to Mr. Williams’ target bonus, pro-rated based on the number of full months actively worked in the year of Mr. Williams’ employment termination; and (iii) so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to February 15, 2024, the 2023 CFO Bonus.

Mr. Williams has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. William’s employment as Chief Financial Officer of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Williams is entitled to receive a bonus upon the closing of the Business Combination in the amount of $150,000 (the “Williams Merger Bonus”) so long as Mr. Williams is not terminated for good cause and does not provide notice of resignation without good reason prior to such date. The foregoing description of Mr. Williams’ employment agreement is qualified in its entirety by reference to the complete text of Mr. Williams’ employment agreement, a copy of which is filed herewith as Exhibit 10.15 and which is incorporated herein by reference.

On March 14, 2024, Mr. Williams entered into an amendment to his post-merger employment agreement (the “Williams Amendment”) that extends the timing for the payment of the 2023 CFO Bonus to be payable no later March 15, 2024. In addition, the Williams Amendment extends the timing for the payment of the Williams Merger Bonus to be payable no later than August 1, 2024. The foregoing description of the Williams Amendment is qualified in its entirety by reference to the complete text of the Williams Amendment, a copy of which is filed herewith as Exhibit 10.16 and which is incorporated herein by reference.

Agreements with Chief Product Officer

On April 1, 2023, BEN entered into a consulting services agreement with Mr. Luck, its President and Chief Product Officer (the “Consulting Services Agreement”), pursuant to which Mr. Luck was obligated to provide certain consulting and professional services relating to BEN’s product development as well as other services required by BEN. Mr. Luck was entitled to receive a flat fee of $15,000 per month in connection with his consulting services. The Consulting Services Agreement had a term of thirty days, to be automatically renewed for successive thirty-day periods unless terminated by either party. Mr. Luck’s Consulting Services Agreement terminated on May 31, 2023 when Mr. Luck became an employee of BEN. In connection with the termination of the Consulting Services Agreement, Mr. Luck received a payment of $30,000, on June 30, 2023.

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BEN entered into an employment agreement with Mr. Luck, effective May 31, 2023, and pursuant to its terms, Mr. Luck’s base salary is $180,000. The term of Mr. Luck’s employment agreement is three years, unless terminated upon the earlier of the closing of the Business Combination or June 1, 2026. Mr. Luck will be eligible to receive a discretionary, cash bonus in an amount to be determined by the BEN Board or the Compensation Committee thereunder. Mr. Luck’s employment agreement entitles Mr. Luck to participate in any bonus compensation plans that BEN may from time to time adopt for the benefit of management, along with any standard benefit plans available to similarly-situated employees. Each year, Mr. Luck will be entitled to 30 days of paid time off, in addition to sick leave and regular holidays. If not used each year, or at the time his employment ends for any reason, Mr. Luck will be entitled to payment for all unused vacation time. If Mr. Luck’s employment is terminated by BEN without good cause or by Mr. Luck with good reason, he will be entitled to receive his base salary through the end of the term of his employment agreement or his base salary for one year, whichever is greater, along with any unpaid vested options, equity or earned bonuses. Mr. Luck will also be awarded fully vested options to purchase 100,000 shares of Common Stock on an annual basis during the three-year term of his employment agreement.

Mr. Luck has entered into a post-merger employment agreement, which became effective upon the closing of the Business Combination, and governs the terms of Mr. Luck’s employment as Chief Product Officer of BEN following the closing of the Business Combination. Terms related to compensation under the post-merger employment agreement are substantially similar to those under his prior employment agreement with BEN, except that any stock options granted under this post-merger employment agreement will be options to purchase shares of Common Stock rather than Common Stock and will be subject to the terms of an executive equity compensation plan to be adopted in connection with the Business Combination. In addition, Mr. Luck received a bonus of $100,000 upon the consummation of the Business Combination. The foregoing description of Mr. Luck’s employment agreement is qualified in its entirety by reference to the complete text of Mr. Luck’s employment agreement, a copy of which is filed herewith as Exhibit 10.17 and which is incorporated herein by reference.

Incentive Equity Compensation

2021 Equity Incentive Plan

In 2021, the BEN Board adopted, and BEN’s stockholders approved, the 2021 Equity Incentive Plan. The following describes the material terms of the 2021 Equity Incentive Plan.

Grants, Generally. The 2021 Equity Incentive Plan provides both for the direct award or sale of shares and the grant of incentive stock options (“ISOs”), non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other stock awards (together, the “Stock Awards”). Employees, directors and consultants of BEN are eligible to receive Stock Awards.

The maximum number of shares of Common Stock that can be issued over the term of the 2021 Equity Incentive Plan is 10,000,000 shares. As of December 31, 2023, stock options to purchase 9,029,375 shares of Common Stock with a weighted-average exercise price of $1.11 per share were outstanding under the 2021 Equity Incentive Plan. As of December 31, 2023, there were no outstanding awards under the 2021 Equity Incentive Plan, other than these options.

Administration. The BEN Board, or a committee with authority delegated by the BEN Board, administers the 2021 Equity Incentive Plan. Subject to the terms of the 2021 Equity Incentive Plan, the administrator has the power to determine: who will be granted Stock Awards; when and how each Stock Award will be granted; what type of Stock Award will be granted; the provisions of each Stock Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Stock Award; the number of shares of Common Stock subject to a Stock Award; and the fair market value applicable to a Stock Award. The administrator also has the authority to accelerate the time(s) at which an award may vest or be exercised, and to construe, interpret, and settle all controversies regarding the terms of the 2021 Equity Incentive Plan and awards granted thereunder.

Options. BEN’s employees and service providers are eligible to receive stock options pursuant to the 2021 Equity Incentive Plan. See the “Outstanding Equity Awards at 2023 Fiscal Year End” table below for further information about BEN’s named executive officer’s outstanding options as of December 31, 2023.

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The exercise price per share of options granted under the 2021 Equity Incentive Plan must be at least 100% of the fair market value per share of Common Stock on the grant date. Subject to the provisions of the 2021 Equity Incentive Plan, the administrator determines the other terms of options, including any vesting and exercisability requirements, the method of payment of the option exercise price, and the option expiration date, among other determinations.

Changes to Capital Structure; Corporate Transactions. In the event of certain changes to BEN’s capital structure, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration, appropriate adjustments will be made to (i) the class(es) and maximum number of securities subject to the 2021 Equity Incentive Plan, (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs, and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. In the event BEN is party to a “Corporate Transaction” or “Change in Control” (as each is defined in the 2021 Equity Incentive Plan), the BEN Board may take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the transaction in question:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of BEN pursuant to the transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by BEN in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such transaction as the BEN Board determines (or, if the BEN Board does not determine such a date, to the date that is five (5) days prior to the effective date of the transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the BEN Board may require participants under the 2021 Equity Incentive Plan to complete and deliver to BEN a notice of exercise before the effective date of a transaction, which exercise is contingent upon the effectiveness of such transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by BEN with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the BEN Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the BEN Board equal to the excess, if any, of (A) the value of the property the participant to the 2021 Equity Incentive Plan would have received upon the exercise of the Stock Award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price. Payments may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

Plan Amendment or Termination. The BEN Board may amend, modify, or terminate the 2021 Equity Incentive Plan at any time, although such change may not materially and adversely affect a participant’s rights under an outstanding award without the participant’s written consent.

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Outstanding Equity Awards At 2023 Fiscal Year End

The following table lists the outstanding equity awards held by the named executive officers as of December 31, 2023.

Name	Number of securities underlying unexercised options exercisable		Number of securities underlying unexercised options unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date
Michael Zacharski	5,000,000	(1)	—	5,000,000	$1.00	March 15, 2033
Bill Williams	1,000,000	(2)	—	1,000,000	$2.19	October 30, 2033

(1)	Consists of fully vested stock options issued to Mr. Zacharski pursuant to the 2021 Equity Incentive Plan.

(2)	Consists of options vesting in 36 equal monthly increments beginning on November 30, 2024 through October 30, 2027.

2024 LTIP

Summary and Purpose. On the Closing Date, Brand Engagement Network Inc. 2024 Long-Term Incentive Plan (the “2024 LTIP”) became effective. The 2024 LTIP was approved by DHC’s stockholders at the Special Meeting. The purpose of the 2024 LTIP is to attract and retain the services of key employees, key contractors, and non-employee directors of BEN and its subsidiaries and to provide such persons with a proprietary interest in BEN through the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, performance goals, tandem awards, prior plan awards, and other awards, whether granted singly, or in combination, or in tandem, that will (i) increase the interest of such persons in BEN’s welfare, (ii) furnish an incentive to such persons to continue their services for BEN or its subsidiaries, and (iii) provide a means through which BEN may attract and retain able persons as employees, contractors, and non-employee directors. Employees, officers and contractors of BEN any non-employee director of BEN’s Board are eligible to receive awards under the 2024 LTIP. The 2024 LTIP is administered by the Board or its designees, referred to herein as the “plan administrator”. The plan administrator has the authority to take all actions and make all determinations under the 2024 LTIP, to interpret the 2024 LTIP and award agreements and to adopt, amend and repeal rules for the administration of the 2024 LTIP as it deems advisable. The plan administrator also has the authority to grant awards, to determine which eligible service providers receive awards, and to set the terms and conditions of all awards under the 2024 LTIP, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2024 LTIP.

The Company has reserved a total of 2,942,245 shares of Common Stock for issuance pursuant to the 2024 LTIP and the maximum number of shares that may be issued pursuant to the exercise of incentive stock options granted under the 2024 LTIP is 2,942,245, in each case, subject to certain adjustments set forth therein.

Share Authorization. Subject to certain adjustments and any increase by any Prior Plan Awards (as defined below) eligible for reuse as described below, the aggregate number of shares of our Common Stock expected to be issuable under the 2024 LTIP in respect of awards will be equal to 5% of the aggregate number of shares issued and outstanding determined as of the Effective Date, of which 100% of the available shares may be delivered pursuant to incentive stock options (the “ISO Limit”). Notwithstanding the foregoing, subject to approval by the BEN Board, on the first trading date of each calendar year (the “Adjustment Date”), the number of shares of our Common Stock available under the 2024 LTIP may be increased by up to an additional 5% of the total number of shares issued and outstanding, as determined as of the Adjustment Date, provided, however, in no event shall the authorized shares available for awards under the 2023 Plan ever exceed 15% of the total number of shares of our Common Stock issued and outstanding, determined as of the Effective Date, provided, further, however, that no such adjustment shall have any effect on, or otherwise change the ISO Limit, except for any adjustments summarized below. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by BEN in its treasury, or Common Stock purchased by BEN on the open market or otherwise. During the term of the 2024 LTIP, BEN will at all times reserve and keep enough Common Stock available to satisfy the requirements of the 2024 LTIP.

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The term “Prior Plan Awards” means (a) any awards under the 2021 Equity Incentive Plan that are outstanding on the Effective Date, and that on or after the Effective Date, are forfeited, expire or are canceled; and (b) any shares subject to awards relating to Common Stock under the 2021 Equity Incentive Plan that, on or after the Effective Date are settled in cash.

Reuse of Shares. To the extent that any award under the 2024 LTIP or any Prior Plan Award is cancelled, forfeited or expires, in whole or in part, the shares subject to such forfeited, expired or cancelled award may again be awarded under the 2024 LTIP. Awards that may be satisfied either by the issuance of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under the 2024 LTIP only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of Common Stock. Common stock otherwise deliverable pursuant to an award that are withheld upon exercise or vesting of an award for purposes of paying the exercise price or tax withholdings shall be treated as delivered to the participant and shall be counted against the maximum number of available shares. Awards will not reduce the number of shares of Common Stock that may be issued, however, if the settlement of the award will not require the issuance of Common Stock. Only shares forfeited back to BEN, shares cancelled on account of termination, or expiration or lapse of an award, shall again be available for grant of incentive stock options under the 2024 LTIP, but shall not increase the maximum number of shares described above as the maximum number of shares of Common Stock that may be delivered pursuant to incentive stock options.

Administration. Subject to the terms of the 2024 LTIP, the 2024 LTIP shall be administered by the BEN Board, or such committee of the BEN Board as is designated by the BEN Board to administer the Plan (the “Committee”). Membership on the Committee shall be limited to “non-employee directors” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee may delegate certain duties to one or more officers of BEN as provided in the 2024 LTIP. The Committee will determine the persons to whom awards are to be made in accordance with applicable law, determine the type, size and terms of awards in accordance with applicable law, interpret the 2024 LTIP, establish and revise rules and regulations relating to the 2024 LTIP, settle all controversies regarding the 2024 LTIP and awards, accelerate the vesting of awards, approve forms of award agreements, and make any other determinations that it believes necessary for the administration of the 2024 LTIP.

Eligibility. Employees (including any employee who is also a director or an officer), contractors, and non-employee directors of BEN or its subsidiaries whose judgment, initiative and efforts contributed to or may be expected to contribute to the successful performance of BEN are eligible to participate in the 2024 LTIP. As of February 12, 2024, BEN (including its subsidiaries) had approximately 26 employees and 12 independent contractors. The Committee shall, in its sole discretion, select the employees, contractors, and non-employee directors who will participate in the 2024 LTIP in order to attract, reward and retain top performers and key management.

Financial Effect of Awards. The Company will receive no monetary consideration for the granting of awards under the 2024 LTIP, unless otherwise provided when granting restricted stock or restricted stock units. The Company will receive no monetary consideration other than the option price for Common Stock issued to participants upon the exercise of their stock options, and BEN will receive no monetary consideration upon the exercise of stock appreciation rights.

Stock Options. The Committee may grant either incentive stock options qualifying under Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options, provided, that only employees of BEN and its subsidiaries (excluding subsidiaries that are not corporations) are eligible to receive incentive stock options. Stock options may not be granted with an option price less than 100% of the fair market value of a common share on the date the stock option is granted. If an incentive stock option is granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of stock of BEN (or any parent or subsidiary), the option price shall be at least 110% of the fair market value of a common share on the date of grant. The Committee will determine the terms of each stock option at the time of grant, including without limitation, the methods by or forms in which shares will be delivered to participants. The maximum term of each option, the times at which each option will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment or service generally are fixed by the Committee, except that the Committee may not grant stock options with a term exceeding 10 years or, in the case of an incentive stock option granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all classes of Common Stock (or of any parent or subsidiary), five years.

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Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft or money order payable to the order of BEN, (ii) by delivering to Common Stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price, provided, that the participant has not acquired such stock within six months prior to the date of exercise, (iii) by delivering to BEN or its designated agent an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to BEN, to sell certain of the Common Stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to BEN the amount of sale or loan proceeds necessary to pay the purchase price, (iv) by requesting BEN to withhold the number of shares otherwise deliverable upon exercise of the stock option by the number of shares of Common Stock having an aggregate fair market value equal to the aggregate exercise price at the time of exercise (i.e., a cashless net exercise), and (v) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Stock Appreciation Rights. The Committee is authorized to grant stock appreciation rights (“SARs”) as a stand-alone award (or freestanding SARs), or in conjunction with stock options granted under the 2024 LTIP (or tandem SARs). A SAR is the right to receive an amount equal to the excess of the fair market value of a common share on the date of exercise over the exercise price. The exercise price may be equal to or greater than the fair market value of a common share on the date of grant. The Committee, in its sole discretion, may place a ceiling on the amount payable on the exercise of a SAR, but any such limitation shall be specified at the time the SAR is granted. A SAR granted in tandem with a stock option will require the holder, upon exercise, to surrender the related stock option with respect to the number of shares as to which the SAR is exercised. The Committee will determine the terms of each SAR at the time of the grant, including without limitation, the methods by or forms in which the value will be delivered to participants (whether made in Common Stock, in cash or in a combination of both). The maximum term of each SAR, the times at which each SAR will be exercisable, and provisions requiring forfeiture of unexercised SARs at or following termination of employment or service generally are fixed by the Committee, except that no freestanding SAR may have a term exceeding 10 years and no tandem SAR may have a term exceeding the term of the option granted in conjunction with the tandem SAR.

Restricted Stock and Restricted Stock Units. The Committee is authorized to grant restricted stock and restricted stock units. Restricted stock consists of shares that are transferred or sold by BEN to a participant but are subject to substantial risk of forfeiture and to restrictions on their sale or other transfer by the participant. Restricted stock units are the right to receive Common Stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. The Committee determines the eligible participants to whom, and the time or times at which, grants of restricted stock or restricted stock units will be made, the number of shares or units to be granted, the price to be paid, if any, the time or times within which the shares covered by such grants will be subject to forfeiture, the time or times at which the restrictions will terminate, and all other terms and conditions of the grants. Restrictions or conditions could include, but are not limited to, the attainment of performance goals (as described below), continuous service with BEN, the passage of time or other restrictions or conditions.

Performance Awards. The Committee may grant performance awards payable in cash, Common Stock, or a combination thereof at the end of a specified performance period. Payment will be contingent upon achieving pre-established performance goals (as described below) by the end of the performance period. The Committee will determine the length of the performance period, the maximum payment value of an award, and the minimum performance goals required before payment will be made, so long as such provisions are not inconsistent with the terms of the 2024 LTIP, and to the extent an award is subject to Section 409A of the Code, are in compliance with the applicable requirements of Section 409A of the Code and any applicable regulations or guidance. With respect to a performance award, if the Committee determines in its sole discretion that the established performance measures or objectives are no longer suitable because of a change in BEN’s business, operations, corporate structure, or for other reasons that the Committee deems satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.

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Dividend Equivalent Rights. The Committee may grant a dividend equivalent right either as a component of another award or as a separate award, provided, that dividend equivalent rights may not be granted as a component of SARs or stock options. The terms and conditions of the dividend equivalent right shall be specified by the grant. Dividend equivalents credited to the holder of a dividend equivalent right shall be paid only as the applicable award vests or may be deemed to be reinvested in additional Common Stock. Any such reinvestment shall be at the fair market value at the time thereof. Dividend equivalent rights may be settled in cash or Common Stock.

Other Awards. The Committee may grant other forms of awards payable in cash or Common Stock if the Committee determines that such other form of award is consistent with the purpose and restrictions of the 2024 LTIP. The terms and conditions of such other form of award shall be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.

Performance Goals. Awards (whether relating to cash or Common Stock) under the 2024 LTIP may be made subject to the attainment of performance goals relating to one or more business criteria, and may consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; total return to stockholders; or any other criteria determined by the Committee (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of BEN as a whole or any business unit of BEN and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) events that are of an unusual nature or indicate infrequency of occurrence, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in BEN’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with BEN’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Compensation Discussion and Analysis section of BEN’s annual report.

Vesting of Awards; Forfeiture; Assignment. The Committee, in its sole discretion, may establish the vesting terms applicable to an award, subject in any case to the terms of the 2024 LTIP. The Committee may impose on any award, at the time of grant or thereafter, such additional terms and conditions as the Committee determines, including terms requiring forfeiture of awards in the event of a participant’s termination of service. The Committee will specify the circumstances under which performance awards may be forfeited in the event of a termination of service by a participant prior to the end of a performance period or settlement of awards. Except as otherwise established by the Committee in the award agreement setting forth the terms, restricted stock will be forfeited upon a participant’s termination of service during the applicable restriction period.

Assignability. Awards granted under the 2024 LTIP generally are not assignable or transferable except by will or by the laws of descent and distribution, except that the Committee may, in its discretion and pursuant to the terms of an award agreement, permit certain transfers of awards to: (i) the spouse (or former spouse), children or grandchildren of the participant (“Immediate Family Members”); (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members; (iii) a partnership in which the only partners are (1) such Immediate Family Members and/or (2) entities which are controlled by the participant and/or Immediate Family Members; (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision; or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided, that (x) there shall be no consideration for any such transfer, (y) the applicable award agreement pursuant to which such award is granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred awards shall be prohibited except those by will or the laws of descent and distribution.

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Adjustments Upon Changes in Capitalization. In the event that any dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or exchange of the Common Stock or other securities of BEN, issuance of warrants or other rights to purchase Common Stock or other securities of BEN, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust any or all of the following so that the fair value of the award immediately after the transaction or event is equal to the fair value of the award immediately prior to the transaction or event (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding awards, (iii) the option price of each outstanding award, (iv) the amount, if any, BEN pays for forfeited Common Stock in accordance with the terms of the 2024 LTIP, and (vi) the number of or exercise price of Common Stock then subject to outstanding SARs previously granted and unexercised under the 2024 LTIP to the end that the same proportion of BEN’s issued and outstanding Common Stock in each instance shall remain subject to exercise at the same aggregate exercise price; provided, however, that the number of Common Stock (or other securities or property) subject to any award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the 2024 LTIP or any stock option to violate Section 422 of the Code or Section 409A of the Code. All such adjustments must be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which BEN is subject.

Amendment or Discontinuance of the 2024 LTIP. The BEN Board may, at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend or discontinue the 2024 LTIP in whole or in part; provided, however, that (i) no amendment that requires stockholder approval in order for the 2024 LTIP and any awards under the 2024 LTIP to continue to comply with Sections 421 and 422 of the Code (including any successors to such Sections, or other applicable law) or any applicable requirements of any securities exchange or inter-dealer quotation system on which BEN’s stock is listed or traded, shall be effective unless such amendment is approved by the requisite vote of BEN’s stockholders entitled to vote on the amendment; and (ii) unless required by law, no action by the BEN Board regarding amendment or discontinuance of the 2024 LTIP may adversely affect any rights of any participants or obligations of BEN to any participants with respect to any outstanding award under the 2024 LTIP without the consent of the affected participant.

No Repricing of Stock Options or SARs. The Committee may not, without the approval of BEN’s stockholders, “reprice” any stock option or SAR. For purposes of the 2024 LTIP, “reprice” means any of the following or any other action that has the same effect: (i) amending a stock option or SAR to reduce its exercise price or base price, (ii) canceling a stock option or SAR at a time when its exercise price or base price exceeds the fair market value of a common share in exchange for cash or a stock option, SAR, award of restricted stock or other equity award with an exercise price or base price less than the exercise price or base price of the original stock option or SAR, or (iii) taking any other action that is treated as a repricing under generally accepted accounting principles, provided, that nothing shall prevent the Committee from (x) making adjustments to awards upon changes in capitalization; (y) exchanging or cancelling awards upon a merger, consolidation, or recapitalization, or (z) substituting awards for awards granted by other entities, to the extent permitted by the 2024 LTIP.

Recoupment for Restatements. The Committee may recoup all or any portion of any shares or cash paid to a participant in connection with an award, in the event of a restatement of BEN’s financial statements as set forth in BEN’s clawback policy, if any, approved by the BEN Board from time to time.

Federal Income Tax Consequences. The following is a brief summary of certain federal income tax consequences relating to the transactions described under the 2024 LTIP as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and treasury regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Law Affecting Deferred Compensation. In 2004, Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options, stock appreciation rights, restricted stock units and certain types of restricted stock are subject to Section 409A of the Code.

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Incentive Stock Options. A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). However, to the extent that the fair market value (determined as of the date of grant) of the Common Stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the Common Stock over $100,000 will be treated as non-qualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were non-qualified stock options. In addition to the foregoing, if the fair market value of the Common Stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.

The tax treatment of any Common Stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the Common Stock were transferred to the participant (referred to as the “Holding Period”). If a participant disposes of Common Stock acquired by exercise of an incentive stock option after the expiration of the Holding Period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

If the participant disposes of Common Stock acquired by exercise of an incentive stock option prior to the expiration of the Holding Period, the disposition will be considered a “disqualifying disposition.” If the amount received for the Common Stock is greater than the fair market value of the Common Stock on the exercise date, then the difference between the incentive stock options exercise price and the fair market value of the Common Stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the Common Stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the Common Stock will be treated as capital gain. However, if the price received for Common Stock acquired by exercise of an incentive stock option is less than the fair market value of the Common Stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the Common Stock.

Non-qualified Stock Options. A participant generally will not recognize income at the time a non-qualified stock option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the Common Stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant. The participant’s tax basis for Common Stock acquired under a non-qualified stock option will be equal to the option price paid for such Common Stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of Common Stock acquired by exercise of a non-qualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the Common Stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

Special Rule if Option Price is Paid for in Common Stock. If a participant pays the option price of a non-qualified stock option with previously-owned shares of Common Stock and the transaction is not a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the Common Stock received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for the Common Stock received will be equal to the participant’s tax basis and holding period for the Common Stock surrendered. The Common Stock received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in the Common Stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.

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If the use of previously acquired Common Stock to pay the exercise price of a non-qualified stock option constitutes a disqualifying disposition of Common Stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the Common Stock surrendered, determined at the time such Common Stock were originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such Common Stock. As discussed above, a disqualifying disposition of Common Stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the Holding Period. The other tax results from paying the exercise price with previously owned shares are as described above, except that the participant’s tax basis in the Common Stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.

Restricted Stock. A participant who receives restricted stock generally will recognize as ordinary income the excess, if any, of the fair market value of the Common Stock granted as restricted stock at such time as the Common Stock are no longer subject to forfeiture or restrictions, over the amount paid, if any, by the participant for such Common Stock. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the Common Stock to recognize ordinary income on the date of transfer of the Common Stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such Common Stock) over the purchase price, if any, of such shares. If a participant does not make an election under Section 83(b) of the Code, then the participant will recognize as ordinary income any dividends received with respect to such Common Stock. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price paid by the participant, if any, for such shares.

Stock Appreciation Rights. Generally, a participant who receives a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted, provided, that the SAR is exempt from or complies with Section 409A of the Code. If a participant receives the appreciation inherent in the SARs in cash, the cash will be taxed as ordinary income to the recipient at the time it is received. If a participant receives the appreciation inherent in the SARs in stock, the spread between the then current market value and the grant price, if any, will be taxed as ordinary income to the employee at the time it is received. In general, there will be no federal income tax deduction allowed to BEN upon the grant or termination of SARs. However, upon the exercise of a SAR, BEN will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the exercise.

Other Awards. In the case of an award of restricted stock units, performance awards, dividend equivalent rights or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided, that the award is exempt from or complies with Section 409A of the Code. In that taxable year, BEN will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.

Federal Tax Withholding. Any ordinary income realized by a participant upon the exercise of an award under the 2024 LTIP is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy federal income tax withholding requirements, BEN will have the right to require that, as a condition to delivery of any certificate for Common Stock, the participant remit to BEN an amount sufficient to satisfy the withholding requirements. Alternatively, BEN may withhold a portion of the Common Stock (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if BEN consents, accept delivery of Common Stock with an aggregate fair market value that equals or exceeds the required tax withholding payment. Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the Common Stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by BEN to employees by January 31 of the succeeding year. Deferred compensation that is subject to Section 409A of the Code will be subject to certain federal income tax withholding and reporting requirements.

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Tax Consequences to BEN. To the extent that a participant recognizes ordinary income in the circumstances described above, BEN will be entitled to a corresponding deduction provided, that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.

While deductibility of executive compensation for federal income tax purposes is among the factors the BEN Board and Committee considers when structuring executive compensation arrangements, it is not the sole or primary factor considered. The Company retains the flexibility to authorize compensation that may not be deductible if we believe it is in the best interests of BEN.

Million Dollar Deduction Limit and Other Tax Matters. The Company may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is BEN’s principal executive officer, principal financial officer, an individual who is among the three highest compensated officers for the taxable year (other than an individual who was either BEN’s principal executive officer or its principal financial officer at any time during the taxable year), or anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017. This limitation on deductions only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities) and may not apply to certain types of compensation, such as qualified performance-based compensation, that is payable pursuant to a written, binding contract (such as an award agreement corresponding to a Prior Plan Award) that was in place as of November 2, 2017, so long as the contract is not materially modified after that date. To the extent that compensation is payable pursuant to a prior plan award granted on or before November 2, 2017, and if BEN determines that Section 162(m) of the Code will apply to any such awards, BEN intends that the terms of those awards will not be materially modified and will be constructed so as to constitute qualified performance-based compensation and, as such, will be exempt from the $1,000,000 limitation on deductible compensation.

If an individual’s rights under the 2024 LTIP are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, then the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by BEN of a corresponding compensation deduction.

Interest of Directors and Executive Officers. All members of the BEN Board and all executive officers of BEN are eligible for awards under the 2024 LTIP and thus, have a personal interest in the approval of the 2024 LTIP.

THE FOREGOING DESCRIPTION OF THE 2024 LTIP AND THE INFORMATION INCORPORATED BY REFERENCE IN THE PRECEDING SENTENCE DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS AND CONDITIONS OF THE 2024 LTIP, WHICH IS INCORPORATED BY REFERENCE TO THIS REGISTRATION STATEMENT ON FORM S-1.

Director Compensation

Prior to the Business Combination, BEN had not adopted a formal policy or plan to compensate BEN’s directors. Messrs. Luck and Henderson served as members of the BEN Board and received no additional compensation for their service as members of the BEN Board. See the section titled “Executive Compensation — Summary Compensation Table” for more information about Mr. Luck’s compensation for the fiscal year ended December 31, 2023.

Following the consummation of the Business Combination, BEN’s Board adopted a nonemployee director compensation program (the “2024 Director Compensation Policy”). The 2024 Director Compensation Policy is designed to align compensation with BEN’s business objectives and the creation of stockholder value, while enabling BEN to attract, retain, incentivize and reward non-employee directors who contribute to the long-term success of BEN. The 2024 Director Compensation Policy provides for an annual cash retainer for all non-employee directors, in addition to equity grants determined by the Compensation Committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings. The BEN Board expects to review non-employee director compensation periodically to ensure that non-employee director compensation remains competitive such that BEN is able to recruit and retain qualified non-employee directors.

Under the 2024 Director Compensation Policy, each non-employee director on the Board will be granted, as compensation for service on the Board for 2024, 10,000 RSUs, vesting on a quarterly basis, and the chair of each of the Audit Committee of the Company, the Compensation Committee of the Company, and the Nominating and Corporate Governance Committee of the Company will be granted 1,500 RSUs, vesting on a quarterly basis.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the various agreements and arrangements discussed in the sections titled “Directors, Executive Officers and Corporate Governance” and “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	BEN has been or is to be a participant;

●	the amount involved exceeded or exceeds the lesser of (a) $120,000 or (b) one percent of the average of BEN’s total assets at year-end for the fiscal years ended December 31, 2023 and 2022; and

●	any of BEN’s directors, executive officers or holders of more than 5% of its capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Since January 1, 2022, BEN has entered into the following agreements with investors that satisfy the above criteria:

Howard Consulting Services Agreement

On October 1, 2021, prior to the start of Mr. James Richard Howard’s service as Chief Information and Data Officer, BEN entered into a Consulting Services Agreement, as amended effective July 1, 2023, with RG Data Insights, LLC, a consulting firm that employed Mr. Howard, pursuant to which Mr. Howard acted as a consultant to BEN. The Consulting Services Agreement expired on September 30, 2023. In connection with the Consulting Services Agreement, as amended, in recognition of the ongoing services provided, BEN agreed to pay Mr. Howard a $0.15 million success fee upon the completion of a successful capital raise in excess of $5.0 million. Additionally, BEN agreed to issue Mr. Howard a Compensatory Warrant to purchase up to 300,000 shares of Prior BEN’s Class B common stock (“Legacy Common Stock”) at an exercise price of $1.00 per share, provided, that Mr. Howard continues to be an advisory board member to BEN through September 30, 2024.

Transactions with October 3rd Holdings, LLC

October 3rd Holdings, LLC owns a 58.225% interest in Genuine Lifetime, LLC, of which Mr. Michael Lucas and Mr. James D. Henderson, Jr. own respective 13.025% and 10% interests. October 3rd Holdings, LLC is co-owned in equal 50% shares by Mr. Tyler Luck and Mr. Lucas. Mr. Luck served as Managing Member of Genuine Lifetime, LLC until June 1, 2023. In connection with BEN’s entry into the Reseller Agreement with AFG, Genuine Lifetime, LLC issued 500,000 shares of Legacy Common Stock to AFG in connection with the Reseller Agreement pursuant to a separate agreement between Genuine Lifetime, LLC and AFG. In connection with the GL Interim Financing, Genuine Lifetime, LLC entered into a promissory note with AFG pursuant to which AFG agreed to lend, and Genuine Lifetime, LLC agreed to borrow, $4.0 million in order to fund the GL Interim Financing (the “GL Loan”). In connection with the GL Loan, Mr. Luck entered into a personal guaranty with respect to Genuine Lifetime, LLC’s obligations under the GL Loan. Additionally, Mr. Luck, agreed not to sell, transfer or assign his shares of Common Stock, or permit October 3rd Holdings, LLC, as its managing member to sell, transfer or assign its shares of Common Stock, prior to the repayment of the GL Loan, subject to certain customary exceptions including a sale of such shares of Common Stock by Mr. Luck and October 3rd Holdings, LLC in connection with the consummation of the Business Combination.

In addition, effective June 30, 2024, Prior BEN and the Company entered into a Debt Conversion Agreement with October 3rd Holdings, LLC, pursuant to which the Company agreed to issue 93,333 shares of Common Stock at a price of $4.50 per share to October 3rd Holdings, LLC in exchange for the conversion of certain outstanding indebtedness owed by a subsidiary of the Company to October 3rd Holdings, LLC in the amount of $0.4 million.

AFG Interim Financing

On September 29, 2023, AFG purchased 456,621 shares of Legacy Common Stock for $2.19 per share for an aggregate purchase price of approximately $1.0 million under the AFG Interim Financing. Pursuant to the terms of the AFG Interim Financing, AFG’s obligation to purchase shares of Legacy Common Stock immediately prior to the Effective Time (as defined in the Subscription Agreement) under the Subscription Agreement was reduced by $1.0 million. On October 15, 2023, Genuine Lifetime LLC purchased 1,826,484 shares of Legacy Common Stock $2.19 per share for an aggregate purchase price of approximately $4.0 million.

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Transactions with Genuine Lifetime, LLC

BEN entered into a Marketing & Interface Agreement with Genuine Lifetime, LLC on May 1, 2021, including three addendums to such agreement dated July 1, 2021, November 1, 2021 and January 31, 2022 (the “M&I Agreement”). The M&I Agreement provided for the payment by BEN of a monthly fee of $15,000, including an option to convert unpaid balances on or before September 30, 2021 into shares of Legacy Common Stock for services provided by Genuine Lifetime, LLC in connection with the development and implementation of a marketing plan to promote the BEN advertising interface to customers of Genuine Lifetime, LLC within the United States and the development of an interface between BEN’s data repository and automotive data aggregators and Genuine Lifetime, LLC’s warranty programs. Pursuant to the M&I Agreement, Genuine Lifetime, LLC assigned its employee, Gregor Evans, to provide certain marketing and communications services and expertise to BEN. Pursuant to the M&I Agreement, Genuine Lifetime, LLC also committed $50,000 in exchange for BEN’s recognition of 50,000 prepaid blockchain activations. BEN and Genuine Lifetime, LLC terminated the M&I Agreement with a mutual release on May 30, 2022. Pursuant to the M&I Agreement, upon termination of the M&I Agreement, BEN granted Genuine Lifetime, LLC the option to convert prepaid activations up to a total sum of $50,000 into shares of Legacy Common Stock at a price of $0.10 per share, up to a maximum number of shares equal to 500,000, which option was fully exercised by Genuine Lifetime, LLC on March 15, 2023. Genuine Lifetime, LLC has since assigned its entire equity interest in BEN to a third party.

In May 2022, the parties terminated the M&I Agreement and BEN approved the entry into a Debt Conversion Agreement with Genuine Lifetime, LLC, allowing them to convert up to $0.2 million of BEN’s indebtedness from accrued compensation related to services performed on behalf of BEN into 2,000,000 Legacy Common Stock.

Lucas Consulting Agreement

Pursuant to a consulting agreement dated June 1, 2023 and in exchange for certain consulting, strategic and advisory services previously provided through May 31, 2023, Mr. Lucas received a warrant to purchase 1,500,000 shares of Legacy Common Stock with an exercise price of $1.00 per share. In addition, any future compensation under this consulting agreement will be based on the value of any future transaction approved by BEN and said compensation shall be in the sole discretion of our board of directors.

Registration and Shareholder Rights

Pursuant to a registration rights and shareholder rights agreement signed March 4, 2021, the Sponsor is entitled to certain registration rights with respect to the Private Placement Warrants, the warrants issuable upon conversion of working capital loans (if any) and Common Stock issuable upon exercise of the foregoing and upon conversion of the DHC Class B Shares, par value $0.0001 per share, of DHC and, as a result of the Business Combination had the right to nominate two (2) individuals for election to our board of directors, as long as the Sponsor holds any securities covered by the registration and shareholder rights agreement.

In connection with the Business Combination, the Registration Rights Agreement dated March 4, 2021, by and between DHC, Sponsor and certain other equity holders named therein was amended and restated. Pursuant to the Amended and Restated Registration Rights Agreement, dated March 14, 2024 by and among BEN and the holders party thereto (the “A&R Registration Rights Agreement”), BEN agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of Common Stock and other equity securities of BEN that are held by the parties thereto from time to time.

Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful.

Policies and Procedures for Related Party Transactions

On March 14, 2024 the Company adopted a new written related party transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

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A “Related Person Transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than five percent (5%) of its voting stock;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Under the Company’s related party transaction policy, if a transaction has been identified as a Related Person Transaction, including any transaction that was not a Related Person Transaction when originally consummated or any transaction that was not initially identified as a Related Person Transaction prior to consummation, the Company’s management must present information regarding the Related Person Transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the Related Persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Business Conduct and Ethics, the Company’s employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering Related Person Transactions, the Company’s audit committee, or other independent body of the board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Company;

●	the impact on a director’s independence in the event that the Related Person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a Related Person Transaction, the Company’s audit committee, or other independent body of the Company’s board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Company’s board of directors, determines in the good faith exercise of its discretion.

All of the transactions described in this section were entered into prior to the adoption of this policy.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of September 12, 2024:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by BEN to be the beneficial owner of more than 5% of our Common Stock as of September 12, 2024;

●	each of BEN’s named executive officers and directors; and

●	all of our current executive officers and directors as a group.

As of September 12, 2024, BEN had 37,979,594 shares of Common Stock issued and outstanding. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if she, he or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Voting power represents the combined voting power of shares of Common Stock owned beneficially by such person. Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by the individuals below:

Five Percent Holders
October 3rd Holdings, LLC(1)	8,765,568	23.1%
DMLab Co. LTD(2)	4,325,043	11.4%
AFG Companies, Inc.(3)	2,423,336	6.4%
Directors & Named Executive Officers
Paul Chang	601,952	1.6%
Bill Williams	270,100	* %
Tyler J. Luck(1)	8,765,568	23.1%
Bernard Puckett	35,461	* %
Christopher Gaertner	691,183	1.8%
Jon Leibowitz	40,000	* %
Janine Grasso	-	* %
Thomas Morgan Jr.	-	* %
Dr. Richard Isaacs(4)	121,545	* %
All Directors and Executive Officers as a Group (14 persons)	12,161,939	32.0%

*	Less than 1%.

(1)	Tyler Luck is the managing member of October 3rd Holdings, LLC and has sole voting and dispositive power over the securities held thereby. The business address of October 3rd Holdings, LLC is 1821 Logan Avenue C/O CSC Cheyenne, WY 83001.

(2)	DMLab Co. LTD is governed by a board of directors consisting of five directors, Messrs. Yanghyung Lee, Seokho Lee, Youngkyu Huh, Junhyuk Lee, Snugsu Kim and Kibong Lee. The five members of the board of directors will have limited voting and dispositive power over the securities held of record by DMLab Co. LTD. Each director of DMLab Co. LTD has one vote, and the approval of a majority of the directors is required to approve any action of DMLab Co. LTD. However, under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Therefore, none of the individual members of the board of directors of DMLab Co. LTD exercises voting or dispositive control over any of the securities held directly by DMLab Co. LTD, even those in which he directly holds a pecuniary interest. Oriental DMLab Co. LTD is approximately 62% held by Junhyuk Lee. The business address of DMLab Co. LTD is 45, Anam-ro, Seongbuk-gu, Korea University, Science & Business Building RM 301, Seoul, Republic of Korea 02841.

(3)	Mr. Wright Brewer has sole and voting dispositive power over the securities held by AFG Companies, Inc. The business address of AFG Companies Inc. is 1900 Champagne Blvd, Grapevine, TX 76051. Excludes 3,750,000 shares of Common Stock issuable upon exercise of the Reseller Warrant, which contains certain conditions to the vesting of shares of Common Stock underlying the Reseller Warrant that are outside of the exclusive control of the holder.

(4)	Consists entirely of options to purchase shares of Common Stock.

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DESCRIPTION OF SECURITIES

The following summary of certain provisions of BEN securities does not purport to be complete and is subject to the Charter, the Bylaws and the provisions of applicable law.

Capital Stock

Authorized Capitalization

The total amount of BEN’s authorized capital stock consists of 750,000,000 shares of Common Stock, par value $0.0001 per share, and 10,000,000 shares of Preferred Stock, par value $0.0001 per share. BEN had 37,979,594 shares of Common Stock outstanding as of September 12, 2024.

The following summary describes the material provisions of BEN’s capital stock.

Preferred Stock

The BEN Board has authority to issue shares of Preferred Stock in one or more series, to fix for each such series such voting powers, designations, preferences, qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, redemption privileges and liquidation preferences for the issue of such series all to the fullest extent permitted by the DGCL. The issuance of Preferred Stock could have the effect of decreasing the trading price of Common Stock, restricting dividends on BEN’s capital stock, diluting the voting power of Common Stock, impairing the liquidation rights of BEN’s capital stock, or delaying or preventing a change in control of BEN.

Common Stock

BEN has one class of authorized Common Stock. Unless the BEN Board determines otherwise, BEN issues all of BEN’s capital stock in uncertificated form.

Voting Rights

The Charter provides that, except as otherwise expressly provided by the Bylaws or as provided by law, the holders of Common Stock has at all times vote together as a single class on all matters; provided, however, that, except as otherwise required by law, holders of shares of Common Stock are not be entitled to vote on any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Charter. Except as otherwise expressly provided in the Charter or by applicable law, each holder of Common Stock has the right to one vote per share of Common Stock held of record by such holder.

The Bylaws provide that the holders of a majority of the voting power of the outstanding shares of stock entitled to vote at the meeting will constitute a quorum at all meetings of the stockholders for the transaction of business. When a quorum is present, the affirmative vote of a majority of the votes cast is required to take action, unless otherwise specified by law, the Bylaws or the Charter. There are no cumulative voting rights.

Dividend Rights

The Bylaws provide that each holder of shares of Common Stock is entitled to the payment of dividends and other distributions as may be declared by the BEN Board from time to time out of BEN’s assets or funds legally available for dividends or other distributions. These rights are subject to the preferential rights of the holders of Preferred Stock, if any, and any contractual limitations on BEN’s ability to declare and pay dividends.

Other Rights

Each holder of Common Stock is subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock that BEN may designate and issue in the future. Holders of Common Stock are not entitled to preemptive rights and such shares are not subject to conversion (except as noted above), redemption, or sinking fund provisions.

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Liquidation Rights

If BEN is involved in voluntary or involuntary liquidation, dissolution or winding up of BEN’s affairs, or a similar event, each holder of Common Stock will participate pro rata in all assets remaining after payment of liabilities, subject to prior distribution rights of Preferred Stock, if any, then outstanding.

Warrants

BEN Public Warrants

Each whole Public Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on April 13, 2024, provided, in each case that we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or we permit holders to exercise their Public Warrants on a cashless basis under the circumstances specified in the Warrant Agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. The Public Warrants will expire on March 14, 2029, at 5:00 p.m., Eastern Time, or earlier upon redemption or liquidation.

We are not obligated to deliver any shares of Common Stock pursuant to the exercise of a Public Warrant and have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Common Stock underlying such Public Warrant is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Public Warrant is exercisable and we are not obligated to issue a share of Common Stock upon exercise of such Public Warrant unless the Common Stock issuable upon such Public Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such Public Warrant is not entitled to exercise such Public Warrant and such Public Warrant may have no value and expire worthless.

We have filed with the SEC a registration statement for the registration, under the Securities Act, of the Common Stock issuable upon exercise of the Public Warrants, which was declared effective by the SEC on February 14, 2024, and we will use our commercially reasonable efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Common Stock until the Public Warrants expire or are redeemed, as specified in the Warrant Agreement; provided, that, if the Common Stock is, at the time of any exercise of a Public Warrant, not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Common Stock issuable upon exercise of the Public Warrants is not effective by the June 7, 2024, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of shares of Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Public Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

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Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00. Once the Public Warrants become exercisable, we may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

●	if, and only if, the closing price of the Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the Public Warrants as described above unless a registration statement under the Securities Act covering the issuance of the Common Stock issuable upon exercise of the Public Warrants is then effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. If and when the Public Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrant holder will be entitled to exercise his, her or its Public Warrant prior to the scheduled redemption date. However, the price of the Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”) as well as the $11.50 warrant exercise price after the redemption notice is issued.

Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00. Once the Public Warrants become exercisable, we may redeem the outstanding warrants:

●	in whole and not in part;

●	at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided, that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of the Common Stock except as otherwise described below;

●	if, and only if, the closing price of the Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders; and

●	if the closing price of the Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Anti-dilution Adjustments”), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

Beginning on the date the notice of redemption is given until the Public Warrants are redeemed or exercised, holders may elect to exercise their Public Warrants on a cashless basis. The numbers in the table below represent the number of shares of Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of the Common Stock on the corresponding redemption date (assuming holders elect to exercise their Public Warrants and such Public Warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Public Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Public Warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

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The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Public Warrant or the exercise price of a Public Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. If the number of shares issuable upon exercise of a Public Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Public Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Public Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Public Warrant. If the exercise price of a Public Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value (as defined in the Warrant Agreement) and the Newly Issued Price (as defined in the Warrant Agreement) as set forth under the heading “—Anti-dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “—Anti-dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a Public Warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Common Stock
(period to expiration of Public Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Common Stock to be issued for each Public Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $11.50 per share, and at such time there are 57 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.277 shares of Common Stock for each whole Public Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of the Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Public Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Public Warrants, holders may choose to, in connection with this redemption feature, exercise their Public Warrants for 0.298 shares of Common Stock for each whole Public Warrant. In no event will the Public Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Common Stock per whole Public Warrant (subject to adjustment). Finally, as reflected in the table above, if the Public Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Common Stock.

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This redemption feature differs from the typical Public Warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of Public Warrants for cash (other than the Private Placement Warrants) when the trading price for the Common Stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Public Warrants to be redeemed when the Common Stock is trading at or above $10.00 per public share, which may be at a time when the trading price of the Common Stock is below the exercise price of the Public Warrants. We have established this redemption feature to provide us with the flexibility to redeem the Public Warrants without the Public Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $18.00.” Holders choosing to exercise their Public Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Public Warrants based on an option pricing model with a fixed volatility input as of the date of DHC’s initial public offering prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding Public Warrants, and therefore have certainty as to our capital structure as the Public Warrants would no longer be outstanding and would have been exercised or redeemed. We are required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the Public Warrants if we determine it is in our best interest to do so. As such, we would redeem the Public Warrants in this manner when we believe it is in our best interest to update our capital structure to remove the Public Warrants and pay the redemption price to the warrant holders.

As stated above, we can redeem the Public Warrants when the Common Stock is trading at a price starting at $10.00, which is below the exercise price of $11.50, because it provides certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their Public Warrants on a cashless basis for the applicable number of shares. If we choose to redeem the Public Warrants when the Common Stock is trading at a price below the exercise price of the Public Warrants, this could result in the warrant holders receiving fewer shares of Common Stock than they would have received if they had chosen to wait to exercise their Public Warrants for Common Stock if and when such Common Stock was trading at a price higher than the exercise price of $11.50.

No fractional shares of Common Stock are issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we round down to the nearest whole number of the number of shares of Common Stock to be issued to the holder. If, at the time of redemption, the Public Warrants are exercisable for a security other than the Common Stock pursuant to the Warrant Agreement, the Public Warrants may be exercised for such security. At such time as the Public Warrants become exercisable for a security other than Common Stock, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Public Warrants.

Redemption Procedures

Exercise Limitations. A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Public Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Common Stock issued and outstanding immediately after giving effect to such exercise.

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Anti-dilution Adjustments. If the number of outstanding shares of Common Stock is increased by a capitalization or share dividend payable in shares of Common Stock, or by a sub-division of Common Stock or other similar event, then, on the effective date of such capitalization or share dividend, sub-division or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Stock) and (ii) one minus the quotient of (x) the price per share of Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Stock, in determining the price payable for Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Common Stock on account of such shares of Common Stock (or other securities into which the Public Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Common Stock issuable on exercise of each Public Warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share or (c) to satisfy the redemption rights of the holders of DHC Class A Shares in connection with the Business Combination, then the Public Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Common Stock in respect of such event.

If the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Common Stock.

Whenever the number of shares of Common Stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the Public Warrant exercise price will be adjusted by multiplying the Public Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Common Stock purchasable upon the exercise of the Public Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of Common Stock so purchasable immediately thereafter.

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In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than those described above or that solely affects the par value of such Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Public Warrants and in lieu of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Public Warrants would have received if such holder had exercised their Public Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Public Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the Charter) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Common Stock, the holder of a Public Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the Public Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. If less than 70% of the consideration receivable by the holders of Common Stock in such a transaction is payable in the form of Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the Public Warrant within thirty days following public disclosure of such transaction, the Public Warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the Public Warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants. The purpose of such exercise price reduction is to provide additional value to holders of the Public Warrants when an extraordinary transaction occurs during the exercise period of the Public Warrants pursuant to which the holders of the Public Warrants otherwise do not receive the full potential value of the Public Warrants.

The Public Warrants are issued in registered form under the Warrant Agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Public Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Warrant Agreement to the description of the terms of the Public Warrants and the Warrant Agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on Common Stock as contemplated by and in accordance with the Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreement as the parties to the Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Public Warrants, provided, that the approval by the holders of at least 65% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Warrant Agreement, which is filed as an exhibit to this Registration Statement on S-1, for a complete description of the terms and conditions applicable to the Public Warrants.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Public Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Public Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

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BEN Private Placement Warrants

Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants. The Private Placement Warrants (including the Common Stock issuable upon exercise of the Private Placement Warrants) are not transferable, assignable or salable until April 13, 2024 (except pursuant to limited exceptions) and they are not redeemable by us (except as described under “—BEN Public Warrants—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00”) so long as they are held by our Sponsor or its permitted transferees (except as otherwise set forth herein). Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. Any amendment to the terms of the Private Placement Warrants or any provision of the Warrant Agreement with respect to the Private Placement Warrants will require a vote of holders of at least 65% of the number of the then outstanding Private Placement Warrants.

Except as described above under “—BEN Public Warrants—Redemption of Public Warrants when the price per share of Common Stock equals or exceeds $10.00,” if holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants are exercisable on a cashless basis so long as they are held by Sponsor and its permitted transferees is because it was not known at the time of the Business Combination whether they would be affiliated with us following the Business Combination. If they remained affiliated with us, their ability to sell our securities in the open market would be significantly limited. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike holders of Common Stock who could exercise their Public Warrants and sell the Common Stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Compensatory Warrants

In connection with the Business Combination, the Prior BEN Compensatory Warrants were assumed by the Company, and each Prior BEN Compensatory Warrant was converted into a compensatory warrant (the “Compensatory Warrants”) of the Company to purchase a number of shares of Common Stock (rounded down to the nearest whole share) equal to (A) the number of shares of Common Stock subject to such Prior BEN Compensatory Warrants immediately prior to the closing of the Business Combination, multiplied by (B) the Exchange Ratio, at an exercise price per share equal to (1) the exercise price per share of such Prior BEN Compensatory Warrant immediately prior to the closing of the Business Combination, divided by (2) the Exchange Ratio. The Prior BEN Compensatory Warrants were issued at varying exercise prices between $0.10 and $1.00, and as adjusted the Exercise Prices for the Compensatory Warrants are $0.38 and $3.71, respectively (the “Exercise Price”).

The rights represented by the Compensatory Warrants may be exercised in whole or in part at any time during the exercise period set forth in the applicable Compensatory Warrant (the “Exercise Period”), by delivery to the Company of (i) an executed notice of exercise in the form attached to the Compensatory Warrants, (ii) Payment of the Exercise Price either (a) in cash or by check, or (b) by cancellation of indebtedness, and (iii) and a copy of the Compensatory Warrant.

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Notwithstanding any provisions in the Compensatory Warrants to the contrary, if the fair market value of one share of Common Stock issuable upon exercise of the Compensatory Warrants (an “Exercise Share”) is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising the BEN Compensatory Warrant by payment of cash, the holder may elect to receive shares equal to the value (as determined below) of the Compensatory Warrant (or the portion thereof being canceled) by surrender of the Compensatory Warrant in which event the Company shall issue to the holder a number of Exercise Shares equal to (A) the number of Exercise Shares purchasable under the Compensatory Warrant or, if only a portion of the Compensatory Warrant is being exercised, that portion of the Compensatory Warrant being canceled (at the date of such calculation) multiplied by (i) the fair market value of one Exercise Share (at the date of such calculation) minus (ii) the Exercise Price (as adjusted to the date of such calculation), divided by (B) the fair market value of one Exercise Share (at the date of such calculation).

No fractional shares shall be issued upon the exercise of a Compensatory Warrant as a consequence of any adjustment pursuant thereto. All Exercise Shares (including fractions) to be issued upon exercise of a BEN Compensatory Warrant shall be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of one Compensatory Warrant share by such fraction.

The warrant holders do not have the rights or privileges of holders of Common Stock and any voting rights until they exercise their Compensatory Warrants and receive Common Stock. After the issuance of Common Stock upon exercise of the Compensatory Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Compensatory Warrants will be brought and enforced in the courts of the State of Wyoming, as applied to agreements among California residents, made and to be performed entirely within the State of Wyoming without giving effect to conflicts of laws principles, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Reseller Warrant

In connection with the Company’s obligations under the Reseller Agreement, immediately following the closing of the Business Combination, the Company issued the Reseller Warrant to AFG.

The Reseller Warrant is a non-transferable warrant that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 per share. The number of shares of Common Stock issuable upon exercise of the Reseller Warrant is based upon cash amounts actually paid by AFG to the Company under the terms of the Reseller Agreement. These are divided into 11 tranches as set forth in the following table (the “Warrant Tranches”). Each Warrant Tranche shall become exercisable if the amount actually paid by AFG to the Company under the Reseller Agreement during an annual period meets or exceeds the corresponding threshold set forth in the following table (the “Earnout Threshold”). The first annual period began on August 19, 2023 (the “Effective Date”). Each annual period thereafter shall start on an anniversary of the Effective Date. When Reseller satisfies an Earnout Threshold, Reseller shall have three (3) years from the date of the Board determination described below, to exercise the corresponding Warrant Tranche to receive Warrant Shares.

Warrant Tranche	Reseller Payments to BEN *	Warrant Shares on Exercise
A	$9,000,000	190,120
B	$10,500,000	211,318
C	$12,000,000	234,888
D	$13,500,000	261,086
E	$15,000,000	290,206
F	$16,500,000	322,573
G	$18,000,000	358,551
H	$19,500,000	398,542
I	$21,000,000	442,993
J	$22,500,000	492,402
K	$24,000,000	547,321

*	Per Section 4.4 of the Reseller Agreement, represents fifty percent (50%) of all amounts collected by Reseller from Customers (as defined in the Reseller Agreement)

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Upon the achievement of an Earnout Threshold for the first time, on the day the Board (as defined below) has determined the Earnout Threshold has been achieved (as further described below) for a particular Warrant Tranche, then the corresponding Warrant Tranche shall become exercisable for a three-year period (any three year period, an “Exercise Period”). Any Warrant Tranche that is not exercised, in whole or in part, within the corresponding Exercise Period shall expire and AFG shall no longer be permitted to exercise such Warrant Tranche.

One-Year Warrants

In connection with the May Securities Purchase Agreement and July Securities Purchase Agreement, the Company issued or will issue May One-Year Warrants or July One-Year Warrants to certain investors thereto. The May One-Year Warrants and July One-Year Warrants are unregistered warrants to purchase Common Stock pursuant to Section 4(a)(2) of the Securities Act. Each May One-Year Warrant and July One-Year Warrant has an exercise price per share equal to $2.50, subject to adjustment, and will be exercisable at any time on or after the date issued and expire one year following the issuance thereof.

Five-Year Warrants

In connection with the May Securities Purchase Agreement and July Securities Purchase Agreement, the Company issued or will issue May Five-Year Warrants or July Five-Year Warrants to certain investors thereto. The May Five-Year Warrants and July Five-Year Warrants are unregistered warrants to purchase Common Stock pursuant to Section 4(a)(2) of the Securities Act. Each May Five-Year Warrant and July Five-Year Warrant has an exercise price per share equal to $2.50, subject to adjustment, and will be exercisable at any time on or after the date issued and expire five years following the issuance thereof.

In connection with the August Securities Purchase Agreement, the Company issued or will issue August Five Year-Warrants to certain of the purchaser parties thereto. Each of the August Warrants are unregistered warrants to purchase Common Stock pursuant to Section 4(a)(2) of the Securities Act. Each of the August Warrants has an exercise price per share equal to $5.00, subject to adjustment, and will be exercisable at any time on or after the date issued and expire five years following the issuance thereof.

Anti-takeover Effects of the Charter and the Bylaws

The Charter and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of BEN. BEN expects that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of BEN to first negotiate with the BEN Board, which BEN believes may result in an improvement of the terms of any such acquisition in favor of BEN’s stockholders. However, they also give the BEN Board the power to discourage mergers that some stockholders may favor.

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Special Meetings of Stockholders

The Charter provides that a special meeting of stockholders may be called by the (a) the Chairperson of the BEN Board, (b) the Chief Executive Officer, (c) the President of BEN or (d) the BEN Board pursuant to a resolution adopted by a majority of the authorized directors.

Staggered Board

The BEN Board is divided into three classes. The directors in each class serves for a three-year term, one class being elected each year by BEN stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of BEN, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

The BEN Board or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 50% of the voting power of all of the then outstanding shares of voting stock of BEN entitled to vote thereon.

Stockholders Not Entitled to Cumulative Voting

The Charter does not permit stockholders to cumulate their votes thereon. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon can elect all of the directors standing for election, if they choose, other than any directors that holders of Preferred Stock may be entitled to elect.

Delaware Anti-takeover Statute

BEN is not subject to Section 203 of the DGCL, an anti-takeover law. Section 203 is a default provision of the DGCL that prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with “interested stockholders” (a person or group owning fifteen percent (15%) or more of the corporation’s voting stock) for three years following the date that person becomes an interested stockholder, unless: (i) before such stockholder becomes an “interested stockholder,” the board of directors approves the business combination or the transaction that results in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-give percent (85%) of the outstanding voting stock of the corporation at the time of the transaction (excluding stock owned by certain persons); or (iii) at the time or after the stockholder became an interested stockholder, the board of directors and at least two-thirds of the disinterested outstanding voting stock of the corporation approves the transaction. While Section 203 is the default provision under the DGCL, the DGCL allows companies to opt out of Section 203 of the DGCL by including a provision in their Charter expressly electing not to be governed by Section 203 of the DGCL. Our board of directors has determined to opt out and not be subject to Section 203 of the DGCL.

Amendment of Bylaws

The Charter provides that the Bylaws may be altered, amended, or repealed by (i) a majority of the BEN Board and (ii) the affirmative vote of at least 50% of the voting power of all of the then outstanding shares of voting stock of BEN entitled to vote thereon.

Limitations on Liability and Indemnification of Officers and Directors

The Charter provides that BEN will indemnify BEN’s directors to the fullest extent authorized or permitted by applicable law. BEN expects to enter into agreements to indemnify BEN’s directors, executive officers and other employees as determined by the BEN Board. Under the Bylaws, BEN is required to indemnify each of BEN’s directors and officers if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director or officer of BEN or was serving at BEN’s request as a director, officer, employee or agent for another entity. BEN must indemnify BEN’s officers and directors against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with such action, suit or proceeding if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of BEN, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. The Bylaws also require BEN to advance expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding, provided, that such person will repay any such advance if it is ultimately determined that such person is not entitled to indemnification by BEN. Any claims for indemnification by BEN’s directors and officers may reduce BEN’s available funds to satisfy successful third-party claims against BEN and may reduce the amount of money available to BEN.

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Exclusive Jurisdiction of Certain Actions

This Charter provides that, unless otherwise consented to by BEN in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of BEN; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, shareholder or employee of BEN to BEN or its stockholders; (iii) any action or proceeding asserting a claim against BEN or any director, officer, shareholder or employee of BEN relating to any provision of the DGCL or the Charter or the Bylaws of BEN; (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the Charter or the Bylaws of BEN, (v) any action or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against BEN or any current or former director, officer, shareholder, or employee of BEN governed by the internal affairs doctrine of the State of Delaware, in all cases to the fullest extent permitted by law and subject to the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) having personal jurisdiction over an indispensable party named as a defendant therein. The Charter further provides that this exclusive forum provision does not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, or the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

The Charter further provides that, unless BEN consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by BEN, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Additionally, the Charter provides that any person or entity holding, owning, or otherwise acquiring any interest in any of BEN’s securities is deemed to have notice of and consented to these provisions.

Transfer Agent

The transfer agent for Common Stock is Continental Stock Transfer & Trust Company.

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SELLING SECURITY HOLDERS

This prospectus relates to the offer and sale from time to time of up to 28,370,786 shares of our Common Stock by the stockholders identified in the table below, who we refer to in this prospectus as the “Selling Holders” and their respective transferees, pledgees, donees, assignees or other successors (each also a Selling Holder for purposes of this prospectus). The Selling Holders identified below may currently hold or acquire at any time shares of our Common Stock in addition to those registered hereby.

We are registering these 28,370,786 shares of our Common Stock for sale by the Selling Holders named below pursuant to the SEPA as described below.

The percent of beneficial ownership for the Selling Holders is based on 37,979,594 shares of Common Stock outstanding as of September 12, 2024. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, each Selling Holder listed below has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by it.

Information concerning the Selling Holders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. No offer or sale under this prospectus may be made by a stockholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional Selling Holders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the Selling Holders.

The Selling Holders are not obligated to sell any of the shares of our securities offered by this prospectus. Because each Selling Holder identified in the table below may sell some or all of the shares of our securities owned by it that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of such securities, no estimate can be given as to the number of securities covered by this prospectus that will be held by the Selling Holders.

In addition, subject to applicable law, each Selling Holder may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our securities it holds in transactions exempt from the registration requirements of the Securities Act after the date on which the Selling Holders provided the information set forth on the table below. Therefore, for purposes of the following table we have assumed that each Selling Holder will sell all of the shares of our Common Stock beneficially owned by it that are covered by this prospectus but will not sell any other shares of our Common Stock that it may currently own.

	Number of Shares of Common Stock Beneficially Owned			Maximum Number of Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After the Offered Shares of Common Stock are Sold
Name of Selling Holder	Number(1)	Percent(2)		Offered(3)	Number	Percent(3)
YA II PN, LTD.(4)	280,899	*	%	28,370,786	—	—

*	Indicates less than one percent.

(1)	This number represents 280,899 shares of Common Stock issued to the Yorkville Investor on August 26, 2024 as Yorkville Commitment Shares in consideration for entering into the SEPA with us. The number of shares of Common Stock that may actually be acquired by the Yorkville Investor pursuant to the SEPA is not currently known and is subject to satisfaction of certain conditions and other limitations set forth in the SEPA, including the 4.99% Beneficial Ownership Limitation and the 19.99% Exchange Cap.

(2)	The percent of beneficial ownership for the Selling Holders is based on 37,979,594 shares of Common Stock.

(3)	Assumes that each Selling Holder (i) will sell all of the shares of Common Stock beneficially owned by it that are covered by this prospectus and (ii) does not acquire beneficial ownership of any additional shares of our Common Stock.

(4)	YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. Investment decisions for the Yorkville Investor are made by Mr. Mark Angelo. The business address of the Yorkville Investor is 1012 Springfield Avenue, Mountainside, NJ 07092.

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Material Relationships with Selling Holders

SEPA

On August 26, 2024, we entered into the SEPA with the Yorkville Investor. Pursuant to the SEPA, we have the right to sell to the Yorkville Investor, from time to time, up to $50 million of shares of our Common Stock, subject to certain limitations and conditions set forth therein. Sales of Common Stock to the Yorkville Investor under the SEPA, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Yorkville Investor under the SEPA.

Upon the satisfaction of the conditions to the Yorkville Investor’s purchase obligation set forth in the SEPA, including the registration of shares of Common Stock issuable pursuant to the SEPA, we will have the right, but not the obligation, from time to time at our discretion until the first day of the month next following the 36-month anniversary of the date of the SEPA, to require the Yorkville Investor to purchase a specified amount of shares of Common Stock by delivering written notice to the Yorkville Investor. We will, in our sole discretion, select the amount of the advance that we desire to issue and sell to the Yorkville Investor in each Advance Notice (as defined in the SEPA), subject to a maximum limit equal to 100% of the average daily volume traded of the Company’s Common Stock on Nasdaq for the five trading days immediately preceding an Advance Notice. The shares will be issued and sold to Yorkville Investor at a per share price equal to, at the election of the Company as specified in the relevant Advance notice: (i) 96% of the Market Price (as defined below) for any period commencing on the receipt of the Advance notice by Yorkville Investor and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) 97% of the Market Price for any three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”). “Market Price” is defined as, for any Option 1 Pricing Period, the daily volume weighted average price (“VWAP”) of the Common Stock on Nasdaq during the Option 1 Pricing Period, and for any Option 2 Pricing Period, the lowest daily VWAP of the Common Stock on Nasdaq during the Option 2 Pricing Period. The Advances are subject to certain limitations, including that Yorkville Investor cannot purchase any shares that would result in it beneficially owning more than 4.99% of the Company’s outstanding Common Stock at the time of an Advance or acquiring since the SEPA Effective Date under the SEPA more than 19.99% of the Company’s issued and outstanding Common Stock, as of the SEPA Effective Date (the “Exchange Cap”). The Exchange Cap will not apply under certain circumstances, including, where the Company has obtained stockholder approval to issue in excess of the Exchange Cap in accordance with the rules of Nasdaq or such issuances do not require stockholder approval under Nasdaq’s “minimum price rule.” Additionally, if the total number of Common Stock traded on Nasdaq during the applicable Pricing Period is less than the Volume Threshold (as defined below), then the number of shares of Common Stock issued and sold pursuant to such Advance notice will be reduced to the greater of (i) 30% of the trading volume of the Common Stock on Nasdaq during the relevant Pricing Period as reported by Bloomberg L.P., or (ii) the number of shares of Common Stock sold by Yorkville Investor during such Pricing Period, but in each case not to exceed the amount requested in the Advance notice. “Volume Threshold” is defined as a number of shares of Common Stock equal to the quotient of (a) the number of shares in the Advance notice requested by the Company divided by (b) 0.30.

Under applicable Nasdaq rules and pursuant to the SEPA, in no event may we issue or sell to the Selling Holder shares of our Common Stock in excess of 7,235,533 shares, which is 19.9% of the shares of Common Stock outstanding immediately prior to the execution of the SEPA, unless (i) we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of Common Stock hereunder (including the Commitment Shares in the number of shares sold for these purposes) equals or exceeds $1.78 (reference price under Nasdaq Rules) per share (which represents the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the Purchase Agreement; or (ii) the average Nasdaq Official Closing Price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the SEPA). In any event, we may not issue or sell any shares of our Common Stock under the SEPA if such issuance or sale would breach any applicable Nasdaq listing rules.

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We will control the timing and amount of any sales of Common Stock to the Yorkville Investor. Actual sales of shares of our Common Stock to the Yorkville Investor under the SEPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our Common Stock and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of Common Stock to the Yorkville Investor under the SEPA which, when aggregated with all other shares of Common Stock then beneficially owned by the Yorkville Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Yorkville Investor and its affiliates beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). However, the Beneficial Ownership Limitation does not prevent the Yorkville Investor from selling some or all of the shares of Common Stock it acquires and then acquiring additional shares, consequently resulting in the Yorkville Investor being able to sell in excess of the 4.99% Beneficial Ownership Limitation despite not holding more than 4.99% of the Company’s outstanding shares of Common Stock at any given time. The Beneficial Ownership Limitation was set as agreed to by the parties to the SEPA.

The net proceeds to us under the SEPA will depend on the frequency and prices at which we sell shares of Common Stock to the Yorkville Investor. Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that any proceeds received by us from such sales to the Yorkville Investor will be used for general corporate purposes.

The Yorkville Investor has agreed that, except as otherwise expressly provided in the SEPA, it and its affiliates will not engage in any short sales of the Common Stock during the term of the SEPA.

The SEPA will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the date of the SEPA or (ii) the date on which the Yorkville Investor shall have purchased from us under the SEPA $50.0 million of shares of our Common Stock. We have the right to terminate the SEPA upon five (5) trading days’ prior written notice to the Yorkville Investor, provided that there are no outstanding Advance Notices under which we are yet to issue Common Stock and provided that we have paid all amounts owed to the Yorkville Investor pursuant to the SEPA. We and the Yorkville Investor may also agree to terminate the SEPA by mutual written consent. Neither we nor the Yorkville Investor may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by us or the Yorkville Investor other than by an instrument in writing signed by both parties.

As consideration for the Yorkville Investor’s commitment to purchase shares of Common Stock at our direction upon the terms and subject to the conditions set forth in the SEPA, upon execution of the SEPA, we issued the Yorkville Commitment Shares to the Yorkville Investor and paid a structuring fee of $25,000 to an affiliate of the Yorkville Investor.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in the SEPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The description of the SEPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SEPA, a copy of which is filed as an exhibit to this registration statement of which this prospectus forms a part and is incorporated herein by reference.

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Because the purchase price per share to be paid by the Selling Holders for the shares of Common Stock that we may elect to sell to the Selling Holders under the SEPA, if any, will fluctuate based on the market prices of our Common Stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of Common Stock that we will sell to the Selling Holders under the SEPA, the actual purchase price per share to be paid by the Selling Holders for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of September 12, 2024, there were 37,979,594 shares of Common Stock outstanding. If all of the 28,370,786 shares offered for resale by the Selling Holders under the registration statement of which this prospectus forms a part were issued and outstanding as of September 12, 2024, such shares would represent approximately 42.8% of the total number of shares of our Common Stock outstanding (assuming the full issuance of shares of Common Stock to Yorkville Investor under the SEPA without giving effect to any warrant exercises).

Although the SEPA provides that we may, in our discretion, from time to time after the date of this prospectus and during the term of the SEPA, direct the Selling Holders to purchase shares of our Common Stock from us in one or more Advances under the SEPA, for a maximum aggregate purchase price of up to $50 million, only 28,370,786 shares of Common Stock (in addition to 280,899 Commitment Shares) are being registered for resale under the registration statement of which this prospectus forms a part. While the market price of our Common Stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Holders under the SEPA for shares of our Common Stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Holders’ commitment under the SEPA, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement of which this prospectus forms a part.

If it becomes necessary for us to issue and sell to the Selling Holders more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds equal to $50.0 million under the SEPA, we must first (i) to the extent necessary, obtain stockholder approval prior to issuing shares of the Common Stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Holders of any such additional shares of our Common Stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our Common Stock to the Selling Holders under the SEPA. The number of shares of our Common Stock ultimately offered for resale by the Selling Holders depends upon the number of shares of Common Stock, if any, we ultimately sell to the Selling Holders under the SEPA.

The issuance, if any, of shares of our Common Stock to the Selling Holders pursuant to the SEPA would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our Common Stock that our existing stockholders own would not decrease as a result of sales, if any, under the SEPA, the shares of our Common Stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our Common Stock after any such issuance.

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The following table sets forth the amount of gross proceeds, before deducting any discount to the Selling Holders or expenses payable by us, we would receive from the Selling Holders from our sale of up to $50 million in shares of Common Stock to the Selling Holders under the SEPA at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares of Class After Giving Effect to the Issuance to the Selling Holders(2)	Gross Proceeds from the Sale of Shares to the Selling Stockholder Under the Purchase Agreement
$0.98	(3)	28,370,786	42.8%	$27,803,370.30
$0.50		100,000,000	72.5%	$50,000,000.00
$1.00		50,000,000	56.8%	$50,000,000.00
$1.50		33,333,333	46.7%	$49,999,999.50
$2.00		25,000,000	39.7%	$50,000,000.00
$2.50		20,000,000	34.5%	$50,000,000.00
$1.78	(4)	28,089,887	42.5%	$49,999,998.90

(1) Does not include 280,899 Commitment Shares that we issued to the Selling Holders on August 26, 2024, as consideration for its commitment to purchase shares of Common Stock under the SEPA. The number of shares of Common Stock offered by this prospectus may not cover all the shares we ultimately sell to the Selling Holders under the SEPA, depending on the purchase price per share. We have included in this column only those shares being offered for resale by the Selling Holders under this prospectus (excluding the 280,899 Commitment Shares), without regard for the Beneficial Ownership Limitation. The assumed average purchase prices are solely for illustration and are not intended to be estimates or predictions of future stock performance.

(2) The denominator is based on 66,350,380 shares of Common Stock outstanding as of September 12, 2024 (for the avoidance of doubt, excluding the 280,899 Commitment Shares that we issued to the Selling Holders on August 26, 2024), adjusted to include the issuance of the number of shares set forth in the second column that we would have sold to the Selling Holders, assuming the average purchase price in the first column. The numerator is based on the number of shares of Common Stock set forth in the second column.

(3) Represents the closing price of the Common Stock on Nasdaq on September 12, 2024.

(4) Represents the closing price of the Common Stock on Nasdaq on August 23, 2024.

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PLAN OF DISTRIBUTION

We are registering the offer and sale from time to time by the Selling Holders or their permitted transferees, of up to 28,370,786 shares of our Common Stock.

We will not receive any of the proceeds from the sale of the securities by the Selling Holders. The aggregate proceeds to the Selling Holders will be the purchase price of the securities less any discounts and commissions borne by the Selling Holders. However, we expect to receive proceeds from sales of Common Stock that we may elect to make to the Yorkville Investor pursuant to the SEPA, if any, from time to time in our discretion. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell shares of Common Stock to the Yorkville Investor after the date of this prospectus. See “Selling Security Holders—Material Relationships with Selling Holders—SEPA” for a description of how the price at which we may sell shares of Common Stock to the Yorkville Investor is calculated pursuant to the SEPA.

The securities beneficially owned by the Selling Holders covered by this prospectus may be offered and sold from time to time by the Selling Holders. The term “Selling Holders” includes their permitted transferees who later come to hold any of the Selling Holders’ interest in our securities in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Holder’s securities, including donees, pledgees and other transferees or successors in interest selling securities received after the date of this prospectus from a Selling Holder as a gift, pledge, partnership, distribution or other transfer. The Selling Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Holder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Holders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the securities for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Holders may use any one or more of the following methods when selling the securities offered by this prospectus:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers, or underwriters who may act solely as agents;

●	“at the market” into an existing market for the shares of our Common Stock;

●	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	through any combination of the foregoing; or

●	any other method permitted pursuant to applicable law.

A Selling Holder may also sell our securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. The Selling Holders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

We will bear all costs, fees and expenses incident to our obligation to register the securities.

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We may prepare prospectus supplements for secondary offerings that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

A Selling Holder may fix a price or prices of our securities at:

●	fixed prices;

●	market prices prevailing at the time of any sale under this registration statement;

●	prices related to market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

A Selling Holder may change the price of the securities offered from time to time.

In addition, a Selling Holder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Holder’s securities, such Selling Holder may transfer securities to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Holder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Holder.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares of Common Stock or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers or other financial institutions. Subject to the terms of the SEPA, the Selling Holders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Holders may also pledge shares of Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Holder, or agents designated by it, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an “underwriter” as the term is defined in the Securities Act. Any agents involved in the offer or sale of the securities and any commissions payable by a Selling Holder to these agents will be named and described in any applicable prospectus supplement. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

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If any Selling Holder utilizes any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and the Selling Holder will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The underwriters may also be our or the Selling Holder’s customers or may engage in transactions with or perform services for us or any Selling Holder in the ordinary course of business.

If any Selling Holder utilizes a dealer in the sale of the securities in respect of which this prospectus is delivered, the Selling Holder will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. The dealers may also be our or the Selling Holder’s customers or may engage in transactions with, or perform services for us or the Selling Holder in the ordinary course of business.

Offers to purchase securities may be solicited directly by any Selling Holder and the sale thereof may be made by the Selling Holder directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in any applicable prospectus supplement relating thereto.

We or any Selling Holder may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act.

The Selling Holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, a Selling Holder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by the Selling Holder or borrowed from the Selling Holder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment).

In addition, a Selling Holder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus or an applicable amendment to this prospectus or a prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities. The Selling Holders also may transfer and donate the securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The specific terms of any lock-up provisions in respect of any given offering will be described in any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The underwriters, dealers and agents may engage in transactions with us or the Selling Holders, or perform services for us or the Selling Holders, in the ordinary course of business for which they receive compensation.

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The Selling Holders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Holders or any other person, which limitations may affect the marketability of the securities. We have advised the Selling Holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of each Selling Holder and its affiliates. With certain exceptions, Regulation M precludes the Selling Holders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus. In addition, we will make copies of this prospectus available to the Selling Holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have agreed to indemnify the Selling Holders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

There can be no assurance that the Selling Holders will sell any or all of the shares of our Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Haynes and Boone, LLP. Any underwriters or agents will be advised about other issues relating to the offering by counsel to be named in the applicable prospectus supplement.

CHANGE IN ACCOUNTANTS

WithumSmith+Brown, PC (“Withum”) served as the independent registered public accounting firm for DHC since its inception. On March 24, 2024, the Audit Committee of the Board approved the dismissal of Withum, effective immediately, and approved the engagement of L.J. Soldinger and Associates (“L.J. Soldinger”) as BEN’s independent registered public accounting firm to audit BEN’s consolidated financial statements. L.J. Soldinger served as the independent registered public accounting firm of Prior BEN prior to the Business Combination. Accordingly, Withum was informed that it was dismissed and replaced by L.J. Soldinger as BEN’s independent registered public accounting firm.

Withum’s report on DHC’s financial statements as of December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that such audit report contained an explanatory paragraph in which Withum expressed substantial doubt as to DHC’s ability to continue as a going concern if it did not complete a business combination and uncertainty regarding DHC’s ability to maintain liquidity sufficient to operate its business effectively. During the period of Withum’s engagement by the Company, and the subsequent interim period preceding Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Withum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports covering such periods. No other “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K, occurred within the period of Withum’s engagement and subsequent interim period preceding Withum’s dismissal.

From DHC’s inception to the engagement of L.J. Soldinger, neither DHC nor anyone on its behalf consulted L.J. Soldinger regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on DHC’s financial statements, and neither a written report was provided to DHC or oral advice was provided that L.J. Soldinger concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Withum with a copy of the disclosures set forth in this Registration Statement on Form S-1 and requested that Withum furnish a letter addressed to the Securities and Exchange Commission, as required by Item 304(a)(3) of Regulation S-K, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and if not, stating the respects in which it does not agree.

EXPERTS

The audited consolidated financial statements of Brand Engagement Network Inc., (f/k/a Blockchain Exchange Network, Inc) and its subsidiaries as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, and for which the report thereon contains an explanatory paragraph which describes the conditions that raise substantial doubt about the ability of the Company to continue as a going concern and is contained in Footnote A to the consolidated financial statements, as well as an emphasis of matter paragraph describing the effect of the recapitalization, and which have been audited by L J Soldinger Associates, LLC, an independent registered public accounting firm, as set forth in their report thereon, appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at https://beninc.ai/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

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INDEX TO FINANCIAL STATEMENTS

Unaudited Interim Financial Statements of Brand Engagement Network Inc. as of and for the Three and Six Months Ended June 30, 2024 and 2023

Audited Annual Financial Statements of Brand Engagement Network Inc. as of and for the Years Ended December 31, 2023 and 2022

F-1

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023*
ASSETS
Current assets:
Cash and cash equivalents	$1,431,425	$1,685,013
Accounts receivable, net of allowance	—	10,000
Due from Sponsor	3,000	—
Prepaid expenses and other current assets	1,011,125	201,293
Total current assets	2,445,550	1,896,306
Property and equipment, net	266,777	802,557
Intangible assets, net	17,866,317	17,882,147
Other assets	13,475,000	1,427,729
TOTAL ASSETS	$34,053,644	$22,008,739
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,574,255	$1,282,974
Accrued expenses	5,834,362	1,637,048
Due to related parties	693,036	—
Deferred revenue	—	2,290
Convertible note	1,900,000	—
Short-term debt	891,974	223,300
Total current liabilities	12,893,627	3,145,612
Warrant liabilities	517,899	—
Note payable - related party	—	500,000
Long-term debt	—	668,674
Total liabilities	13,411,526	4,314,286
Commitments and contingencies (Note N)
Stockholders’ equity:
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized, none designated. There are no shares issued or outstanding as of June 30, 2024 or December 31, 2023	—	—
Common stock par value of $0.0001 per share, 750,000,000 shares authorized. As of June 30, 2024 and December 31, 2023, respectively, 36,096,269 and 23,270,404 shares issued and outstanding	3,610	2,327
Additional paid-in capital	43,874,341	30,993,846
Accumulated deficit	(23,235,833)	(13,301,720)
Total stockholders’ equity	20,642,118	17,694,453
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$34,053,644	$22,008,739

*	Derived from audited information

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues	$—	$—	$49,790	$—
Cost of revenues	—	—	—	—
Gross profit	—	—	49,790	—
Operating expenses:
General and administrative	5,255,136	2,779,722	11,765,671	5,396,446
Depreciation and amortization	682,244	220,702	799,591	239,934
Research and development	355,565	76,378	606,236	78,378
Total operating expenses	6,292,945	3,076,802	13,171,498	5,714,758
Loss from operations	(6,292,945)	(3,076,802)	(13,121,708)	(5,714,758)
Other income (expenses):
Interest expense	(19,403)	—	(44,453)	—
Interest income	114	—	3,232	—
Gain on debt extinguishment	1,847,992	—	1,847,992	—
Change in fair value of warrant liabilities	1,456,661	—	1,395,838	—
Other	(42,123)	(31,750)	(15,014)	(31,750)
Other income (expenses), net	3,243,241	(31,750)	3,187,595	(31,750)
Loss before income taxes	(3,049,704)	(3,108,552)	(9,934,113)	(5,746,508)
Income taxes	—	—	—	—
Net loss	$(3,049,704)	$(3,108,552)	$(9,934,113)	$(5,746,508)
Net loss per common share- basic and diluted	$(0.09)	$(0.15)	$(0.34)	$(0.31)
Weighted-average common shares - basic and diluted	33,993,867	20,193,447	29,635,857	18,662,480

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity
Balance at December 31, 2023	—	$—	23,270,404	$2,327	$30,993,846	$(13,301,720)	$17,694,453
Stock issued to DHC shareholders in reverse recapitalization	—	—	7,885,220	789	(10,722,277)	—	(10,721,488)
Issuance of common stock pursuant to Reseller Agreement	—	—	1,750,000	175	13,474,825	—	13,475,000
Sale of common stock	—	—	645,917	65	6,324,935	—	6,325,000
Warrant exercises	—	—	40,514	4	15,260	—	15,264
Stock-based compensation	—	—	—	—	698,705	—	698,705
Net loss	—	—	—	—	—	(6,884,409)	(6,884,409)
Balance at March 31, 2024	—	—	33,592,055	3,360	40,785,294	(20,186,129)	20,602,525
Stock issued in settlement of accounts payable and loans payable	—	—	93,333	9	321,999	—	322,008
Sale of common stock	—	—	877,500	198	1,993,552	—	1,993,750
Warrant exercises	—	—	13,505	1	4,999	—	5,000
Stock-based compensation, including vested restricted shares	—	—	381,915	42	768,497	—	768,539
Net loss	—	—	—	—	—	(3,049,704)	(3,049,704)
Balance at June 30, 2024	—	$—	34,958,308	$3,610	$43,874,341	$(23,235,833)	$20,642,118

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	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Deficit
Balance at December 31, 2022	—	$—	17,057,085	$1,705	$1,528,642	$(1,570,454)	$(40,107)
Warrant exercises	—	—	81,030	8	29,992	—	30,000
Stock issued in conversion of accounts payable and loans payable	—	—	135,050	14	49,986	—	50,000
Stock-based compensation	—	—	—	—	2,442,701	—	2,442,701
Net loss	—	—	—	—	—	(2,637,956)	(2,637,956)
Balance at March 31, 2023	—	—	17,273,165	1,727	4,051,321	(4,208,410)	(155,362)
Stock issued for DM Lab APA	—	—	4,325,043	433	16,012,317	—	16,012,750
Options and warrant exercises	—	—	56,552	10	20,928	—	20,938
Stock Issued in conversion of convertible notes	—	—	378,140	38	1,399,962	—	1,400,000
Stock issued in settlement of accounts payable and loans payable	—	—	103,439	10	382,953	—	382,963
Stock-based compensation	—	—	—	—	1,841,767	—	1,841,767
Net loss	—	—	—	—	—	(3,108,552)	(3,108,552)
Balance at June 30, 2023	—	$—	22,136,339	$2,218	$23,709,248	$(7,316,962)	$16,394,504

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(9,934,113)	$(5,746,508)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	799,591	239,934
Allowance for uncollected receivables	30,000	—
Write off of deferred financing fees	1,427,729	—
Change in fair value of warrant liabilities	(1,395,838)	—
Gain on debt extinguishment	(1,847,992)	—
Stock based compensation, including the issuance of restricted shares	1,262,090	4,284,468
Changes in operating assets and liabilities:
Prepaid expense and other current assets	(793,008)	(124,153)
Accounts receivable	(20,000)	500
Accounts payable	3,591,279	(224,141)
Accrued expenses	(1,730,320)	250,967
Other assets	—	67,370
Deferred revenue	(2,290)	—
Net cash used in operating activities	(8,612,872)	(1,251,563)
Cash flows from investing activities:
Purchase of property and equipment	(26,316)	(7,359)
Purchase of patents	—	(172,220)
Capitalized internal-use software costs	(73,414)	(144,448)
Asset acquisition (Note E)	—	(257,113)
Net cash used in investing activities	(99,730)	(581,140)
Cash flows from financing activities:
Cash and cash equivalents acquired in connection with the reverse recapitalization	858,292	—
Proceeds from the sale of common stock	8,518,750	—
Proceeds from convertible notes	—	1,400,000
Proceeds from related party note	—	620,000
Proceeds received from option exercises	—	10,938
Proceeds received from warrant exercise	20,264	10,000
Payment of deferred financing costs	(858,292)	(36,934)
Payment of related party note	(80,000)	—
Advances to related parties	—	(31,565)
Proceeds received from related party advance repayments	—	146,337
Net cash provided by financing activities	8,459,014	2,118,776
Net (decrease) increase in cash and cash equivalents	(253,588)	286,073
Cash and cash equivalents at the beginning of the period	1,685,013	2,010
Cash and cash equivalents at the end of the period	$1,431,425	$288,083

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-6

BRAND ENGAGEMENT NETWORK INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended June 30,
	2024	2023
Supplemental Cash Flow Information
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Supplemental Non-Cash Information
Issuance of common stock pursuant to Reseller Agreement	$13,475,000	$—
Stock-based compensation capitalized as part of capitalized software costs	$205,154	$—
Settlement of accounts payable and debt into common shares	$322,008	$432,963
Settlement of accounts payable into convertible note	$1,900,000	$—
Conversion of notes into common shares	$—	$1,400,000
Warrants exercise through settlement of accounts payable	$—	$30,000
Property and equipment in accounts payable	$—	$45,701
Financing costs in accrued expenses	$200,000	$—
Issuance of common stock in connection with asset acquisition	$—	$16,012,750

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-7

BRAND ENGAGEMENT NETWORK INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE A — NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The Company is an innovative AI platform provider, designed to interface with emerging technologies, including blockchain, internet of things, and cloud computing, that drives digital transformation across various industries and provides businesses with unparalleled competitive edge. BEN offers a suite of configured and customizable applications, including natural language processing, anomaly detection, encryption, recommendation engines, sentiment analysis, image recognition, personalization, and real-time decision-making. These applications help companies improve customer experiences, optimize cost drivers, mitigate risks, and enhance operational efficiency.

Business Combination with DHC

On March 14, 2024, the Company consummated its previously announced business combination (the “Closing”) pursuant to the Business Combination Agreement, dated September 7, 2023 (as amended, the “Business Combination Agreement”), by and among DHC Acquisition Corp., a Cayman Islands exempted company (“DHC”), Brand Engagement Network Inc., a Wyoming corporation (“Prior BEN”), BEN Merger Subsidiary Corp., a Delaware corporation and a direct, wholly owned subsidiary of DHC (“Merger Sub”) and DHC Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The transactions contemplated by the Business Combination Agreement, including the Domestication and the Merger (each as defined below) are collectively referred to herein as the “Business Combination.”

Prior to the Closing, as contemplated by the Business Combination Agreement, DHC became a Delaware corporation named “Brand Engagement Network Inc.” (the “Domestication”), and (i) each issued and outstanding Class A ordinary share, par value $0.0001 per share, of DHC (the “Class A Shares”) was automatically converted, on a one-for-one basis, into a share of common stock, par value $0.0001 per share (“Common Stock”), of BEN, (ii) each issued and outstanding Class B ordinary share, par value $0.0001 per share, of DHC was automatically converted, on a one-for-one basis, into a share of Common Stock of BEN, (iii) each then-issued and outstanding public warrant of DHC, each representing a right to acquire one Class A Share for $11.50 was automatically converted, on a one-for-one basis, into a public warrant of BEN (a “Public Warrant”), which represents a right to acquire one share of Common Stock for $11.50, pursuant to Section 4.5 of the Warrant Agreement, dated March 4, 2021, by and between DHC and Continental Stock Transfer and Trust Company (the “Warrant Agreement”), (iv) each then-issued and outstanding private placement warrant, each representing a right to acquire one Class A Share for $11.50 (a “Private Placement Warrant”), was automatically converted, on a one-for-one basis, into a private placement warrant of BEN, which represents a right to acquire one share of BEN Common Stock for $11.50, pursuant to Section 4.5 of the Warrant Agreement, (v) each then-issued and outstanding unit of DHC, each representing a Class A Share and one-third of a DHC Public Warrant (a “Unit”), that had not been previously separated into the underlying Class A Share and one-third of one DHC Public Warrant upon the request of the holder thereof, were separated and automatically converted into one share of BEN Common Stock and one-third of one Public Warrant.

Following the Domestication, on March 14, 2024, pursuant to the Business Combination Agreement, Merger Sub merged with and into Prior BEN (the “Merger”), with Prior BEN surviving the Merger as a direct, wholly owned subsidiary of BEN. In connection with the Merger, (i) all outstanding shares of Prior BEN’s common stock were exchanged for shares of Common Stock of BEN at an exchange ratio of 0.2701 (the “Exchange Ratio”) shares of BEN Common Stock per one share of Prior BEN common stock, (ii) each then-issued and outstanding compensatory warrant of Prior BEN, each representing a right to acquire one share of Prior BEN common stock, were assumed by BEN and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements, into new compensatory warrants of BEN, and (iii) each then issued and outstanding option to purchase shares of Prior BEN common stock, each representing a right to acquire one share of Prior BEN common stock, were assumed by BEN and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements, into options to purchase BEN Common Stock.

F-8

Except as otherwise indicated, references herein to “BEN,” the “Company,” or the “Combined Company,” refer to Brand Engagement Network Inc. Inc. on a post-Merger basis, and references to “Prior BEN” refer to the business of privately-held Brand Engagement Network Inc. prior to the completion of the Merger. References to “DHC” refer to DHC Acquisition Corp. prior to the completion of the Merger.

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants.

Exchange Ratio

As noted in Note D, the Business Combination was accounted for as a reverse recapitalization under which the historical financial statements of the Company prior to the Merger are Prior BEN. All common stock, per share and related information presented in the unaudited condensed consolidated financial statements and notes prior to the Merger have been retroactively adjusted to reflect the Exchange Ratio.

Liquidity and Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2024, the Company had an accumulated deficit of $23,235,833, a net loss of $9,934,113 and net cash used in operating activities of $8,612,872 during the six months ended June 30, 2024. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of Common Stock, exercises of warrants, the issuance of promissory notes and convertible debt, and its transactions with AFG Companies Inc. (“AFG”). The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

The Company believes that its existing cash and cash equivalents and proceeds from the May SPA (Note K) will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the unaudited condensed consolidated financial statements are issued. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s unaudited condensed consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) for unaudited condensed consolidated financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete consolidated financial statements. Certain information and footnote disclosure normally included in financial statements prepared in accordance with U.S. GAAP have been omitted pursuant to instructions, rules, and regulations prescribed by the SEC.

F-9

Unaudited interim results

These unaudited condensed consolidated financial statements and accompanying notes should be read in conjunction with the Company’s annual audited financial statements and the notes thereto as of and for the year ended December 31, 2023 filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 20, 2024. The accompanying unaudited condensed consolidated financial statements as of June 30, 2024 and for the three and six months ended June 30, 2024 and 2023 are unaudited but have been prepared on the same basis as the annual audited financial statements and include all normal, recurring adjustments that management believes to be necessary for a fair presentation of the periods presented. Interim results are not necessarily indicative of results for a full year. Balance sheet amounts as of December 31, 2023 have been derived from the audited financial statements filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 20, 2024.

Use of Estimates

The preparation of the accompanying unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the Company’s consolidated financial statements include, but are not limited to, assumptions used to measure stock-based compensation, valuation of the intangible assets acquired from DM Lab (see Note E), useful life of intangible assets, warrant liabilities, and deferred customer acquisition costs.

These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.

Segment and geographic information

Operating segments are defined as components of an entity about which separate discrete financial information is available for evaluation by the chief operating decision maker (“CODM”), or decision-making group, in deciding how to allocate resources and in assessing performance. The CODM for the Company is the Co-Chief Executive Officer, Paul Chang. The Company views its operations as, and manages its business in, one operating segment.

The Company has an office in the Republic of Korea dedicated to research and development activities.

Significant Risks and Uncertainties

There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Revenue Recognition and Accounts Receivable

The Company accounts for revenue in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:

1)	Identification of the Contract, or Contracts, with a Customer.

2)	Identification of the Performance Obligations in the Contract.

3)	Determination of the Transaction Price.

4)	Allocation of the Transaction Price to the Performance Obligations in the Contract.

F-10

5) Recognition of Revenue when, or as, Performance Obligations are Satisfied.

Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of June 30, 2024 and December 31, 2023 are net of an allowance for expected credit losses amounting to $50,000 and $20,000, respectively.

The Company capitalizes the incremental costs of obtaining a contract with a customer. The Company’s incremental costs are related to the shares issued in connection with the Exclusive Reseller Agreement (“Reseller Agreement”) with AFG in August 2023 (Note K). Deferred customer acquisition costs, which are recorded within other assets on the unaudited condensed consolidated balance sheet, were $13,475,000 as of June 30, 2024. The Company had no such costs as of December 31, 2023. The deferred customer acquisition costs will be accounted for as a reduction in transaction price as the Company transfers goods and services to AFG over the term of the Reseller Agreement.

Impairment of Definite Lived Intangible Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in an estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded for the three or six months ended June 30, 2024 or 2023.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350. During the three months ended June 30, 2024, the Company’s IPR&D was completed and reclassified as a definite-lived asset and began amortizing over its estimated useful life of 5 years.

During the three and six months ended June 30, 2024 and 2023, the Company did not recognize an impairment charge related to its indefinite- lived IPR&D.

Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, employee related costs, consulting fees for technical expertise, prototyping, and testing.

Stock-Based Compensation

The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC Topic 718, Compensation — Stock Compensation. Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The fair value of each restricted stock award is measured as the fair value per share of the Company’s Common Stock at the date of grant.

F-11

Stock-based awards generally vest subject to the satisfaction of service requirements, or the satisfaction of both service requirements and achievement of certain performance conditions or market and service conditions. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of its Common Stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The Black-Scholes model assumptions are further described below:

●	Common stock — the fair value of the Company’s Common Stock.

●	Expected Term — The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the SEC’s Staff Accounting Bulletin No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.

●	Expected Volatility — The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.

●	Risk-Free Interest Rate — The Company bases the risk-free interest rate on the U.S. Treasury yield curve commensurate with the expected term of each option.

●	Expected Dividend —The Company has never declared or paid any cash dividends on its Common Stock and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Cash and Cash Equivalents

The Company considers all highly-liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.

Capitalized Internal-Use Software Costs

Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.

The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. During the three months ended June 30, 2024, $645,683 of the Company’s internal-use software became ready for its intended use and, as a result, the Company reclassified this internal-use software to developed software intangible assets and began amortizing the intangible asset. The useful life of the developed software intangible asset ranges from 3 to 5 years. During the three and six months ended June 30, 2024, the Company recorded $16,364 in amortization expense related to the developed software. As of June 30, 2024, the cost of the Company’s capitalized internal-use software was $150,421, which is included within property and equipment, net of accumulated depreciation and amortization in the accompanying unaudited condensed consolidated balance sheet. No impairment losses were recorded for the three and six months ended June 30, 2024.

F-12

Leases

The Company’s accounting policy provides that leases with an initial term of 12 months or less will not be recognized as right-of-use assets and lease liabilities on its unaudited condensed consolidated balance sheet. Lease payments associated with short-term leases are recognized as an expense on a straight-line basis over the lease term.

Foreign Currency Transactions

Foreign currency transaction gains and losses are a result of the effect of exchange rate changes on transactions denominated in currencies other than the functional currency. Gains and losses arising from foreign currency transactions and the effects of remeasurements are captured within the net loss within statement of operations. Foreign currency transaction gains and losses were not material for the three and six months ended June 30, 2024 and 2023.

Warrant Liabilities

The Company evaluates all of its financial instruments, including issued share purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC Topic 480, Distinguishing Liabilities from Equity, ASC Topic 505, Equity, and ASC Topic 815, Derivatives and Hedging (“ASC 815”). The Company accounts for the Public Warrants and Private Placement Warrants in accordance with the guidance contained in ASC 815 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Public Warrants and Private Placement Warrants as liabilities at their fair value and adjust the Public Warrants and Private Placement Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations.

Fair Value of Financial Instruments

The Company accounts for financial instruments under ASC 820, Fair Value Measurements (“ASC 820”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis:

	Fair value measurement at reporting date using
June 30, 2024	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Warrant liabilities - Public Warrants	$—	$324,930	$—
Warrant liabilities - Private Placement Warrants	$—	$192,969	$—

The Public Warrants and Private Placement Warrants assumed in connection with the Business Combination were accounted for as liabilities in accordance with ASC 815 and are presented within warrant liabilities on the accompanying unaudited condensed consolidated balance sheets. The warrant liabilities are initially measured at fair value at the day of the Business Combination and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations.

F-13

The fair value of the Public Warrants and Private Placement Warrants is estimated based on the closing price of the Public Warrants, an observable market quote but is classified as a Level 2 fair value measurement due to the lack of an active market.

Net Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of shares of Common Stock outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase Common Stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the Common Stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of Common Stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.

The following potentially dilutive securities are excluded from the calculation of weighted average shares of Common Stock outstanding because their inclusion would have been anti-dilutive:

	June 30,
	2024	2023
Unvested restricted shares	35,461	—
Options	2,508,553	1,920,579
Warrants	22,931,826	1,066,895
Convertible note (as converted)	1,583,334	—
Total	27,059,174	2,987,474

Recently Issued but Not Yet Adopted Accounting Standards

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

NOTE C — RESTATEMENT OF PREVIOUSLY ISSUED (UNAUDITED) INTERIM FINANCIAL STATEMENTS

During the first quarter of 2024, in connection with preparing its third amendment to its Registration Statement on Form S-4 related to the Business Combination, the Company restated previously issued unaudited interim financial statements.

The restatement was a result of the Company re-evaluating the application of ASC 805 and ASC 350 for the accounting classification of the acquired developed technology intangible asset from DM Lab (Note E). While the AI based software modules had completed development, the technology was not ready for commercialization. As such, the Company reclassified the acquired developed technology from an amortizing intangible asset to an indefinite-lived in-process research and development asset until the abandonment or completion of the associated development efforts. If abandoned, the asset will be expensed in the period of abandonment. If completed, the asset will begin to be amortized over its estimated useful life. Given the change in classification, the previously recorded amortization expense was reversed.

F-14

Additionally, the in-process research and development asset was recorded at its fair value of $17,000,000 and the excess consideration transferred was allocated to the acquired property and equipment which resulted in additional depreciation expense for the period.

The following tables set forth the effects of the error corrections on affected items within the Company’s previously reported unaudited interim condensed consolidated statements of operations for the periods indicated had the adjustments been made in the corresponding period:

	Six Months Ended June 30, 2023
	As reported	Adjusted	As restated
Depreciation and amortization	$247,414	$(7,480)	$239,934
Total expenses	$5,722,238	$(7,480)	$5,714,758
Loss from operations	$(5,722,238)	$7,480	$(5,714,758)
Loss before income taxes	$(5,753,988)	$7,480	$(5,746,508)
Net loss	$(5,753,988)	$7,480	$(5,746,508)
Net loss per common share - basic and diluted	$(0.31)	$—	$(0.31)

The following tables set forth the effects of the error corrections on affected items within the Company’s previously reported unaudited interim condensed consolidated statements of cash flows for the periods indicated had the adjustments been made in the corresponding period:

	Six Months Ended June 30, 2023
	As reported	Adjusted	As restated
Net loss	$(5,753,988)	$7,480	$(5,746,508)
Depreciation and amortization expense	$247,414	$(7,480)	$239,934

NOTE D — MERGER WITH DHC

On March 14, 2024, Prior BEN completed the Merger with DHC as discussed in Note A. The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of DHC were cash and cash equivalents. For financial reporting purposes Prior BEN was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Prior BEN stockholders owned approximately 76% of the Combined Company and (ii) Prior BEN management held all key positions of management. Accordingly, the Merger was treated as the equivalent of Prior BEN issuing stock to assume the net liabilities of DHC. As a result of the Merger, the net liabilities of DHC were recorded at their historical cost in the unaudited condensed consolidated financial statements and the reported operating results prior to the Merger are those of Prior BEN. The following table summarizes the assets acquired and liabilities assumed as part of the reverse recapitalization:

March 14, 2024
Cash and cash equivalents	$858,292
Due from Sponsor	3,000
Prepaid and other current assets	16,824
Accounts payable	(2,352,328)
Accrued expenses	(5,782,211)
Due to related parties	(693,036)
Warrant liability	(1,913,737)
Net liabilities assumed	$(9,863,196)

Total transaction costs were $4,121,000, of which $858,292 were charged directly to additional paid-in capital to the extent of cash received. The transaction costs in excess of cash acquired of $78,347 and $3,262,708 were charged to general and administrative expenses during the three and six months ended June 30, 2024, respectively.

F-15

NOTE E — ACQUISITIONS

On May 3, 2023, in connection with the development the Company’s core technology, the Company entered into an Asset Purchase Agreement with DM Lab Co., LTD (“DM Lab”), to acquire certain assets and assume certain liabilities in exchange for 16,012,750 shares of Common Stock with a fair value of $16,012,750 and $257,112 in cash consideration including $107,112 in transaction-related costs.

The Company accounted for the transaction with DM Lab as an asset acquisition as the acquired set passed the screen test and as such did not meet the criteria to be considered a business according to ASC 805, Business Combinations. The total consideration paid including transaction- related costs was allocated to identifiable intangible and tangible assets acquired based on their acquisition date estimated fair values. The largest asset acquired was the in-process research and development intangible asset which the Company determined had alternative future uses and capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. The in-process research and development intangible asset was valued using the multi- period excess earnings method which requires several judgements and assumptions to determine the fair value of intangible assets, including growth rates, EBITDA margins, and discount rates, among others. This nonrecurring fair value measurement is a Level 3 measurement within the fair value hierarchy. The following table summarizes the fair value of consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition date fair values.

Assets Acquired	Amount Recognized
In-process research and development intangible asset	$17,000,000
Property and equipment	721,916
Liabilities assumed
Accounts payable	(57,700)
Accrued expenses	(249,779)
Short-term debt	(1,144,575)
Total assets acquired and liabilities assumed	16,269,862
Total consideration	$16,269,862

NOTE F — PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following:

	June 30, 2024	December 31, 2023
Security deposits	$47,150	$71,300
Prepaid VAT	10,046	7,821
Prepaid professional fees	277,554	43,712
Prepaid insurance	554,675	—
Prepaid other	121,700	78,460
Prepaid expenses and other current assets	$1,011,125	$201,293

NOTE G — PROPERTY AND EQUIPMENT, NET

Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs are amortized straight-line over an estimated useful life ranging from 5 to 10 years.

Property and equipment consists of the following:

	June 30, 2024	December 31, 2023
Equipment	$447,800	$426,000
Furniture	346,591	346,591
Capitalized software	150,421	569,923
Total	944,812	1,342,514
Accumulated depreciation and amortization	(678,035)	(539,957)
Property and equipment, net of accumulated depreciation and amortization	$266,777	$802,557

F-16

For the three months ended June 30, 2024 and 2023 depreciation and amortization of property and equipment totaled $55,792 and $38,626, respectively. For the six months ended June 30, 2024 and 2023 depreciation and amortization of property and equipment totaled $138,078 and $38,626, respectively.

NOTE H — INTANGIBLE ASSETS

The following table summarizes intangible assets included on the consolidated balance sheet:

	June 30, 2024
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(447,838)	$812,025
Developed technology	17,645,683	(591,391)	17,054,292
Total	$18,905,546	$(1,039,229)	$17,866,317

	December 31, 2023
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(377,716)	$882,147
Indefinite-lived intangible assets:
In-process research and development	17,000,000	—	17,000,000
Total	$18,259,863	$(377,716)	$17,882,147

Total amortization expense was $626,452 and $182,076 for the three months ended June 30, 2024 and 2023, respectively. Total amortization expense was $661,513 and $201,308 for the six months ended June 30, 2024 and 2023, respectively.

Future amortization of intangible assets are estimated to be as follows:

Years Ending December 31:
2024 (remaining 6 months)	$1,844,293
2025	3,688,589
2026	3,688,589
2027	3,656,574
2028	3,640,566
Thereafter	1,347,706
$17,866,317

NOTE I — ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2024	December 31, 2023
Accrued professional fees	$4,390,068	$245,751
Accrued compensation and related expenses	974,996	1,146,435
Due to related party	380,000	178,723
Accrued other	89,298	66,139
Accrued expenses	$5,834,362	$1,637,048

F-17

NOTE J — DEBT

Convertible Notes

On April 12, 2024, the Company issued a convertible promissory note to J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”) in the principal amount of $1,900,000 (the “Cohen Convertible Note”), to settle outstanding invoices totaling $1,900,000 related to investment banking services rendered to the Company in connection with the Business Combination. Beginning on October 14, 2024, interest will accrue at the fixed rate of 8% per annum on the outstanding principal amount until the Cohen Convertible Note is paid in full. Interest is payable monthly in cash or in-kind at the election of the Company. The Company may prepay the Cohen Convertible Note in whole or in part at any time or from time to time without penalty or premium. The Company may be required to prepay all or a portion of the Cohen Convertible Note upon the consummation of certain capital raising activities as described therein. The maturity date of the Cohen Convertible Note is March 14, 2025.

Beginning on December 14, 2024 (the “First Conversion Date”), the Cohen Convertible Note is convertible into shares of Common Stock of the Company equal to: (i) up to 40% of the outstanding principal balance plus accrued interest due under the Cohen Convertible Note divided by (ii) a price per share (the “Conversion Purchase Price”) equal to 92.75% of the arithmetic average of the Daily Volume-Weighted Average Price (“VWAP”) for the five VWAP Trading Days (as defined therein) ending on the VWAP Trading Day immediately preceding the applicable Conversion Date (as defined below); provided, that, if the Conversion Purchase Price is less than $1.20 per share (the “Floor Price”) on the Conversion Date, CCM may not convert any portion of the Cohen Convertible Note on such Conversion Date at a price less than the Floor Price. Additionally, on the 14th day of each successive month commencing with January 14, 2025 (each such day, an “Additional Conversion Date” and together with the First Conversion Date, the “Conversion Dates”), CCM may convert a portion of Cohen Convertible Note to a number of shares equal to (i) up to 20% of the outstanding principal balance of the Cohen Convertible Note plus accrued interest due under the Cohen Convertible Note divided by (ii) the Conversion Purchase Price (subject to the Floor Price). A maximum of 1,583,334 shares of Common Stock may be issued upon conversion of the Cohen Convertible Note.

Short-term Debt Related to Acquisition of DM Lab

As of June 30, 2024, the Company had four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the three months ended June 30, 2024 and 2023 the Company incurred interest expense of $11,404 and $15,585, respectively, which is included in interest expense in the unaudited condensed consolidated statement of operations. During the six months ended June 30, 2024 and 2023, the Company incurred interest expense of $27,020 and $15,585, respectively. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, there have been no defaults on these loans. In February 2024, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2025.

NOTE K — STOCKHOLDERS’ EQUITY

In August 2023, the Company entered into the Reseller Agreement with AFG whereby AFG agreed to operate as the exclusive channel partner and reseller of the Company’s software as a service in the motor vehicle marketing and manufacturing industry for a term of five years. The Company issued to AFG 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger which is recorded within other assets on the unaudited condensed consolidated balance sheet. This amount will be accounted for as a reduction in transaction price as the Company transfers goods and services to AFG over the term of the Reseller Agreement.

F-18

Additionally, the Company issued a non-transferable warrant (“Reseller Warrant”) that entitles AFG to purchase up to 3,750,000 shares of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant.

The Reseller Warrant is divided into eleven tranches and each warrant tranche will become exercisable for a three-year period if the amount actually paid by AFG during an annual period meets or exceeds the corresponding threshold. As of June 30, 2024, none of the warrant tranches were exercisable as the vesting condition was not yet probable. When the vesting condition becomes probable, the fair value of the warrant tranche will be accounted for as a reduction in transaction price as the Company transfers goods and services to AFG during the annual period.

On March 14, 2024 in connection with the Closing, the issuance of 7,885,220 shares of Common Stock to DHC stockholders as consideration for the Merger was reflected on the unaudited condensed consolidated statements of stockholders’ equity (deficit). Further, upon completion of the Merger, the Company’s Certificate of Incorporation and Bylaws were adopted, authorizing the issuance of 750,000,000 shares of Common Stock, par value of $0.0001 per share and 10,000,000 shares of Preferred Stock, par value of $0.0001 per share.

In March 2024, concurrent with the Merger, the Company sold 550,000 shares of Common Stock to AFG for gross proceeds of $5,500,000.

On May 28, 2024, the Company entered into a Securities Purchase Agreement (the “May SPA”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 1,980,000 shares of Common Stock of the Company at a price per share of $2.50 and an aggregate of 3,960,000 warrants to purchase 3,960,000 shares of Common Stock, which was divided into two tranches consisting of (i) 1,980,000 warrants immediately exercisable for a term of one year from (the “May One-Year Warrants”) and (ii) 1,980,000 warrants immediately exercisable for a term of five years (the “May Five-Year Warrants,” together with the May One-Year Warrants, the “May Warrants”), each with an exercise price of $2.50 per share, subject to customary adjustments, for an aggregate purchase price of $4,950,000.

Through June 30, 2024, the Company issued an aggregate 877,500 shares of Common Stock to the Purchasers for net proceeds of $1,993,750. Upon the issuances of such shares of Common Stock, an aggregate 877,500 May One-Year Warrants and 877,500 May Five-Year Warrants were issued to the Purchasers and are currently exercisable. The remaining unissued shares and May Warrants remain in escrow until the conditions in the May SPA are satisfied. The Purchaser shall be required to pay to the Company monthly cash installments in the amounts and on the dates as determined in the May SPA ending on October 29, 2024. For every $2.50 paid to the Company, the Company will release one share of Common Stock and two May Warrants from escrow to the Purchasers. If a Purchaser fails to pay its required funding by the respective deadline, the Purchaser’s entire commitment under the May SPA will become immediately due and payable.

Common Stock Warrants

In connection with the Business Combination, the Company assumed 10,314,952 Public Warrants and 6,126,010 Private Placement Warrants which are all outstanding as of June 30, 2024. Each whole Public Warrant and Private Placement Warrant entitles the holder to purchase one share of the Company’s Common Stock at an exercise price of $11.50 per share. The Public Warrants and Private Placement Warrants were exercisable beginning on April 13, 2024 and expire on April 14, 2029.

The Private Placement Warrants are identical to the Public Warrants, except that (x) the Private Placement Warrants and the Common Stock issuable upon the exercise of the Private Placement Warrants were not transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable as described above so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

In connection with the May SPA, the Company also entered into a Letter Agreement to Exercise Warrants (“May Warrant Exercise Agreement”) with certain of the Purchasers (the “Required Warrant Parties”). Under the May Warrant Exercise Agreement, if the Company uses commercially reasonable efforts to raise an additional $3,250,000 in capital (excluding amounts raised under the May SPA) but is unable to do so by October 31, 2024, the Required Warrant Parties will be required to exercise for cash certain of their May Warrants on a monthly basis in the amounts and on the dates as determined in the May Warrant Exercise Agreement. For each May Warrant so exercised, the Company will issue one new May One- Year Warrant and one new May Five-Year Warrant (collectively, “May Reload Warrants”) each with an exercise price of $2.50 to the Required Warrant Party. A maximum of 2,600,000 May Reload Warrants may be issued pursuant to the May Warrant Exercise Agreement. As of June 30, 2024 there were 1,755,000 May Warrants outstanding at an exercise price of $2.50 per share. As of June 30, 2024, there were no May Reload Warrants issued.

F-19

Equity Compensation Plans

2021 Incentive Stock Option Plan

In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“2021 Option Plan”) that provides for the grant of the following types of stock awards: (i) incentive stock Options, (ii) non-statutory stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) restricted stock unit awards, and (vi) other stock awards. The 2021 Option Plan was administered by the Company’s Board of Directors (the “Board of Directors”). In connection with the Closing, all outstanding awards were assumed by BEN pursuant to the terms of the Business Combination Agreement and the Board of Directors declared that there will be no further issuances under the 2021 Option Plan.

2023 Long-Term Incentive Plan

In connection with the Closing, the 2023 Long-Term Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan provides for the grant of the following types of stock awards: (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) performance awards, (vii) dividend equivalent rights, (viii) performance awards, (ix) performance goals, (x) tandem awards, (xi) prior plan awards, and (xii) other awards. The 2023 Plan is administered by the Board of Directors. The 2023 Plan awards are available to employees, officers and contractors. The option grants authorized for issuance under the 2023 Plan may total up to 2,942,245 shares of Common Stock. As of June 30, 2024, 2,555,256 shares remained available for grant under the 2023 Plan.

NOTE L — EQUITY-BASED COMPENSATION

Option Awards

2024 Activity

The Company granted options to acquire 108,040 shares of Common Stock of the Company at weighted average exercise price of $8.10 per share in the six months ended June 30, 2024. Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month).

The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the options granted:

	Six Months Ended June 30,
	2024	2023
Expected term	5.0 years	5.0 years
Risk-free interest rate	4.13%	3.55%
Dividend yield	0.00%	0.00%
Volatility	54.79%	50.00%

F-20

A summary of option activity for the six months ended June 30, 2024 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2023	2,430,900	$4.19	$—	—
Granted	108,040	$8.10	$4.18	—
Forfeited	(30,387)	$3.70	$—	—
Outstanding as of June 30, 2024	2,508,553	$4.32	$2.19	8.76
Vested and expected to vest as of June 30, 2024	2,508,553	$4.32	$2.19	8.76
Exercisable as of June 30, 2024	1,915,797	$3.87	$1.90	8.70

The aggregate intrinsic value of options outstanding and options exercisable as of June 30, 2024 was $623,931 and $428,953, respectively. At June 30, 2024, future stock-based compensation for options granted and outstanding of $1,539,203 will be recognized over a remaining weighted- average requisite service period of 3.28 years.

The Company recorded stock-based compensation expense related to options of $291,610 and $1,841,767 in the three months ended June 30, 2024 and 2023, respectively, to the accompanying statements of operations. The Company recorded stock-based compensation expense related to options of $698,590 and $4,284,468 in the six months ended June 30, 2024 and 2023, respectively, to the accompanying statements of operations.

Common Stock Warrants

AFG Warrants

There were 3,750,000 warrants granted to AFG during the six months ended June 30, 2024 at an exercise price of $10.00 and a fair value of $2.52 per warrant (Note K).

Compensatory Warrants

There were 54,019 warrants exercised in the six months ended June 30, 2024 at a weighted average exercise price of $0.38 per share. As of June 30, 2024, there were 985,864 warrants outstanding at a weighted average exercise price of $3.12 per share, with expiration dates ranging from 2025 to 2033. The Company recorded $61,691 and $1,815,496 stock-based compensation expense related to warrants for the three and six months ended June 30, 2023. There was no such expense during the three and six months ended June 30, 2024.

The following table provides the estimates included in the inputs to the Black-Scholes pricing model for the AFG and compensatory warrants granted:

	Six Months Ended June 30,
	2024	2023
Expected term	3 years	10 years
Risk-free interest rate	4.46%	3.74%
Dividend yield	0.00%	0.00%
Volatility	55.14%	45.86%

F-21

The Company has recorded stock-based compensation related to its options and warrants in the accompanying unaudited condensed consolidated statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
General and administrative	$159,387	$1,841,767	$493,436	$4,284,468
Research and development	132,223	—	205,154	—
	$291,610	$1,841,767	$698,590	$4,284,468

Stock-based compensation capitalized as part of capitalized software costs for the six months ended June 30, 2024 were $205,154 which is in addition to amounts included in the table above. No stock-based compensation costs were capitalized during the three or six months ended June 30, 2023.

Restricted share awards

During the six months ended June 30, 2024, the Company issued 417,376 restricted share awards to certain of its directors and officers. Of the restricted share awards granted, 381,915 shares vested immediately upon grant, while 35,461 shares vest in the third quarter of 2024. The fair value of a restricted share award is equal to the fair market value price of the Company’s Common Stock on the date of grant. The Company recorded stock-based compensation expense of $563,500 for the three and six months ended June 30, 2024 related to these restricted share awards.

The following table summarizes activity related to restricted share awards:

	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2024	—	$—
Granted	417,376	$1.41
Vested	(381,915)	$1.41
Outstanding at June 30, 2024	35,461	$1.41

NOTE M — RELATED PARTY TRANSACTIONS

AFG Reseller Agreement

On August 19, 2023, the Company entered into Reseller Agreement, providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products on terms and conditions set forth therein and, as partial consideration to AFG for such services, the Company issued 1,750,000 shares of Common Stock with an aggregate fair value of $13,475,000 based on the closing stock price on the date of the Merger. Additionally, the Company issued AFG a warrant to purchase up to 3,750,000 shares of Common Stock, with each warrant exercisable for one share of Common Stock at an exercise price of $10.00 and a fair value of $2.52 per warrant (Note K). During the six months ended June 30, 2024 there was no revenue recognized pursuant to the Reseller Agreement.

Advances to Officers and Directors

Certain officers and directors advanced funds to or were advanced from the Company on an undocumented, non-interested bearing, due on demand basis. As of June 30, 2024, $380,000 and $30,570 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying unaudited condensed consolidated balance sheet. As of December 31, 2023, $178,723 and $48,069 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet. During the three months ended June 30, 2024 and 2023, the Company recorded professional and other fees and costs related to consulting services from related parties of $66,102 and $116,927, respectively, within general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations. During the six months ended June 30, 2024 and 2023, the Company recorded professional and other fees and cost related to consulting services from related parties of $124,887 and $157,217, respectively, within general and administrative expenses in the accompanying unaudited condensed consolidated statements of operations.

F-22

Promissory Note

On June 30, 2023, the Company entered into a promissory note agreement with a related party for $620,000. The note bears interest at 7% per annum and matures on June 25, 2025. During the three and six months ended June 30, 2024, the Company issued 93,333 shares of Common Stock to extinguish the outstanding balance of $420,000, resulting in a gain on debt extinguishment of $97,992 in the accompanying unaudited condensed consolidated statements of operations.

Related Party Advance

The Company received non-interest bearing and payable upon demand related party advances from DHC’s Sponsor in connection with the Merger. As of June 30, 2024, the Company had $693,036 in related party advances in the accompanying unaudited consolidated balance sheets.

NOTE N — COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Litigation

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

Employment contracts

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreements, along with any unpaid vested options, equity or earned bonuses. In addition, in the event of termination of employment following a change in control, as defined in each agreement the employee shall receive a prorated bonus payment and severance payments (as defined in each agreement).

Korea University

The Company is party to multiple research and development sponsorship agreement with Korea University.

Pursuant to a sponsorship agreement entered into in November 2023, the Company agreed to pay 21.6 million Korean won (approximately $15,552) to Korea University during the period from November 1, 2023 through March 10, 2024. As of June 30, 2024, the Company paid the agreed upon funding of $15,552.

The Company entered into another sponsorship agreement in December 2023 for total consideration of up to 528.0 million Korean won (approximately $380,160) from January 2024 through December 2024. The Company can terminate the agreement upon written notice to Korea University for a period of at least one month. As of June 30, 2024, the Company had paid 211.2 million Korean won (approximately $152,064) and owes the remaining 316.8 million Korean won (approximately $228,096) throughout the remainder of 2024.

NOTE O — SUBSEQUENT EVENTS

On July 1, 2024, the Company entered into a separate Securities Purchase Agreement (the “July SPA”) with The Williams Family Trust for the issuance and sale of 120,000 shares of Common Stock at a price per share of $2.50 and an aggregate of 240,000 warrants, consisting of (i) 120,000 warrants with a term of one year and (ii) 120,000 warrants with a term of five years for an aggregate purchase price of $300,000. The warrants are immediately exercisable for Common Stock at a price of $2.50 per share.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Brand Engagement Network Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Brand Engagement Network Inc. (formerly Blockchain Exchange Network, Inc.) (the “Company”), as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A, the Company has an accumulated deficit of approximately $13.3 million, a net loss for the year ended December 31, 2023 of $11.7 million, and net cash used in operating activities of approximately $5.1 million, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of A Matter – Recapitalization

On March 14, 2024, the Company and Brand Engagement Network, Inc. (formerly DHC Acquisition Corp., “DHC”) consummated their planned merger in which common and preferred shares of the Company and instruments convertible or exercisable into common or preferred shares were exchanged for a pre-determined number of DHC shares or similar equity instruments at a ratio defined within the Merger Agreement. At close, the merger was accounted for as a recapitalization of the Company. As a result of the refiling subsequent to the recapitalization and in which periodic reporting has shown the effect of the merger, in accordance with US GAAP, these financial statements have been restated as if the recapitalization occurred at inception of the Company. As a result, all preferred and common share amounts, including all instruments convertible or exercisable into preferred or common shares, and all per share amounts, conversion and exercise prices of such instruments have been restated since inception to reflect the effect of the merger.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois

March 14, 2024, except for the effect of the recapitalization described above, as to which the date is June 20, 2024

We have served as the Company’s auditor since 2023
PCAOB Audit ID: 318

F-24

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,685,013	$2,010
Accounts receivable, net of allowance	10,000	1,000
Due from related parties	-	13,685
Prepaid expenses and other current assets	201,293	250
Total current assets	1,896,306	16,945
Property and equipment, net	802,557	-
Intangible assets, net	17,882,147	600,317
Other assets	1,427,729	8,850
TOTAL ASSETS	$22,008,739	$626,112

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$1,282,974	$580,680
Accrued expenses	1,637,048	-
Due to related parties	-	35,539
Deferred revenue	2,290	50,000
Short-term debt	223,300	-
Total current liabilities	3,145,612	666,219
Note payable - related party	500,000	-
Long-term debt	668,674	-
Total liabilities	4,314,286	666,219
Commitments and contingencies (Note O)
Stockholders’ equity (deficit):
Preferred stock par value $0.0001 per share, 10,000,000 shares authorized but to date none designated. None issued or outstanding as of December 31, 2023 and 2022.	-	-
Common stock par value of $0.0001 per share and 100,000,000 shares authorized. As of December 31, 2023 and 2022, there are 23,270,404 and 17,057,085 shares issued and outstanding, respectively.	2,327	1,705
Additional paid-in capital	30,993,846	1,528,642
Accumulated deficit	(13,301,720)	(1,570,454)
Total stockholders’ equity (deficit)	17,694,453	(40,107)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$22,008,739	$626,112

The accompanying notes are an integral part of these financial statements.

F-25

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2023	2022
Revenues	$35,210	$15,642
Cost of revenues	-	-
Gross profit	35,210	15,642
Operating expenses
General and administrative	10,841,024	1,026,549
Depreciation and amortization	637,990	76,928
Research and development	236,710	136,404
Total expenses	11,715,724	1,239,881

Loss from operations	(11,680,514)	(1,224,239)

Other income (expenses):
Interest expense	(56,515)	-
Interest income	15,520	-
Other	(9,757)	(362)
Gain on debt extinguishment	-	548,563
Net other (expenses) income	(50,752)	548,201
Loss before income taxes	(11,731,266)	(676,038)
Income taxes	-	-
Net loss	$(11,731,266)	$(676,038)
Net loss per common share- basic and diluted	$(0.57)	$(0.04)

Weighted-average common shares outstanding - basic and diluted	20,635,508	15,719,355

The accompanying notes are an integral part of these financial statements.

F-26

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Par Value	Shares	Par Value	Capital	Deficit	Equity/(Deficit)
Balance at December 31, 2021	-	$-	16,035,837	$1,604	$1,337,556	$(894,416)	$444,744
Option and warrant exercises	-	-	94,535	9	34,991	-	35,000
Stock issued in conversion of accounts payable	-	-	656,613	66	37,371	-	37,437
Stock issued in accounts payable conversion through warrant exercise	-	-	270,100	26	99,974	-	100,000
Stock-based compensation	-	-	-	-	18,750	-	18,750
Net loss	-	-	-	-	-	(676,038)	(676,038)
Balance at December 31, 2022	-	$-	17,057,085	$1,705	$1,528,642	$(1,570,454)	$(40,107)
Stock issued for DM Lab APA	-	-	4,325,043	433	16,012,317	-	16,012,750
Option and warrant exercises	-	-	202,575	20	60,918	-	60,938
Vesting of early exercised options	-	-	-	-	14,062	-	14,062
Stock issued in conversion of convertible notes	-	-	830,547	83	3,074,917	-	3,075,000
Stock issued in conversion of accounts payable and loans payable	-	-	238,488	24	432,939	-	432,963
Sale of common stock, net of issuance costs	-	-	616,666	62	4,929,938	-	4,930,000
Stock-based compensation	-	-	-	-	4,940,113	-	4,940,113
Net loss	-	-	-	-	-	(11,731,266)	(11,731,266)
Balance at December 31, 2023	-	$-	23,270,404	$2,327	$30,993,846	$(13,301,720)	$17,694,453

The accompanying notes are an integral part of these financial statements.

F-27

BRAND ENGAGEMENT NETWORK INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(11,731,266)	$(676,038)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	637,990	76,928
Allowance for uncollected receivables	20,000	-
Gain on debt extinguishment	-	(548,563)
Warrant exercised through services provided	-	100,000
Stock based compensation	4,878,655	18,750
Changes in operating assets and liabilities of the business
Prepaid expense and other current assets	(201,043)	(250)
Accounts receivable	(29,500)	(1,000)
Accounts payable	101,396	950,850
Accrued expenses	1,257,879	-
Other assets	8,850	(6,090)
Deferred revenue	2,290	-
Net cash used in operating activities	(5,054,749)	(85,413)
Cash flows from investing activities:
Purchase of property and equipment	(48,349)	-
Purchase of patents	(379,864)	-
Capitalized internal-use software costs	(453,709)	-
Asset acquisition (Note C)	(257,113)	-
Net cash used in investing activities	(1,139,035)	-
Cash flows from financing activities:
Proceeds from the sale of common stock	5,000,000	-
Proceeds from convertible notes	3,075,000	-
Proceeds from related party note	620,000	-
Payment of related party note	(120,000)	-
Proceeds received from option exercises	25,000	-
Proceeds received from warrant exercise	10,000	90,000
Payment of deferred financing costs	(711,859)	-
Advances to related parties	(159,464)	(13,685)
Proceeds received from related party advance repayments	138,110	11,108
Net cash provided by financing activities	7,876,787	87,423
Net increase in cash and cash equivalents	1,683,003	2,010
Cash and cash equivalents at the beginning of the period	2,010	-
Cash and cash equivalents at the end of the period	$1,685,013	$2,010
Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Supplemental Non-Cash Information
Capitalized internal-use software costs in accrued expenses	$54,756	$-
Stock-based compensation capitalized as part of capitalized software costs	$61,458	$-
Conversion of convertible notes into common shares	$3,075,000	$-
Conversion of accounts payable and short-term debt into common shares	$432,963	$37,437
Property and equipment in accounts payable	$2,326	$-
Warrants exercise through settlement of accounts payable	$40,000	$-
Deferred financing costs in accounts payable	$711,234	$-
Deferred financing costs in accrued expenses	$74,636	$-
Fair value of common stock issued in connection with asset acquisition	$16,012,750	$-

The accompanying notes are an integral part of these financial statements.

F-28

BRAND ENGAGEMENT NETWORK INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A - NATURE OF OPERATIONS AND GOING CONCERN

History

Brand Engagement Network Inc. (formerly Blockchain Exchange Network Inc.) (together with its subsidiaries, “BEN” or “the Company”) was formed in Jackson, Wyoming on April 17, 2018, and was named in honor of the renowned Founding Father and inventor, Benjamin Franklin. In 2019, the Company became a wholly owned subsidiary of Datum Point Labs (“DPL”), and then was spun out of DPL in May 2021. BEN acquired DPL in December 2021.

The recent developments of the business are as follows:

●	In November 2022, the Company determined that the AI industry had a higher likelihood, as compared to blockchain and other forms of data management, of long-term potential due to the rapidly evolving consumer demand for AI solutions.

●	In the fourth quarter of 2022, the Company’s management team, in consultation with its advisors, developed an internal strategy to execute on AI. Significant changes were made to the business, including abandoning a primary strategy involving blockchain, and completing an overhaul of the platform, a shift from business-to-consumer to business-to-business-to-consumer, and the development of a new business model and use cases.

●	In February 2023, DHC Acquisition Corp, a special purpose acquisition company, and the Company entered into a non-disclosure agreement for a potential business combination.

●	As the Company continued to look at acquisitions to further its strategy of consumer data management through AI, the Company identified an opportunity to acquire DM Lab (Note C). In March 2023, the Company provided a non-binding term sheet to DM Lab.

●	In April of 2023, the Company’s management team traveled to Korea to visit DM Lab. Because the Company believed DM Lab to be in distress, the Company believed DM Lab to be an attractive target for an acquisition given its technology, intellectual property and its existing collaboration with Korea University. As the Company performed diligence on DM Lab and the AI market, the Company determined that the acquisition was in the best interest of its shareholders.

●	In April 2023, the Company retained the services of, on a consulting basis, its Chief Executive Officer to provide consulting and professional services relating to the Company’s product development.

●	In April 2023, the Company undertook a convertible note offering with accredited investors with a conversion price of $3.70 per share.

●	In May 2023, the Company entered into an asset purchase agreement to purchase DM Lab.

●	The Company still holds significant intellectual property in the form of a patent portfolio that the Company believes will be a cornerstone of its artificial intelligence solutions for certain industries that it expects to target, including the automotive, healthcare, and financial services industries.

Nature of Operations

The Company is an innovative AI platform provider, designed to interface with emerging technologies, including blockchain, internet of things, and cloud computing, that drives digital transformation across various industries and provides businesses with unparalleled competitive edge. BEN offers a suite of configured and customizable applications, including natural language processing, anomaly detection, encryption, recommendation engines, sentiment analysis, image recognition, personalization, and real-time decision-making. These applications help companies improve customer experiences, optimize cost drivers, mitigate risks, and enhance operational efficiency.

Exchange Ratio

As noted in Note P, in connection with the merger, all common stock and instruments convertible or exercisable into common stock, per share and related information presented in the consolidated financial statements and notes prior to the merger have been retroactively adjusted to reflect the Exchange Ratio.

Going Concern

The accompanying financial statements have been prepared as though the Company will continue as a going concern, which contemplates the realization of consolidated assets and satisfaction of liabilities in the normal course of business. As of and for the year ended December 31, 2023, the Company has an accumulated deficit of approximately $13.3 million, a net loss of approximately $11.7 million and net cash used in operating activities of approximately $5.1 million. Management expects to continue to incur operating losses and negative cash flows from operations for at least the next 12 months. The Company has financed its operations to date from proceeds from the sale of common stock, exercises of warrants, and issuance of debt. The Company’s current liquidity position raises substantial doubt about the Company’s ability to continue as a going concern.

F-29

The Company believes that its existing cash and cash equivalents will be insufficient to meet its anticipated cash requirements for at least the next 12 months from the date the consolidated financial statements are issued. The assumptions upon which the Company has based its estimates are routinely evaluated and may be subject to change. The actual amount of the Company’s expenditures will vary depending upon several factors including but not limited to the design, timing, and the progress of the Company’s research and development programs, and the level of financial resources available. The Company can adjust its operating plan spending based on available financial resources.

The Company will need to raise additional capital to continue to fund operations and product research and development. The Company believes that it will be able to obtain additional working capital through equity financings, additional debt, or other arrangements to fund future operations; however, as of the date of these financial statements, no committed funding has been obtained, and there can be no assurance that such additional financing, if available, can be obtained on terms acceptable to the Company. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s consolidated financial statements include the accounts of the Company and the accounts of the Company’s wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the accompanying consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Company’s estimates, judgments, and assumptions. Significant estimates in the financial statements include, but are not limited to, assumptions used to measure stock-based compensation, the valuation of patents received in the acquisition of an entity under common control, and the Company also performs impairment testing on certain assets such as the indefinite lived intangible assets.

These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods. As future events and their effects cannot be determined with precision, actual results could materially differ from those estimates and assumptions.

Segment and geographic information

Operating segments are defined as components of an entity about which separate discrete financial information is available for evaluation by the chief operating decision maker (CODM), or decision-making group, in deciding how to allocate resources and in assessing performance. The CODM for the Company is the Chief Executive Officer. The Company views its operations as, and manages its business in, one operating segment.

The Company has an office in the Republic of Korea dedicated to research and development activities. The carrying value of long-lived assets held in the Republic of Korea was $1,012,291 as of December 31, 2023.

Significant Risks and Uncertainties

There can be no assurance that the Company’s research and development will be successfully commercialized. Developing and commercializing a goods and services require significant time and capital and is subject to regulatory review and approval as well as competition from other AI technology companies. The Company operates in an environment of rapid change and is dependent upon the continued services of its employees and consultants and obtaining and protecting intellectual property.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. The Company maintains its cash and cash equivalent balances in the form of business checking accounts and money market accounts, the balances of which, at times, may exceed federally insured limits.

F-30

Acquisitions

Asset acquisitions are accounted for using the cost accumulation method while business combinations are accounted for at fair value. Determining whether the acquired set represents an asset acquisition, or a business combination requires quantitative and qualitative assessments subject to judgment. The fair values assigned to tangible and intangible assets acquired and liabilities assumed are based on management’s estimates and assumptions, as well as other information compiled by management, including projected financial information, effective income tax rates, present value discount factors, and long-term growth expectations. The Company utilizes third-party specialists to assist management with the identification and valuation of intangible assets using customary valuation procedures and techniques when required.

Deferred Financing Costs

The Company capitalizes costs that are directly associated with in-process equity financings until such financings are consummated, at which time such costs are recorded against the gross proceeds from the applicable financing. If a financing is abandoned, deferred financing costs are expensed immediately. As of December 31, 2023, the Company incurred $1,427,729 in deferred financing costs which are included within other assets in the accompanying consolidated balance sheet.

Revenue Recognition and Accounts Receivables

The Company accounts for revenue in accordance with Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606) for all periods presented. The core principle of ASC 606 is to recognize revenue for the transfer of promised goods or services to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. This principle is achieved by applying the following five-step approach:

1) Identification of the Contract, or Contracts, with a Customer.

2) Identification of the Performance Obligations in the Contract.

3) Determination of the Transaction Price.

4) Allocation of the Transaction Price to the Performance Obligations in the Contract.

5) Recognition of Revenue when, or as, Performance Obligations are Satisfied.

Trade receivables represent amounts due from customers and are stated net of the allowance for doubtful accounts. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts, the aging of the accounts receivable, historical experience, and other currently available evidence. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due the Company could be adversely affected. Trade receivables of the Company as of December 31, 2023 and 2022 are net of allowance, amounting to $20,000 and $25,000, respectively.

Impairment of Definite Lived Intangible Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the carrying amount of the asset exceeds its estimated undiscounted net cash flows, before interest, the Company will recognize an impairment loss equal to the difference between its carrying amount and its estimated fair value. If impairment is recognized, the reduced carrying amount of the asset will be accounted for as its new cost. Generally, fair values are estimated using discounted cash flow, replacement cost or market comparison analyses. The process of evaluating for impairment requires estimates as to future events and conditions, which are subject to varying market and economic factors. Therefore, it is reasonably possible that a change in estimate resulting from judgments as to future events could occur which would affect the recorded amounts of the asset. No impairment losses were recorded for the years ended December 31, 2023 and 2022.

In-Process Research and Development

The fair value of in-process research and development (“IPR&D”) acquired in an asset acquisition, that has been determined to have alternative future uses in accordance with ASC 350 Intangibles—Goodwill and Other, is capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. If the related research and development is completed, the asset is reclassified as a definite-lived asset at the time of completion and is amortized over its estimated useful life as research and development costs in accordance with ASC 730-10-25-2(c) and ASC 350.

F-31

Indefinite-lived IPR&D is not subject to amortization but is tested annually for impairment or more frequently if there are indicators of impairment. The Company also evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, the asset shall be tested for impairment in accordance with paragraphs 350-30-35-18 through 35-19. That intangible asset shall then be amortized prospectively over its estimated remaining useful life and accounted for in the same manner as other intangible assets that are subject to amortization.

The Company tests its indefinite-lived IPR&D annually for impairment during the fourth quarter. In testing indefinite-lived IPR&D for impairment, the Company has the option to first assess qualitative factors to determine whether the existence of events or circumstances would indicate that it is more likely than not that its fair value is less than its carrying amount, or the Company can perform a quantitative impairment analysis to determine the fair value of the indefinite-lived IPR&D without performing a qualitative assessment. Qualitative factors that the Company considers include significant negative industry or economic trends and significant changes or planned changes in the use of the assets. If the Company chooses to first assess qualitative factors and the Company determines that it is more likely than not that the fair value of the indefinite-lived IPR&D is less than its carrying amount, the Company would then determine the fair value of the indefinite-lived IPR&D. Under either approach, if the fair value of the indefinite-lived IPR&D is less than its carrying amount, an impairment charge is recognized in the consolidated statements of operations. During the year ended December 31, 2023, the Company did not recognize an impairment charge related to its indefinite-lived IPR&D.

Research and Development Costs

Costs incurred in connection with research and development activities are expensed as incurred. These costs include rent for facilities, hardware and software equipment costs, consulting fees for technical expertise, prototyping, and testing.

Stock Compensation

The Company recognizes stock-based compensation for stock-based awards (including stock options, restricted stock units, and restricted stock awards) in accordance with ASC No. 718, Compensation - Stock Compensation (“ASC 718”). Determining the appropriate fair value of stock-based awards requires numerous assumptions, some of which are highly complex and subjective. The Company accounts for forfeitures in the period in which they occur.

Stock-based awards generally vest subject to the satisfaction of service requirements. For stock-based awards that vest subject to the satisfaction of service requirements or market and service conditions, stock-based compensation is measured based on the fair value of the award on the date of grant and is recognized as stock-based compensation on a straight-line basis over the requisite service period. For stock-based awards that have a performance component, stock-based compensation is measured based on the fair value on the grant date and is recognized over the requisite service period as achievement of the performance objective becomes probable.

The Company estimates the fair value of its stock option and warrant awards on the grant date using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires the use of judgments and assumptions, including fair value of the Company’s common stock, the option’s expected term, the expected price volatility of the underlying stock, risk free interest rates and the expected dividend yield.

The fair value of the Company’s restricted stock awards is estimated on the date of grant based on the fair value of the Company’s common stock.

The Black-Scholes model assumptions are further described below:

●	Common stock – the fair value of the Company’s common stock.

●	Expected Term – The expected term of employee options with service-based vesting is determined using the “simplified” method, as prescribed in the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 107, whereby the expected life equals the arithmetic average of the vesting term and the original contractual term of the option due to the Company’s lack of sufficient historical data. The expected term of nonemployee options is equal to the contractual term.

●	Expected Volatility - The Company lacks its own historical stock data. Therefore, it estimates its expected stock volatility based primarily on the historical volatility of a publicly traded set of peer companies.

●	Risk-Free Interest Rate - The Company bases the risk-free interest rate on daily constant maturity treasury auction yields received as a proxy for the implied yield from strips.

●	Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

F-32

Cash and Cash Equivalents

The Company considers all highly liquid investments, readily convertible to cash, and which have a remaining maturity date of three months or less at the date of purchase, to be cash equivalents. Cash and cash equivalents are recorded at fair value and are held for the purpose of meeting short-term liquidity requirements, rather than for investment purposes.

Capitalized internal-use software costs

Pursuant to ASC 350-40, Internal-Use Software, the Company capitalizes development costs for internal use software projects once the preliminary project stage is completed, management commits to funding the project, and it is probable that the project will be completed, and the software will be used to perform the function intended. The Company ceases capitalization at such time as the computer software project is substantially complete and ready for its intended use. The determination that a software project is eligible for capitalization and the ongoing assessment of recoverability of capitalized software development costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, estimated economic life and changes in software and hardware technologies.

The Company capitalizes costs for internal-use software once project approval, funding, and feasibility are confirmed. These costs primarily consist of external consulting fees and direct labor costs. As of December 31, 2023, the cost of the Company’s capitalized internal-use software was $569,923, which is included within property and equipment, net in the accompanying consolidated balance sheet. No amortization expense has been incurred to date, as the internal-use software is not yet ready for its intended use. No impairment losses were recorded for the year ended December 31, 2023.

Leases

The Company has adopted an accounting policy which provides that leases with an initial term of 12 months or less will not be recognized as right-of-use assets and lease liabilities on its consolidated balance sheet. Lease payments associated with short-term leases are recognized as an expense on a straight-line basis over the lease term. The Company incurred $186,202 and $19,000 in short term lease expense for the years ended December 31, 2023 and 2022, respectively.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable.

Net Loss per Share

Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution, using the treasury stock method that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the Company. In computing diluted loss per share, the treasury stock method assumes that outstanding instruments are exercised/converted, and the proceeds are used to purchase common stock at the average market price during the period. Instruments may have a dilutive effect under the treasury stock method only when the average market price of the common stock during the period exceeds the exercise price/conversion rate of the instruments. The Company accounts for stock issued in spin-out transactions and consummations of mergers of entities under common control retrospectively. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation when the impact is anti-dilutive.

F-33

The following common share equivalents are excluded from the calculation of weighted average common shares outstanding because their inclusion would have been anti-dilutive:

	December 31,
	2023	2022
Options	2,430,900	270,100
Warrants	1,039,885	297,110
Total	3,470,785	567,210

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recognized to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If the Company determines that it is able to realize its deferred tax assets in the future in excess of their net recorded amount, the Company records an adjustment to the deferred tax asset valuation allowance, which reduces the provision for income taxes.

Tax benefits from uncertain tax positions are recognized only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the Company’s consolidated financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized. Interest and penalties are recognized associated with tax matters as part of the income tax provision and include accrued interest and penalties with the related income tax liability on the Company’s consolidated balance sheets.

Recently Adopted Accounting Standards

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements: Codification Amendments in Response to the SEC’s Disclosure Update and Simplification of Initiative (“ASU 2023-06”). ASU 2023-06 incorporates several disclosure and presentation requirements into the FASB’s Accounting Standards Codification (the “Codification”) currently residing in SEC Regulation S-X and Regulation S-K. The effective date for each amendment in the Codification will be the date on which the SEC’s removal of the related disclosure from Regulation S-X or Regulation S-K becomes effective. ASU 2023-06 is not expected to have a significant impact on the Company.

Effective January 1, 2023, the Company elected to early adopt ASU 2020-06, “Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity.” This update simplifies the accounting for convertible instruments by removing major separation models required under U.S. GAAP. The early adoption did not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments, which requires financial assets measured at amortized cost, including accounts receivables, be presented net of the amount expected to be collected. The measurement of all expected credit losses will be based on relevant information about the credit quality of customers, past events, including historical experience, and reasonable and supportable forecasts that affect the collectability of the reported amount. The Company adopted the guidance using a modified retrospective approach as of January 1, 2023 which resulted in no cumulative-effect adjustment to retained earnings.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (ASU 2023-07), which requires disclosure of incremental segment information on an annual and interim basis. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024 on a retrospective basis. The Company is currently evaluating the effect of this pronouncement on its disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09), which expands the disclosures required for income taxes. This ASU is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The amendment should be applied on a prospective basis while retrospective application is permitted. The Company is currently evaluating the effect of this pronouncement on its disclosures.

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NOTE C - ACQUISITION

On May 3, 2023, in connection with the development the Company’s core technology, the Company entered into an Asset Purchase Agreement with DM Lab Co., LTD (“DM Lab”), to acquire certain assets and assume certain liabilities in exchange for 4,325,043 common shares with a fair value of $16,012,750 and $257,112 in cash consideration including $107,112 in transaction-related costs.

The Company accounted for the transaction with DM Lab as an asset acquisition as the acquired set passed the screentest and as such did not meet the criteria to be considered a business according to ASC 805, Business Combinations. The total consideration paid including transaction-related costs was allocated to identifiable intangible and tangible assets acquired based on their acquisition date estimated fair values. The largest asset acquired was the in-process research and development intangible asset which the Company determined had alternative future uses and capitalized as an indefinite-lived intangible asset until the completion of the related research and development activities in accordance with ASC 350 or the determination that impairment is necessary. The in-process research and development intangible asset was valued using the multi-period excess earnings method which requires several judgements and assumptions to determine the fair value of intangible assets, including growth rates, EBITDA margins, and discount rates, among others. This nonrecurring fair value measurement is a Level 3 measurement within the fair value hierarchy. The following table summarizes the fair value of consideration transferred and its allocation to the assets acquired and liabilities assumed at their acquisition date fair values.

Assets Acquired	Amount Recognized
In-process research and development intangible asset	$17,000,000
Property and equipment	721,916
Liabilities assumed
Accounts payable	(57,700)
Accrued expenses	(249,779)
Short-term debt	(1,144,575)
Total assets acquired and liabilities assumed	16,269,862

Total consideration	$16,269,862

NOTE D – PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid expenses and other current assets consisted of the following at December 31, 2023 and 2022:

	December 31,
	2023	2022
Security deposits	$71,300	$-
Prepaid VAT	7,821	-
Prepaid legal fees	43,713	-
Prepaid other	78,460	250
Prepaid expenses and other current assets	$201,293	$250

NOTE E – PROPERTY AND EQUIPMENT, NET

Property and equipment include equipment, furniture, and capitalized software. Furniture and equipment are depreciated using the straight-line method over estimated useful lives of three years. Capitalized software costs will be amortized straight-line over an estimated useful life ranging from 5 to 10 years. There was no property and equipment at December 31, 2022.

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Property and equipment consisted of the following at December 31, 2023:

December 31,
2023
Equipment	$426,000
Furniture	346,591
Capitalized software	569,923
Total	1,342,514
Accumulated depreciation and amortization	(539,957)
Property and equipment, net of accumulated depreciation and amortization	$802,557

For the year ended December 31, 2023, depreciation and amortization of property and equipment totaled $539,957. There was no depreciation and amortization during the year ended December 31, 2022.

NOTE F – INTANGIBLE ASSETS

The following table summarizes intangible assets with a finite useful life included on the consolidated balance sheet as of December 31, 2023 and 2022:

	December 31, 2023
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$1,259,863	$(377,716)	$882,147

Indefinite-lived intangible assets:
In-process research and development	17,000,000	-	17,000,000
Total	$18,259,863	$(377,716)	$17,882,147

	December 31, 2022
	Gross	Accumulated Amortization	Net
Amortizing intangible assets:
Patent portfolio	$880,000	$(279,683)	$600,317
Total	$880,000	$(279,683)	$600,317

Total amortization expenses were $98,033 and $76,928 for the years ended December 31, 2023 and 2022, respectively.

Future amortization of intangible assets, net are estimated to be as follows:

Years Ending December 31:
2024	140,243
2025	140,243
2026	140,243
2027	140,243
2028	140,243
Thereafter	180,932
$882,147

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NOTE G – ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 2023:

December 31,
2023
Accrued professional fees	$245,751
Accrued compensation and related expenses	1,146,435
Due to related party	178,723
Accrued other	66,139
Accrued expenses	$1,637,048

NOTE H — SHORT-TERM DEBT RELATED TO ACQUISITION OF DM LAB

As of December 31, 2023, the Company has four loans outstanding that were assumed in the DM Lab transaction, totaling $891,974, a decrease of $252,601 from the acquisition date due to the amount converted to equity on May 25, 2023. The loans carry varying interest rates ranging from 4.667% to 6.69%. During the years ended December 31, 2023 and 2022, the Company incurred interest expense of $31,217 and $0, respectively, which is included in interest expense in the consolidated statement of operations. All loans are due within 12 months from the balance sheet date and have no optional or mandatory redemption or conversion features. These obligations have been classified as current liabilities on the consolidated balance sheet and the fair value of the loans approximates the carrying amount due to their short-term nature. Additionally, there are no associated restrictive covenants, third-party guarantees, or pledged collateral. As of the reporting date, the Company is in default as the Company failed to make payments due upon maturity. In February 2024, the Company obtained a waiver to extend the due dates of $668,674 of its short-term debt to January 2025. Such amounts are classified as long-term on the consolidated balance sheet.

NOTE I — CONVERTIBLE NOTES

During the year ended December 31, 2023, the Company issued and sold convertible notes with an aggregate original principal amount of $3,075,000. The convertible notes bear interest at an annual rate of 10% and mature in 6 months from the issuance of the applicable note. The notes are convertible into the common stock of the Company at the option of the holder at a conversion price of $3.70 per share. During the year ended December 31, 2023, all of the convertible notes had been converted into BEN common stock.

NOTE J - STOCKHOLDERS’ EQUITY

As of and for the years ended December 31, 2023 and 2022, the Company had authorized 10,000,000 shares $0.0001 par value preferred stock, none of which to date have been designated nor any issued.

As of and for the years ended December 31, 2023 and 2022, the Company had authorized 100,000,000 shares $0.0001 par value common stock, which as of December 31, 2023 and 2022 the Company had 23,270,404 and 17,057,085 shares of common stock outstanding, respectively.

Amendment to Articles of Incorporation

In March 2023, the Company amended its Articles of Incorporation. Prior to this amendment, the Company had two classes of common shares outstanding. The Class A shares of common stock and the Class B shares of common stock. The only difference to the shares was that the Class A shares had the right to vote on all matters while the Class B shares could only vote on those matters required under the laws of the State of Wyoming. The March 2023 amendment to its Articles of Incorporation removed the two classes and combined all shares of common stock as one class. The Company treated this change as if it occurred at the inception of the Company and all amounts and shares included herein these financial statements are shown only as one class of common stock.

2023 Activity

During the year ended December 31, 2023, the Company issued 4,325,043 shares in connection with the DM Lab transaction (see Note C) and sold 616,666 shares of common stock at $8.11 per share for an aggregate purchase price of $5,000,000 as working capital financing.

During the year ended December 31, 2023, the Company also issued compensatory options and warrants to acquire a total of 2,239,129 shares and 810,300 shares of its common stock, respectively (see Note K).

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Additionally, the Company received proceeds of $75,000 from the exercise of options and warrants to acquire 202,575 shares of common stock, of which $40,000 were from the settlement of outstanding accounts payable to the warrant holder. The Company was able to satisfy $432,963 of accounts payable and loans payable through the issuance of 238,488 shares of common stock. The Company also issued 830,547 shares of common stock upon the conversion of convertible notes (Note I).

2022 Activity

In the year ended December 31, 2022, the Company received proceeds of $35,000 from the exercise of options and warrants to acquire 94,535 shares of common stock of the Company.

In the year ended December 31, 2022, the Company was able to satisfy $586,000 of accounts payable through the issuance of 656,613 shares of common stock. The Company recorded a gain on extinguishment of $548,563, which is included in other income on the consolidated statement of operations.

In the year ended December 31, 2022, a previously issued warrant to acquire 270,100 shares of common stock was exercised with the exercise price paid in services rendered to the Company for $100,000 (see note below).

Equity Compensation Plans

In May 2021, the Company adopted the 2021 Incentive Stock Option Plan (“Option Plan”) that entails provides for the grant of the following types of Stock Awards: (i) Incentive Stock Options, (ii) Non-statutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards and (vi) Other Stock Awards. The Option Plan is administered by the Board of Directors. The Board may designate such authority to a committee of its discretion. The Option Plan awards are available to all employees, members of the board of directors and consultants. The Option grants authorized for issuance under the Plan may total exercise into 10,000,000 shares of Common Stock. In the event of a termination or cancellation of an unused option grant, those shares revert to the Option Plan.

NOTE K - EQUITY-BASED COMPENSATION

Option Awards

2023 Activity

The Company granted options to acquire 2,239,129 shares of common stock of the Company at a weighted average exercise price of $4.55 per share in the year ended December 31, 2023. Generally, options have a service vesting condition of 25% cliff after 1 year and then monthly thereafter for 36 months (2.067% per month).

The following table provides the weighted average assumptions included in the Black-Scholes Merton pricing model for the options granted:

Year Ended December 31,
2023
Expected term	5.39 years
Risk-free interest rate	3.81%
Dividend yield	0.00%
Volatility	50.42%

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A summary of option activity for the years ended December 31, 2023 and 2022 is as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2022	270,100	$0.37	$0.22	8.75
Granted	2,239,129	$4.55	$2.30
Forfeited	(10,804)	$3.70
Exercised	(67,525)	$0.37
Outstanding as of December 31, 2023	2,430,900	$4.19	$2.11	9.23
Vested and expected to vest as of December 31, 2023	2,430,900	$4.19	$2.11	9.23
Exercisable as of December 31, 2023	1,602,762	$3.70	$1.81	9.15

The intrinsic value of the options exercised during the year ended December 31, 2023 was $225,000. There was no intrinsic value for the options exercised during the year ended December 31, 2022 The aggregate intrinsic value of options outstanding and options exercisable as of December 31, 2023 were $9,516,700 and $7,042,448, respectively. At December 31, 2023, future stock-based compensation for options granted and outstanding of $2,110,824 will be recognized over a remaining weighted-average requisite service period of 3.5 years.

2022 Activity

There was no 2022 option grant activity.

The Company recorded stock-based compensation from option grants of $3,066,342 and $18,750 in the years ended December 31, 2023 and 2022, respectively. Stock-based compensation capitalized as part of capitalized software costs for the year ended December 31, 2023 were $61,458, and $3,004,884 were expensed in the accompanying statements of operations. No stock-based compensation costs were capitalized during the year ended December 31, 2022.

Warrant Awards

There were 810,300 warrants granted in the year ended December 31, 2023 at a weighted average exercise price of $3.70 per share with expiration dates ranging from February to June 2033. There were 135,050 warrants exercised in the year ended December 31, 2023 at a weighted average exercise price of $0.37 per share. As of December 31, 2023, there were 1,039,885 warrants outstanding at a weighted average exercise price of $2.96 per share, with expiration dates ranging from August 2029 to June 2033. There were no warrants granted during the year ended December 31, 2022. There were 310,615 warrants exercised during the year ended December 31, 2022. The Company recorded $1,873,771 and $0 stock-based compensation expense related to warrants for the years ended December 31, 2023 and 2022, respectively.

The following table provides the weighted average assumptions included in the Black-Scholes Merton pricing model for the warrants granted:

Year Ended December 31,
2023
Expected term	10 years
Risk-free interest rate	3.53%
Dividend yield	0.00%
Volatility	47.44%

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The Company has recorded stock-based compensation related to its options and warrants in the accompanying statements of operations as follows:

	Year Ended December 31,
	2023	2022
General and administrative	$4,846,867	$18,750
Research and development	31,788	-
	$4,878,655	$18,750

NOTE L – INCOME TAXES

The components of our deferred tax assets are as follows:

	December 31,
	2023	2022
Deferred Tax Assets:
Intangible assets	$280,000	$-
Section 174	70,000	23,000
Accrued expenses	300,000	53,000
Federal net operating losses	1,200,000	180,000
Research and development credit	50,000	-
Total deferred tax assets	1,900,000	256,000
Less: Valuation allowance	(1,880,000)	(256,000)
Net Deferred Tax Assets:	$20,000	$-
Deferred Tax Liabilities:
Fixed assets	$(20,000)	$-
Net Deferred Tax Liability	$-	$-

The benefit of income taxes for the years ended December 31, 2023 and 2022 consist of the following:

	For the years ended December 31,
	2023	2022
U.S. federal
Current	$-	$-
Deferred	(1,624,000)	(256,000)
State and local
Current	-	-
Deferred	-	-
Valuation allowance	1,624,000	256,000
Income Tax Provision (Benefit)	$-	$-

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A reconciliation of the statutory income tax rate to the effective tax rate is as follows:

	December 31,
	2023	2022
Federal rate	$(2,460,000)	$(142,000)
Stock compensation	1,020,000	-
Gain on extinguishment	-	(115,000)
Federal RTP	(30,000)	-
Deferred tax adjustment	(150,000)	-
Other	(4,000)	1,000
Change in valuation allowance	1,624,000	256,000
Income Tax Provision (Benefit)	$-	$-

As of the Company’s last filed Federal returns on December 31, 2022 and 2021, the Company has net operating losses of $1,104,955 and $148,421, respectively, available for carryforward to future years. These operating losses are indefinite lived, however their deductibility is limited under Internal Revenue Code 720.

As of December 31, 2023 the Company has a valuation allowance of $1,880,000 against all net domestic deferred tax assets, for which realization cannot be considered more likely than not at this time. The net change in the valuation allowance was $1,624,000 for the year ended December31, 2023. Management assesses the need for the valuation allowance on an annual basis. In assessing the need for a valuation allowance, the Company considers all positive and negative evidence, including scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance.

On May 3, 2023 the Company acquired DM Lab in an asset purchase agreement, which is deemed an asset acquisition for tax purposes. Per the acquisition accounting, no goodwill was created in this transaction. As an asset deal, the fair value of the intangibles and fixed assets from the DM acquisition have the same book and tax basis’s as of the opening balance sheet date. The majority of the assets acquired were intangible assets and the intangible asset deferred account represents the difference between net book and net tax value of the acquired assets as of December 31, 2023.

Wyoming has no corporate income tax.

The Company does not expect any material changes in the amount of unrecognized tax benefits within the next twelve months. The Company files tax returns as prescribed by the laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending tax examinations. The statute of limitations period is generally three years. Due to the extent of the net operating loss carryforward, however, all tax years remain open to examination.

NOTE M – DEFERRED REVENUE

In December 2021, the Company invoiced customers, related through common ownership, for $50,000 for which services were not yet performed as of December 31, 2022. The Company refunded the amount to the customers during the year ended December 31, 2023.

NOTE N – RELATED PARTY TRANSACTIONS

In the year ended December 31, 2023 and 2022, certain officers and directors advanced funds to or were advances from the Company on an undocumented, non-interest bearing, due on demand basis. As of December 31, 2023, $178,723 and $48,069 of amounts owed to related parties were included within accrued expenses and accounts payable, respectively, in the accompanying consolidated balance sheet and no amounts were owed to the Company from any such related party. As of December 31, 2022, the Company owed $35,539 and was owed $13,685. In the years ended December 31, 2023 and 2022, the Company recorded professional and other fees and costs related to consulting services from related parties of approximately $571,215 and $192,000, respectively, within general and administrative expenses in the accompanying consolidated statements of operations.

On June 30, 2023, the Company entered into a promissory note agreement with a related party for $620,000. The note bears interest at 7% per annum and matures on June 25, 2025. The proceeds were used to satisfy a financial obligation totaling $620,000 that the Company owed to an advisory firm. The Company may prepay interest and principal on the note at any time before maturity on June 25, 2025. As of December 31, 2023, the balance on the promissory note was $500,000. For the year ended December 31, 2023, the Company recorded $25,299 in interest expense related to the promissory note agreement.

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NOTE O – COMMITMENTS AND CONTINGENCIES

The Company is subject to various legal and regulatory proceedings, claims, and assessments, as well as other contingencies, that arise in the ordinary course of business. The Company accrues for these contingencies when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. The Company regularly reviews and updates its accruals for contingencies and makes adjustments as necessary based on changes in circumstances and the emergence of new information.

Litigation

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. There are no matters currently outstanding.

Korea University

The Company is party to a research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, the Company has agreed to pay 275 million Korean won to Korea University during the period from April 1, 2023 through December, 31, 2023. As of December 31, 2023, the Company had paid $180,950 in connection with the sponsorship agreement and owes a remaining 40 million Korean won (approximately $30,800). In November 2023, the Company entered into an additional research and development sponsorship agreement with Korea University. Pursuant to the sponsorship agreement, the Company has agreed to pay 21.6 million Korean won to Korea University during the period from November 1, 2023 through March 10, 2024. As of December 31, 2023, the Company had paid $4,574 in connection with this sponsorship agreement and will owe a remaining 15.7 million Korean won (approximately $12,058) throughout the term of the agreement.

In December 2023, the Company entered into a Research and Development Agreement with Korea University for total consideration of up to 528 million Korean won (approximately $406,560) from January 2024 through December 2024. The Company can terminate the agreement upon written notice to Korea University for a period of at least one month.

NOTE P – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through March 19, 2024, the date at which the consolidated financial statements were available to be issued, and there are no other items requiring disclosure except for the following.

Stock Options

During January and February of 2024, the Company granted options to acquire 40,515 shares of common stock of the Company at an exercise price of $8.11 which were fully vested upon grant.

Merger with DHC Acquisition Corp

On March 14, 2024 (the “Closing Date”), DHC Acquisition Corp (“DHC”) a Cayman Islands exempted company, consummated the previously announced business combination pursuant to that certain Business Combination Agreement and Plan of Reorganization, dated as of September 7, 2023 (the “Business Combination Agreement”), by and among DHC, BEN Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”), DHC Sponsor, LLC, a Delaware limited liability company, and the Company.

Pursuant to the terms of the Business Combination Agreement, a business combination between DHC and the Company was effected through the merger of Merger Sub with and into the Company, with the Company as the surviving company in the business combination, and after giving effect to such merger, continuing as a wholly owned subsidiary of DHC (the “Merger” and, together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

Each share of the Company’s common stock issued and outstanding immediately prior to the closing of the Business Combination was converted into the right to receive 0.2701 (the “Exchange Ratio”) shares of DHC common stock. At the closing of the Business Combination, DHC issued 25,641,321 shares of common stock to the former holders of the Company’s common stock.

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In addition, pursuant to the Business Combination Agreement, options and warrants to purchase the Company’s common stock that were issued and outstanding immediately prior to the closing were assumed and adjusted pursuant to the Exchange Ratio and in accordance with the terms of their agreements into options and warrants to purchase common stock of DHC.

The Business Combination is expected to be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, the Company will be deemed to be the accounting acquirer for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of a capital transaction in which the Company is issuing stock for the net assets of DHC. The net assets of DHC would be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the closing of the Business Combination would be those of the Company.

Following the Business Combination, the shareholders of the Company held 76.0% of the combined company, and the shareholders of DHC, sponsors and advisors held 24.0% of the combined company.

AFG Companies, Inc.

Prior to or concurrently with the execution and delivery of the Business Combination Agreement, (i) the Company and AFG Companies, Inc., a Texas automotive finance and insurance company (“AFG”) entered into the Reseller Agreement providing for, among other things, AFG to act as the Company’s exclusive reseller of certain products of the Company on terms and conditions set forth therein and, as partial consideration to AFG for such services to the Company, the Company shall issue a number of shares of its common stock to AFG as of immediately prior to the consummation of the Business Combination with an aggregate value of $17,500,000 as of the issuance date, and (ii) the Company and AFG and certain of its affiliates (“AFG Investors”) have entered into the Subscription Agreement providing for, among other things, the purchase of shares of the Company’s common stock in a private placement by the AFG Investors as of immediately prior to the time at which the Business Combination becomes effective (“Effective Time”) in exchange for $5,500,000 in cash contributed to the Company, in each case, subject to and contingent upon the consummation of the Business Combination. Additionally, at the Effective Time, the Company will issue to AFG a non-transferable warrant to purchase up to 3,750,000 shares of the combined company’s common stock at a price of $10.00 per share, with AFG’s right to exercise such warrant vesting based upon revenues earned from the sales of the Company’s products paid by AFG to the Company pursuant to the Reseller Agreement.

Concurrently with the execution and delivery of the Business Combination Agreement, the Company received $5,500,000 from AFG pursuant to the Subscription Agreement and the Company issued an aggregate of 2,300,000 shares of the Company’s common stock to AFG pursuant to the Subscription Agreement and Reseller Agreement.

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